Exhibit 10.1

CREDIT AGREEMENT

dated as of February 27, 2007

among

PACIFIC ETHANOL HOLDING CO. LLC,
PACIFIC ETHANOL MADERA LLC,
PACIFIC ETHANOL COLUMBIA, LLC,
PACIFIC ETHANOL STOCKTON, LLC,
PACIFIC ETHANOL IMPERIAL, LLC, and
PACIFIC ETHANOL MAGIC VALLEY, LLC,
as Borrowers,

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrowers' Agent,

THE LENDERS REFERRED TO HEREIN,

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent for the Lenders,

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent for the Senior Secured Parties,

UNION BANK OF CALIFORNIA, N.A.,
as Accounts Bank,

WESTLB AG, NEW YORK BRANCH,
as Lead Arranger and Sole Bookrunner,

MIZUHO CORPORATE BANK, LTD.,
as Lead Arranger and Co-Syndication Agent,

CIT SECURITIES LLC,
as Lead Arranger and Co-Syndication Agent,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW YORK BRANCH,
as Lead Arranger and Co-Documentation Agent,

and

BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH,
as Lead Arranger and Co-Documentation Agent

v

SCHEDULES

Schedule 1.01(a) - Commitments
Schedule 2.08(e) - Buy Down Calculation
Schedule 2.09 Tranche Reallocation Eligible Lenders and Commitments
Schedule 5.11 - Contracts
Part A - First Funding Contracts
Part B - Deferred Contracts
Schedule 5.12 - UCC Filing Offices
Schedule 5.13(a) - Site Descriptions
Schedule 5.19(d)(iii) - Underground Storage Tanks
Schedule 5.23 - Separateness Provisions
Schedule 5.29 - Legal Names and Places of Business
Schedule 5.30 - Broker Fees
Schedule 6.01(g)(i) - Existing Liens
Schedule 6.01(q) - Drawdown Schedules
Schedule 6.02(e)(i) - Acceptable Project Parties
Schedule 6.02(e)(iv) - Project Party Consents
Schedule 7.01(h) - Insurance
Schedule 7.01(k)-A - Performance Guarantee
Schedule 7.01(k)-B - Approved Performance Test Protocols
Schedule 7.02(f) - Storage Facilities
Schedule 7.02(t) - Construction Budgets
Schedule 8.08(c)(xiii) - Target Balance Amount
Schedule 11.12 - Notice Information

EXHIBITS

Exhibit A - Defined Terms
Exhibit 2.04 - Issuance Request
Exhibit 2.05-A - Form of Working Capital Funding Notice
Exhibit 2.05-B - Form of Construction Funding Notice
Exhibit 2.07 - Form of Note
Exhibit 2.09 - Form of Tranche Conversion Notice
Exhibit 3.05 - Form of Interest Period Notice
Exhibit 4.07 - Form of Non-U.S. Lender Statement
Exhibit 6.01(k) - Form of Insurance Consultant's Certificate
Exhibit 6.01(v) - Financial Model
Exhibit 6.02(a) - Form of Commercial Operation Date Certificate
Exhibit 6.02(g) - Form of Title Endorsement
Exhibit 6.04(g)-A- Form of Deed of Trust
Exhibit 6.04(g)-B - Form of Pledge Agreement
Exhibit 6.04(g)-C -Form of Security Agreement
Exhibit 6.05(c) - Form of Independent Engineer's Certificate
Exhibit 7.01(y) - Form of Final Completion Certificate
Exhibit 7.02(i) - Form of Blocked Account Agreement
Exhibit 7.02(s) - Form of Restricted Payment Certificate
Exhibit 7.03(g) - Form of Monthly Progress Report

Exhibit 7.03(n) - Form of Borrowing Base Certificate
Exhibit 7.03(p) - Form of Operating Statement
Exhibit 8.04 - Form of Construction Holding Withdrawal Certificate
Exhibit 8.05 - Form of Construction Withdrawal Certificate
Exhibit 8.08-A - Form of Revenue Account Withdrawal Certificate (Before Conversion Date)
Exhibit 8.08-B - Form of Revenue Account Withdrawal Certificate (After Conversion Date)
Exhibit 8.09 - Form of Operating Account Withdrawal Certificate
Exhibit 8.11 - Form of Working Capital Transfer Certificate
Exhibit 8.12 - Form of Debt Service Reserve Letter of Credit
Exhibit 8.14 - Form of Insurance and Condemnation Proceeds Request Certificate
Exhibit 8.15 - Form of Extraordinary Proceeds Release Notice
Exhibit 8.16 - Form of Warranty Proceeds Request Certificate
Exhibit 11.03 - Form of Lender Assignment Agreement

This CREDIT AGREEMENT (this "Agreement"), dated as of February 27, 2007, is by and among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company ("Pacific Holding"), Pacific Ethanol Madera LLC, a Delaware limited liability company ("Madera"), Pacific Ethanol Columbia, LLC, a Delaware limited liability company ("Boardman"), Pacific Ethanol Stockton, LLC, a Delaware limited liability company ("Stockton"), Pacific Ethanol Imperial, LLC, a Delaware limited liability company ("Brawley") and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as administrative agent for the Lenders, WESTLB AG, NEW YORK BRANCH as collateral agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as accounts bank, WESTLB AG, NEW YORK BRANCH, as lead arranger and sole bookrunner, MIZUHO CORPORATE BANK, LTD., as lead arranger and co-syndication agent, CIT CAPITAL SECURITIES LLC as lead arranger and co-syndication agent, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as lead arranger and co-documentation agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as lead arranger and co-documentation agent.

RECITALS

WHEREAS, the Borrowers have requested that the Lenders establish a credit facility the proceeds of which are to be used to (a) finance the ownership and operation of two (2) denatured ethanol production facilities located in or near Madera, California and Boardman, Oregon, each of which is expected to produce approximately forty (40) million gallons-per-year, and the ownership, development, engineering, construction, testing and operation of three (3) denatured ethanol production facilities to be located in or near Stockton, California, Brawley, California and Burley, Idaho, each with a design basis capacity of approximately fifty (50) million gallons-per-year, (b) fund certain reserves and (c) pay certain fees and expenses associated with this Agreement and the Loans, in each case as further described herein; and

WHEREAS, the Lenders are willing to make such credit facility available to the Borrowers upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms. Capitalized terms used in this Agreement, including its preamble and recitals, shall, except as otherwise defined herein or where the context otherwise requires, have the meanings provided in Exhibit A.

Section 1.02 Principles of Interpretation. (a)  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have the same meanings when used in each Financing Document, notice and other communication delivered from time to time in connection with any Financing Document.

(b) Unless the context requires otherwise, any reference in this Agreement to any Transaction Document shall mean such Transaction Document and all schedules, exhibits and attachments thereto.

(c) All the agreements, contracts or documents defined or referred to herein shall mean such agreements, contracts or documents as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and this Agreement, and shall disregard any supplement, amendment or waiver made in breach of this Agreement.

(d) Any reference in any Financing Document relating to a Default or an Event of Default that has occurred and is continuing (or words of similar effect) shall be understood to mean that (i) in the case of a Default only, such Default has not been cured or remedied, or has not been waived by the Required Lenders, before becoming an Event of Default and (ii) in the case of an Event of Default, such Event of Default has not been cured or remedied or has not been waived by the Required Lenders.

(e) The term "knowledge" in relation to the Borrowers, and any other similar expressions, shall mean knowledge of each of the Borrowers after due inquiry.

(f) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

(g) The words "herein," "hereof" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Articles, Sections, Exhibits and Schedules shall be references to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(h) The words "include," "includes" and "including" are not limiting.

(i) The word "or" is not exclusive.

(j) Any reference to any Person shall include its permitted successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

Section 1.03 UCC Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in any Financing Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

Section 1.05 Joint and Several. (a)  Subject to Section 1.05(b), the Obligations of each Borrower under this Agreement and each other Financing Document to which any Borrower is a party shall constitute the joint and several obligations of all Borrowers. All representations, warranties, undertakings, agreements and obligations of each Borrower expressed or implied in this Agreement or any other Financing Document shall, unless the context requires otherwise, be deemed to be made, given or assumed by the Borrowers jointly and severally.

(b) Each of the Borrowers, the Administrative Agent and the Lenders hereby confirms that it is the intention of all such Persons that this Agreement and the other Financing Documents and the Obligations of each Borrower hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law, to the extent applicable to this Agreement or such other Financing Document and the Obligations of each Borrower hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Borrowers hereby irrevocably agree that the Obligations of each Borrower at any time shall be limited to the maximum amount as will result in the Obligations of such Borrower not constituting a fraudulent transfer or conveyance.

ARTICLE II

COMMITMENTS AND BORROWING

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01 Construction Loans. (a) Each Tranche B Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to fund the full amount of such Tranche B Lender's Tranche B Construction Loan Commitment to the Escrow Account on or after the Closing Date and in accordance with Section 2.01(s).

(b) On the terms and conditions of this Agreement, loans shall be released from the Escrow Account (each such loan, an "In-Progress Plant 1 Construction Loan") to the Borrowers, once on the Funding Date for In-Progress Plant 1, for transfer to the Construction Holding Account in an aggregate principal amount not in excess of the In-Progress Plant 1 Aggregate Construction Loan Commitment.

(c) On the terms and conditions of this Agreement, (i) loans shall be released from the Escrow Account (each such loan, an "In-Progress Plant 2 Tranche B Construction Loan") to the Borrowers for transfer to the Construction Holding Account and (ii) each Tranche A Lender agrees, severally and not jointly, to make a loan (each such loan, an "In-Progress Plant 2 Tranche A Construction Loan") to the Borrowers, once on the Funding Date for In-Progress Plant 2, in an aggregate principal amount, when taken together, not in excess of the In-Progress Plant 2 Aggregate Construction Loan Commitment.

(d) On the terms and conditions of this Agreement, (i) loans shall be released from the Escrow Account (each such loan, a "Greenfield Plant 1 Tranche B Construction Loan") to the Borrowers for transfer to the Construction Account for Greenfield Plant 1 and (ii) and each Tranche A Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Greenfield Plant 1 Tranche A Construction Loan") to the Borrowers in each such case for Project Costs with respect to Greenfield Plant 1 or to make a Sponsor Support Reimbursement Funding or Greenfield Plant Top-Up Funding, from time to time, but not more frequently than once each calendar month (except for Loans made on the Conversion Date), until the Construction Loan Maturity Date; provided, however, that (i) the aggregate principal amount of the Greenfield Plant 1 Construction Loans shall not exceed the Greenfield Plant 1 Aggregate Construction Loan Commitment, (ii) the aggregate principal amount of Greenfield Plant 1 Construction Loans disbursed prior to the Commercial Operation Date of Greenfield Plant 1 (taken together with the Working Capital Plant Commitment for Greenfield Plant 1) shall not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 1 (as set forth in the then-current Construction Budget for such Plant) and (y) forty-five million Dollars ($45,000,000), (iii) the aggregate principal amount of all Greenfield Plant 1 Construction Loans disbursed on or prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 1 and (iv)  the aggregate principal amount of Greenfield Plant 1 Construction Loans disbursed as Greenfield Plant Top-Up Fundings shall not exceed the corresponding Excess Construction Loan Commitment.

(e) Each Tranche A Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Greenfield Plant 2 Construction Loan") to the Borrowers for Project Costs with respect to Greenfield Plant 2 or to make a Sponsor Support Reimbursement Funding or Greenfield Plant Top-Up Funding, from time to time but not more frequently than once each calendar month (except for Loans made on the Conversion Date), until the Construction Loan Maturity Date; provided, however, that (i) the aggregate principal amount of the Greenfield Plant 2 Construction Loans shall not exceed the Greenfield Plant 2 Aggregate Construction Loan Commitment, (ii) the aggregate principal amount of Greenfield Plant 2 Construction Loans disbursed prior to the Commercial Operation Date of such Plant (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 2 (as set forth in the then-current Construction Budget for such Plant and (y) forty-five million Dollars ($45,000,000), (iii) the aggregate principal amount of all Greenfield Plant 2 Construction Loans disbursed on or prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 2 and (iv) the aggregate principal amount of Greenfield Plant 2 Construction Loans disbursed as Greenfield Plant Top-Up Fundings shall not exceed the corresponding Excess Construction Loan Commitment.

(f) Each Tranche A Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Greenfield Plant 3 Construction Loan") to the Borrowers for Project Costs with respect to Greenfield Plant 3 or to make a Sponsor Support Reimbursement Funding or Greenfield Plant Top-Up Funding, from time to time but not more frequently than once each calendar month (except for Loans made on the Conversion Date), until the Construction Loan Maturity Date; provided, however, that (i) the aggregate principal amount of the Greenfield Plant 3 Construction Loans shall not exceed the Greenfield Plant 3 Aggregate Construction Loan Commitment, (ii) the aggregate principal amount of Greenfield Plant 3 Construction Loans disbursed prior to the Commercial Operation Date of such Plant (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 3 (as set forth in the then-current Construction Budget for such Plant) and (y) forty-five million Dollars ($45,000,000), (iii) the aggregate principal amount of all Greenfield Plant 3 Construction Loans disbursed prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 3 and (iv) the aggregate principal amount of Greenfield Plant 3 Construction Loans disbursed as Greenfield Plant Top-Up Fundings shall not exceed the corresponding Excess Construction Loan Commitment.

(g) The aggregate principal amount of the Construction Loans shall not exceed the Aggregate Construction Loan Commitment. The aggregate principal amount of the Construction Loans made by each Lender shall not exceed the Construction Loan Commitment of such Lender.

(h) There shall be no more than one (1) Greenfield Plant Top-Up Funding for each Greenfield Plant.

(i) Sponsor Support Reimbursement Fundings may only be requested to the extent that payments by Pacific Ethanol under the Sponsor Support Agreement are eligible for reimbursement as described in Section 2.04(g) (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(j) Proceeds of each Tranche B Construction Loan shall be deposited into the Escrow Account for further release and application in accordance with this Agreement.

(k) Proceeds of each In-Progress Plant 1 Construction Loan and each In-Progress Plant 2 Tranche B Construction Loan (if any) shall be released from the Escrow Account and transferred to the Construction Holding Account to be applied solely in accordance with this Agreement and shall be used solely for the payment of Project Costs (including the partial funding of the Debt Service Reserve Requirement).

(l) Proceeds of each In-Progress Plant 2 Tranche A Construction Loan (if any) shall be deposited into the Construction Holding Account and applied solely in accordance with this Agreement and shall be used solely for the payment of Project Costs (including the partial funding of the Debt Service Reserve Requirement).

(m) Proceeds of the Greenfield Plant 1 Tranche B Construction Loans (if any) shall be released from the Escrow Account and applied solely in accordance with this Agreement and shall be used solely for the payment of Project Costs for Greenfield Plant 1 (including, if applicable, for reimbursement of Project Costs pursuant to a Sponsor Support Reimbursement Funding).

(n) Proceeds of the Greenfield Plant 1 Tranche A Construction Loans shall be applied solely in accordance with this Agreement and, other than in the case of Greenfield Plant Top-Up Fundings or Sponsor Support Reimbursement Fundings, shall be deposited into the Construction Account for Greenfield Plant 1 or applied directly to the payment of Debt Service and shall be used solely for the payment of Project Costs for Greenfield Plant 1.

(o) Proceeds of the Greenfield Plant 2 Construction Loans shall be applied solely in accordance with this Agreement and, other than in the case of Greenfield Plant Top-Up Fundings or Sponsor Support Reimbursement Fundings, shall be deposited into the Construction Account for Greenfield Plant 2 or applied directly to the payment of Debt Service and shall be used solely for the payment of Project Costs for Greenfield Plant 2.

(p) Proceeds of the Greenfield Plant 3 Construction Loans shall be applied solely in accordance with this Agreement and, other than in the case of Greenfield Plant Top-Up Fundings or Sponsor Support Reimbursement Fundings, deposited into the Construction Account for Greenfield Plant 3 or applied directly to the payment of Debt Service and shall be used solely for the payment of Project Costs for Greenfield Plant 3.

(q) Proceeds of Greenfield Plant Top-Up Fundings shall be deposited into the Construction Holding Account and shall be used and applied solely in accordance with this Agreement.

(r) Proceeds of Sponsor Support Reimbursement Fundings may be paid directly to the Sponsor in accordance with Section 2.04(g) (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(s) Each of the Tranche B Lenders shall fund their pro rata portion of the Tranche B Escrow Disbursement on or before March 7, 2007. Unless or until otherwise elected pursuant to a properly delivered Interest Period Notice, the Tranche B Loans made pursuant to the Tranche B Escrow Disbursement shall bear interest as Base Rate Loans.

(t) Construction Loans repaid or prepaid may not be reborrowed.

Section 2.02 Term Loans. (a)  Each Tranche A Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Tranche A Term Loan") to the Borrowers for the repayment of the Tranche A Construction Loans, on the Conversion Date, in an aggregate principal amount not in excess of such Tranche A Lender's Tranche A Term Loan Commitment; provided, however, that the aggregate principal amount of the Tranche A Term Loans shall not exceed the Aggregate Tranche Commitment for Tranche A Term Loans or the aggregate outstanding Tranche A Construction Loans (including all Tranche A Construction Loans made on the Conversion Date).

(b) Each Tranche B Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Tranche B Term Loan") to the Borrowers for the repayment of the Tranche B Construction Loans, on the Conversion Date, in an aggregate principal amount not in excess of such Tranche B Lender's Tranche B Term Loan Commitment; provided, however, that the aggregate principal amount of the Tranche B Term Loans shall not exceed the Aggregate Tranche Commitment for the Tranche B Term Loans or the aggregate outstanding Tranche B Construction Loans (including all Tranche B Construction Loans made on the Conversion Date).

(c) Proceeds of the Tranche A Term Loans shall be used solely for the payment of amounts due in respect of the Tranche A Construction Loans made by the Tranche A Lenders (including all Tranche A Construction Loans made on the Conversion Date).

(d) Proceeds of the Tranche B Term Loans shall be used solely for the payment of amounts due in respect of the Tranche B Construction Loans made by the Tranche B Lenders (including all Tranche B Construction Loans made on the Conversion Date).

(e) Term Loans repaid or prepaid may not be reborrowed.

Section 2.03 Working Capital Loans. (a) Each Working Capital Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Working Capital Loan") to the Borrowers for Working Capital Expenses, from time to time but not more frequently than two (2) times each calendar month, until the Working Capital Maturity Date, in an aggregate principal amount from time to time outstanding not in excess of the Working Capital Loan Commitment of such Working Capital Lender; provided, however, that the aggregate principal amount of the Working Capital Loans at any one time outstanding, plus the aggregate Stated Amounts of all issued and outstanding Letters of Credit, shall not exceed the Aggregate Working Capital Loan Commitment or, subject to the grace period provided in Section 3.10(c) (Mandatory Prepayments), the then-applicable Working Capital Loan Availability.

(b) Each Funding of Working Capital Loans shall be in the aggregate minimum amount of five hundred thousand Dollars ($500,000) and in integral multiples of one hundred thousand Dollars ($100,000) in excess thereof.

(c) Proceeds of each Working Capital Loan for (i) Project Costs relating to the initial start-up and testing of a Plant shall be deposited into the Construction Account specified in the relevant Funding Notice, (ii) Operation and Maintenance Expense shall be deposited into the Operating Account, and (iii) Maintenance Capital Expenses shall be deposited into the Maintenance Capital Expense Account, and in each such case shall be applied solely in accordance with this Agreement and shall be used solely for the payment of Working Capital Expenses. Fundings of Working Capital Loans for Operation and Maintenance Expenses and for Maintenance Capital Expenses shall be subject to the Permitted Operating Budget Deviation Levels.

(d) Within the limits set forth in Section 2.03(a), the Borrowers may pay or prepay and reborrow Working Capital Loans.

Section 2.04 Letters of Credit. (a) The Issuing Bank agrees at any time on or after the First Escrow Release Date, and from time to time on the terms and conditions of this Agreement, upon receipt from the Borrowers of an Issuance Request, to issue a Letter of Credit on behalf of any Borrower on the date and in the amount set forth in such Issuance Request; provided, that (i) Letters of Credit may only be for issued Plants with respect to which the initial Funding has been made (or will be made simultaneously with the issuance of such Letter of Credit), (ii) the aggregate Stated Amounts of all issued and outstanding Letters of Credit shall not exceed the LC Cap and (iii) the aggregate Stated Amount of all issued and outstanding Letters of Credit plus the aggregate outstanding principal amount of all Working Capital Loans at any one time outstanding shall not exceed the Aggregate Working Capital Loan Commitment or the then-applicable Working Capital Loan Availability.

(b) The Borrower shall give the Administrative Agent at least five (5) Business Days irrevocable prior written notice (such notice, in substantially the form of Exhibit 2.04, an "Issuance Request") (effective upon receipt) specifying the date (which shall be a day that is no later than thirty (30) days preceding the Working Capital Maturity Date) a Letter of Credit is requested to be issued, describing in reasonable detail the nature of the transactions or obligations proposed to be supported thereby (which shall be of the nature described in Section 2.04(i)(iii)) and the Stated Amount of such Letter of Credit, which shall be no less than four hundred thousand Dollars ($400,000)). Upon receipt of an Issuance Request, the Administrative Agent shall promptly advise the Issuing Bank of the contents thereof.

(c) Each Working Capital Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability thereunder in an amount equal to such Lender's Working Capital Loan Commitment Percentage of such liability, and each Working Capital Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Working Capital Loan Commitment Percentage of the Issuing Bank's liability under each Letter of Credit.

(d) Upon receipt from a beneficiary under a Letter of Credit of a demand for payment thereunder, in proper form to accomplish a draw in accordance with the terms thereof, the Issuing Bank (through the Administrative Agent) shall promptly notify each other Working Capital Lender and the Borrowers of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Immediately following such demand by a beneficiary of payment under a Letter of Credit, the Administrative Agent shall give each Working Capital Lender prompt notice of the amount of the actual demand for payment, specifying such Lender's Working Capital Loan Commitment Percentage of the amount of such demand.

(e) Upon receipt by the Issuing Bank of a demand as described in Section 2.04(d), each Working Capital Lender (other than the Issuing Bank) shall pay to the Administrative Agent for the account of the Issuing Bank in Dollars and in immediately available funds the amount of such Lender's Working Capital Loan Commitment Percentage of any payment under the Letter of Credit. Each Working Capital Lender's obligation to make such payments to the Administrative Agent for account of the Issuing Bank under this Section 2.04(e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Working Capital Lender to make its payment under this Section 2.04(e), (ii) the financial condition of the Borrowers, (iii) the existence of any Default or Event of Default or (iv) the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) To the extent that any Working Capital Lender fails to pay any amount required to be paid pursuant to Section 2.04(e) on the date such amounts are due to be paid, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus (in either such case) two percent (2%).

(g) Each drawing honored by the Issuing Bank under a Letter of Credit shall reduce the Maximum Available Amount under such Letter of Credit by the amount of such drawing.

(h) Notwithstanding anything herein to the contrary (including Section 6.08 (Conditions to All Fundings)), any payments by the Issuing Bank under any Letter of Credit shall automatically be considered to be a Working Capital Loan to the Borrowers from the Issuing Bank and the other Working Capital Lenders making payments to the Issuing Bank in accordance with Section 2.04(e) in an amount equal to such Issuing Bank's and such other Working Capital Lenders' Working Capital Loan Commitment Percentage of the amount of the drawing on the Letter of Credit. All such Working Capital Loans shall be repaid or prepaid by the Borrower in accordance with the provisions of Article III (Repayments, Prepayments, Interest and Fees). Such Working Capital Loan shall initially be made as a Base Rate Loan.

(i) The issuance of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6.08 (Conditions to All Fundings), be subject to the conditions precedent that (i) the First Escrow Release Date shall have occurred, (ii) such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with its then-current practices and procedures with respect to letters of credit of the same type, (iii) such Letter of Credit shall be issued to satisfy a Borrower's obligation to provide a letter of credit under a Contractual Obligation or Necessary Project Approval, and (iv) the term of each Letter of Credit shall expire no later than the Working Capital Maturity Date.

Section 2.05 Notice of Fundings. (a) From time to time, but not more frequently than once per calendar month (except for the Loans made on the Conversion Date), the Borrowers may propose a Funding by delivering to the Administrative Agent a properly completed Funding Notice not later than 12:00 noon, New York City time, five (5) Business Days prior to the proposed Funding Date. Each Funding Notice delivered pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) whether such Funding is requested to be of Eurodollar Loans and/or Base Rate Loans, (ii) the requested Funding Date (which shall be a Business Day), (iii) the amount of such requested Funding, (iv) the Loan(s) with respect to which such Funding is requested (and, in the case of the Conversion Date Funding, shall include both Construction Loans and Term Loans), and (v) if applicable, whether such requested Funding includes a Greenfield Top-Up Funding or a Sponsor Support Reimbursement Funding; provided, that no Funding Notice shall be required in connection with the Tranche B Escrow Disbursement as provided in Section 2.01(s) (Construction Loans)

(b) The Administrative Agent shall promptly advise (i) each Construction/Term Lender of any Construction Funding Notice (including the Conversion Date Funding Notice) and (ii) each Working Capital Lender of any Working Capital Funding Notice, in each case given pursuant to this Section 2.05, and of each such Lender's portion of the requested Funding.

Section 2.06 Funding of Loans. (a)  Subject to Section 2.06(d) and except as otherwise provided in Section 2.09 (Tranche Reallocation), each Funding (or the Tranche B Escrow Disbursement, as the case may be) shall consist of Loans made by the Lenders ratably in accordance with their respective applicable Commitment Percentages and shall consist of Eurodollar Loans or Base Rate Loans as the Borrowers may request pursuant to Section 2.05 (Notice of Fundings) (or, with respect to the Tranche B Escrow Disbursement as provided in Section 2.01(s) (Construction Loans)); provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b) Subject to Section 4.04 (Obligation to Mitigate), each Lender may (without relieving any Borrower of its obligation to repay a Loan in accordance with the terms of this Agreement and the Notes) at its option fulfill its Commitment with respect to any such Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that the use of such domestic or foreign branch does not result in any increased costs payable by any of the Borrowers hereunder.

(c) Subject to Section 2.06(d), (i) each Tranche A Lender shall make a Loan in the amount of its applicable Commitment Percentage of each Construction Loan Funding and Term Loan Funding hereunder on the proposed Funding Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m., New York City time, and the Administrative Agent shall in the case of (A) any Construction Loans, deposit the amounts so received (except to the extent applied directly to the payment of Debt Service as specified in the applicable Funding Notice) into (1) in the case of the Greenfield Plant 1 Construction Loans (other than Greenfield Plant Top-Up Fundings and Sponsor Support Reimbursement Fundings), the Construction Account for such Plant, (2) in the case of the Greenfield Plant 2 Construction Loans (other than Greenfield Plant Top-Up Fundings and Sponsor Support Reimbursement Fundings), the Construction Account for such Plant, (3) in the case of the Greenfield Plant 3 Construction Loans (other than Greenfield Plant Top-Up Fundings and Sponsor Support Reimbursement Fundings), the Construction Account for such Plant, (4) in the case of any Greenfield Plant Top-Up Fundings, the Construction Holding Account, (5) in the case of any Sponsor Support Reimbursement Fundings, directly to the Sponsor as provided for in the Sponsor Support Agreement, and (6) in the case of any In-Progress Plant 2 Tranche A Construction Loans, the Construction Holding Account, (B) in the case of any Tranche A Term Loans, apply the proceeds of such Tranche A

Term Loan solely to repay outstanding Tranche A Construction Loans (and the Tranche A Lenders shall not be obligated to pay the proceeds of any Tranche A Term Loan to, or upon the direction of, any Borrower, and the Borrowers shall not be entitled to receive such proceeds), (ii) each Tranche B Lender shall make a Loan in the amount of its applicable Commitment Percentage of the Aggregate Tranche Commitment for Tranche B Construction Loans hereunder in accordance with Section 2.01(s) (Construction Loans) (or, if later, on the Tranche Conversion Date) and on the Conversion Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m., New York City time, and the Administrative Agent shall, (A) in the case of any Tranche B Construction Loans, deposit the amounts so received into the Escrow Account and (B) in the case of any Tranche B Term Loans, apply the proceeds of such Tranche B Term Loan solely to repay outstanding Tranche B Construction Loans (and the Tranche B Lenders shall not be obligated to pay the proceeds of any Tranche B Term Loan to, or upon the direction of, the Borrowers, and the Borrowers shall not be entitled to receive such proceeds), and (iii) each Working Capital Lender shall make a Loan in the amount of its applicable Commitment Percentage of each Working Capital Loan Funding hereunder on the proposed Funding Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m. New York City time, and the Administrative Agent shall (except as otherwise provided in Section 2.04 (Letters of Credit) deposit the amounts so received into the Account specified in the relevant Funding Notice; provided, that if a Funding does not occur on the proposed Funding Date because any condition precedent to such requested Funding herein specified has not been met, the Administrative Agent shall return the amounts so received to the respective Lenders without interest.

(d) Unless the Administrative Agent has been notified in writing by (i) any Tranche A Lender prior to a proposed Funding Date that such Tranche A Lender will not make available to the Administrative Agent its portion of the Funding proposed to be made on such date, (ii) any Tranche B Lender prior to the date set forth in Section 2.01(s) (Construction Loans) or the Conversion Date (as applicable) that such Tranche B Lender will not make available to the Administrative Agent its portion of the Funding or the Tranche B Escrow Disbursement or any Tranche B Conversion Disbursement, as the case may be, proposed to be made on such date, or (iii) any Working Capital Lender prior to a proposed Funding Date that such Working Capital Lender will not make available to the Administrative Agent its portion of the Funding proposed to be made on such date, the Administrative Agent may assume that such Lender has made such amounts available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Borrowers, the

Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender and, if such Lender pays such amount (together with the interest noted below), then the amount so paid shall constitute such Lender's Loan included in such Funding (or the Tranche B Escrow Disbursement or Tranche B Conversion Disbursement, as the case may be). If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrowers and the Borrowers shall immediately repay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at an interest rate per annum equal to (i) in the case of a payment made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment made by the Borrowers, the Base Rate plus the Applicable Margin. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder. Notwithstanding anything to the contrary in this Agreement or any other Financing Document, the Administrative Agent may, subject to the rights of the other Senior Secured Parties under the Security Documents and with prior notice to the Borrowers, apply all funds and proceeds of Collateral available for the payment of any Obligation to repay any amount owing by any Lender to the Administrative Agent as a result of such Lender's failure to fund its applicable share of any Funding or the Tranche B Escrow Disbursement or any Tranche B Conversion Disbursement, as the case may be, hereunder. A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amounts owing under this Section 2.06(d) shall be conclusive, absent manifest error.

(e) On the Conversion Date, the Lenders shall, to the extent required to pay the amounts specified below (and in accordance with the Conversion Date Funding Notice), disburse any unused portion of the Aggregate Construction Loan Commitment, and any amounts on deposit in or standing to the credit of the Construction Accounts and the Escrow Account on the Conversion Date shall be applied, in the following order of priority:

(i)
first, for deposit into the Debt Service Reserve Account in an amount which, when taken together with all other amounts then on deposit in or credited to the Debt Service Reserve Account, equals fifty percent (50%) of the then-current Debt Service Reserve Requirement;

(ii)	second, to the Borrowers for the payment of any remaining Project Costs;

(iii)	third, to Pacific Ethanol, the amount of any Sponsor Support Reimbursement Funding requested to be made on the Conversion Date;

(iv)
fourth, to Pacific Ethanol, an amount equal to the aggregate amount of (A) all Greenfield Plant Top-Up Fundings that have not been utilized to fund Required Equity Contributions or Project Costs plus (B) all undisbursed Excess Construction Loan Commitments; provided, that after giving effect to any Construction Loan Fundings made on the Conversion Date and any payments under this Section 2.06(e)(iii) the total aggregate amounts disbursed under the Construction Loans and the Aggregate Working Capital Loan Commitment does not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for all Greenfield Plants that have achieved their respective Commercial Operation Dates and with respect to which any funding has been made; and

(v)	fifth, remaining amounts (if any) on deposit in or standing to the credit of any Construction Account, to the Revenue Account.

Section 2.07 Evidence of Indebtedness. (a) Each Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business, including the Register for the recordation of the Loans maintained by the Administrative Agent in accordance with the provisions of Section 11.03(c) (Assignments). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive evidence, absent manifest error, of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b) The Borrowers agree that in addition to the Register and any other accounts and records maintained pursuant to Section 2.07(a), the Loans made by each

Lender shall be evidenced, in each case when requested by a Lender, by a Note or Notes duly executed on behalf of each Borrower, dated the Closing Date (or, if later, the date of any such request), in the case of the Construction Loans and the Working Capital Loans, and dated the Conversion Date (or, if later, the date of any such request), in the case of the Term Loans, payable to the order of such Lender in a principal amount equal to such Lender's Tranche B Construction Loan Commitment, Tranche A Construction Loan Commitment, Working Capital Loan Commitment, Tranche A Term Loan Commitment or Tranche B Term Loan Commitment, as applicable. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

Section 2.08 Termination or Reduction of Commitments. (a)  Any unused Construction Loan Commitments shall be automatically and permanently terminated on the earlier to occur of the Conversion Date and the Conversion Date Certain, in each case after giving effect to all Construction Loans, if any, to be made on such day.

(b) Any unused Term Loan Commitments shall be automatically and permanently terminated on the earlier to occur of the Conversion Date and the Conversion Date Certain, in each case after giving effect to all Term Loans, if any, to be made on such day.

(c) The Construction Loan Commitments, the Term Loan Commitments and the Working Capital Loan Commitments shall be automatically and permanently terminated in full, and any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders, if the First Escrow Release Date has not occurred on or before December 31, 2007.

(d) If each of the In-Progress Plant 1 Construction Loan Funding Date and the In-Progress Plant 2 Construction Loan Funding Date has not occurred on or before December 31, 2007 or, if earlier, either of Boardman or Madera is released pursuant to Section 7.04 (Release of Borrower), all unused Construction Loan Commitments, all Term Loan Commitments (other than an amount of the Term Loan Commitments equal to any Construction Loans then outstanding) and all unused Working Capital Loan Commitments (other than the Working Capital Plant Commitment for any Plant whose Loans have been funded) shall be automatically and permanently terminated in full and all funds on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders.

(e) In the event that any Plant achieves its Commercial Operation Date and fails to meet such Plant's Performance Guarantee, both the Construction Loan Commitments for such Plant and the Term Loan Commitments shall be automatically and permanently reduced on the Commercial Operation Date for such Plant in the amounts required in accordance with Schedule 2.08(e).

(f) The Working Capital Loan Commitments shall be automatically and permanently terminated on the applicable Working Capital Maturity Date (with respect to each applicable Working Capital Lender).

(g) In the event of any prepayment of the Construction Loans pursuant to Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment), or any termination of Construction Loan Commitments pursuant to Section 2.08(j), the Term Loan Commitments shall be automatically and permanently reduced in an amount equal to such prepayment.

(h) In the event that all Construction Loan Commitments and Term Loan Commitments have been cancelled or terminated in full and all outstanding Construction Loans and Term Loans have been repaid in full, the Working Capital Loan Commitments of each Working Capital Lender shall be automatically and permanently terminated in full upon written notice of such Working Capital Lender delivered to the Administrative Agent and the Borrowers' Agent within ninety (90) days following such occurrence.

(i) Any unused Construction Loan Commitments, Term Loan Commitments and Working Capital Loan Commitments shall be terminated, and any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders, upon the occurrence of an Event of Default if and to the extent required pursuant to Section 9.02 (Action upon Bankruptcy) or Section 9.03 (Action Upon Other Event of Default) in accordance with the terms thereof.

(j) In the event of a release of any Borrower in accordance with Section 7.04 (Release of Borrower), all Construction Loan Commitments with respect to such Borrower's Plant, and Working Capital Loan Commitments in the amount equal to the Working Capital Plant Commitment for each such Plant that has been released shall, on the date of such release, be automatically and permanently terminated in full.

(k) If, on the Conversion Date, any amounts are released and reimbursed to the Tranche B Lenders from the Escrow Account, the Tranche B Term Loan Commitments shall be automatically and permanently reduced in an amount equal to such reimbursement.

Section 2.09 Tranche Reallocation. (a) At any time, and from time to time, until the earlier to occur of (x) the date that is six (6) months from the date of this Agreement and (y) the Business Day immediately following the date of the Funding

Notice for In-Progress Plant 2, any Tranche Reallocation Eligible Lender may, by delivery of a Tranche Conversion Notice to the Administrative Agent and the Borrowers' Agent, convert all or any of its Tranche Reallocation Eligible Commitments that are Tranche A Commitments to Tranche B Commitments. Any conversion of Tranche Reallocation Eligible Commitments made pursuant to this Section 2.09 shall be in a minimum amount of two million five hundred thousand Dollars ($2,500,000) (or, if less, the aggregate total amount of all Tranche Reallocation Eligible Commitments of any single Tranche Reallocation Eligible Lender).

(b) Any conversion described in Section 2.09(a) shall become effective on the date that is five (5) Business Days from such notice (or, if earlier, the Funding Date for In-Progress Plant 2) (each such date, a "Tranche Conversion Date").

(c) On the Tranche Conversion Date (provided that no Default or Event of Default has occurred and is continuing (and has not been waived by the Required Lenders)), the applicable Tranche Reallocation Eligible Lender shall fund such converted Loans to the Escrow Account in accordance with the funding procedures set forth in Section 2.06 (Funding of Loans). If a Default or Event of Default has occurred and is continuing (and has not been waived by the Required Lenders) on such Tranche Conversion Date, the funding of such converted Loans described in this Section 2.09(c) shall occur on the fifth (5th) Business Day following receipt by the applicable Tranche Reallocation Eligible Lender of written notice confirming that no Default or Event of Default is then continuing.

(d) Each Tranche B Construction Loan funded pursuant to this Section 2.09 on a Funding Date shall bear interest as a Eurodollar Loan or Base Rate Loan, and have an initial Interest Period, in each such case as specified in the applicable Funding Notice. Each Tranche B Construction Loan funded pursuant to this Section 2.09 on a date that is not a Funding Date shall bear interest as a Eurodollar Loan or Base Rate Loan, and have an initial Interest Period, in each such case as specified in an Interest Period Notice delivered with respect to such Tranche B Construction Loan in accordance with Section 3.05 (Interest Periods) or, if no such Interest Period Notice is delivered, shall bear interest as a Base Rate Loan.

(e) In the event that any Tranche Reallocation Eligible Lender has previously received a Note with respect to its Tranche Reallocation Eligible Commitment, on any Tranche Conversion Date applicable to such Commitments, at the request of such Lender, replacement Notes shall be issued reflecting such conversion.

Section 2.10 Additional Greenfield Plant. The Borrowers and the Lenders acknowledge that the Borrowers may (but shall not be obligated to), in the future, request that the Lenders consider making available an additional senior loan to finance the construction of an additional ethanol facility to be owned and operated by a wholly-owned Subsidiary of Pacific Holding subject to (a) the satisfaction of all due diligence inquiries of each Lender, (b) the prior written approval of all of the Lenders, and (c) the execution and delivery of all amendments to the then-existing Financing Documents and all additional financing documents as the Lenders may require. The Borrowers acknowledge and agree that this Section 2.10 does not constitute a commitment or obligation on the part of any Lender to provide funding for any such additional ethanol facility.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01 Repayment of Construction Loan Fundings. The Construction Loans shall be repaid in full on the Conversion Date with the proceeds of the Term Loans.

Section 3.02 Repayment of Term Loan Fundings. (a)  The Borrowers unconditionally and irrevocably promise to pay to the Administrative Agent for the ratable account of each applicable Construction/Term Lender the aggregate outstanding principal amount of the Term Loans on the Initial Quarterly Payment Date and on each Quarterly Payment Date thereafter, in an amount equal to (i) in the case of the Tranche A Term Loans, one and one-half percent (1.5%) of the aggregate total amount of the Tranche A Term Loans made on the Conversion Date and (ii) in the case of the Tranche B Term Loans, one and one-half percent (1.5%) of the aggregate total amount of the Tranche B Term Loans made on the Conversion Date (which amounts shall, in each such case, be reduced as a result of any prepayments of the Term Loans made in accordance with Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment) in accordance with the terms set forth therein and shall be reduced as a result of any reduction in the Term Loan Commitments pursuant to Section 2.08(b), (i) or (k) (Termination or Reduction of Commitments) on a pro rata basis):

(b) Notwithstanding anything to the contrary set forth in Section 3.02(a), the final principal repayment installment on the Final Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

Section 3.03 Repayment of Working Capital Loan Fundings. The Borrowers unconditionally and irrevocably promise to pay in full to the Administrative Agent, for the ratable account of each Working Capital Lender, the aggregate outstanding principal amount of the Working Capital Loans on the Working Capital Maturity Date.

Section 3.04 Interest Payment Dates. (a) Interest accrued on each Loan shall be payable, without duplication:

(i)	on the Maturity Date for such Loan;

(ii)
with respect to Eurodollar Loans, the last day of each applicable Interest Period (and, if such Interest Period exceeds three months, on the day three months after such Eurodollar Loan is made or continued) or, if applicable, any date on which such Eurodollar Loan is converted to a Base Rate Loan;

(iii)	with respect to Base Rate Loans, on each Quarterly Payment Date or, if applicable, any date on which such Base Rate Loan is converted to a Eurodollar Loan; and

(iv)	with respect to any Loan, on any date when such Loan is prepaid hereunder.

(b) Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date for such Loan, any Quarterly Payment Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable upon demand.

(c) Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, regardless of whether an Insolvency Proceeding exists in respect of any Borrower, and to the fullest extent permitted by law, the Lenders shall be entitled to receive post-petition interest during the pendancy of an Insolvency Proceeding.

Section 3.05 Interest Rates. (a) Pursuant to each properly delivered Funding Notice and Interest Period Notice, (i) the Eurodollar Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin and (ii) each Base Rate Loan shall accrue interest at a rate per annum during each Quarterly Period equal to the sum of the Base Rate for such Quarterly Period plus the Applicable Margin.

(b) On or before 12:00 noon, New York City time, at least four (4) Business Days prior to the end of each Interest Period for each Eurodollar Loan, the Borrowers shall, and at least four (4) Business Days prior to the end of any Quarterly Period for any Base Rate Loans, the Borrowers may, deliver to the Administrative Agent an Interest Period Notice setting forth the Borrowers' election (i) to continue any such

Eurodollar Loan as (or convert any such Base Rate Loan to) a Eurodollar Loan and setting forth the Borrowers' election with respect to the duration of the next Interest Period applicable to such continued or converted Eurodollar Loan, which Interest Period shall be one (1), two (2), three (3) or six (6) months in length or (ii) to convert any such Eurodollar Loan to a Base Rate Loan at the end of the then-current Interest Period; provided, that if an Event of Default has occurred and is continuing, all Eurodollar Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods. Upon the waiver or cure of such Event of Default, the Borrowers shall have the option to continue such Loans as Base Rate Loans and/or to convert such Loans to Eurodollar Loans (by delivery of an Interest Period Notice), subject to the notice periods set forth above. Notwithstanding anything to the contrary, any portion of the Loans maturing in less than one month may not be continued as, or converted to, Eurodollar Loans and will automatically convert to Base Rate Loans at the end of the then-current Interest Period.

(c) If the Borrowers fail to deliver an Interest Period Notice in accordance with Section 3.05(b) with respect to any Eurodollar Loan, such Eurodollar Loan shall automatically continue as a Eurodollar Loan with an Interest Period of one (1) month.

(d) All Eurodollar Loans shall bear interest from and including the first day of the applicable Interest Period to (and excluding) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Loan.

(e) Notwithstanding anything to the contrary, the Borrowers shall have, in the aggregate, no more than seven (7) separate Eurodollar Loans outstanding at any one time prior to the Conversion Date or four (4) separate Eurodollar Loans outstanding at any one time after the Conversion Date. For purposes of the foregoing, (i) Eurodollar Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Eurodollar Loans and (ii)  all Eurodollar Loans having the same Interest Period and commencing on the same date shall be considered to be a single Eurodollar Loan.

(f) All Base Rate Loans shall bear interest from and including the first day of each Quarterly Period (or the day on which Eurodollar Loans are converted to Base Rate Loans as required under Section 3.05(b) or under Article IV (Eurodollar Rate and Tax Provisions)) to (and including) the next succeeding Quarterly Payment Date at the interest rate determined as applicable to such Base Rate Loan.

Section 3.06 Default Interest Rate. If all or a portion of (i) the principal amount of any Loan is not paid when due (whether on the Maturity Date for such Loan, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%) or (ii) any Obligation (other than principal on the Loans) is not paid when due (whether on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) (the rate in effect plus such two percent (2%) per annum, the "Default Rate"), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

Section 3.07 Interest Rate Determination. The Administrative Agent shall determine the interest rate applicable to the Loans in accordance with the terms of this Agreement, and shall give prompt notice to the Borrowers and the Lenders of such determination, and its determination thereof shall be conclusive in the absence of manifest error.

Section 3.08 Computation of Interest and Fees. (a)  All computations of interest for Base Rate Loans when the Base Rate is determined by WestLB's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Eurodollar Loans and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate shall be made on the basis of a 360-day year and actual days elapsed.

(b) Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c) Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.09 Optional Prepayment. (a)  The Borrowers shall have the right at any time, and from time to time, to prepay the Loans, in whole or in part, upon not fewer than three (3) Business Days' prior written notice to the Administrative Agent; provided, that any optional prepayment prior to the Conversion Date shall be subject to receipt by the Administrative Agent of satisfactory evidence, certified by the Borrowers and confirmed by the Independent Engineer, that sufficient funds will be available to achieve the Commercial Operation Date for each Plant with respect to which Commitments remain outstanding.

(b) Any partial prepayment of the Loans shall be in a minimum amount of five hundred thousand Dollars ($500,000) and in integral multiples of one hundred thousand Dollars ($100,000) in excess thereof.

(c) Each notice of prepayment given by the Borrowers under this Section 3.09 shall specify the prepayment date, the portion of the principal amount of the Loans to be prepaid and whether such prepayment shall be applied to Construction Loans or Term Loans and/or Working Capital Loans. All prepayments under this Section 3.09 shall be made by the Borrowers to the Administrative Agent for the account of the applicable Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).

(d) Amounts of principal prepaid under this Section 3.09 shall:

(i)
in the case of prepayments on the Construction Loans, be allocated by the Administrative Agent pro rata between the Tranche A Loans and the Tranche B Loans based on their respective outstanding principal amounts on the date of such prepayment (and then pro rata between the In-Progress Plant 1 Construction Loans, In-Progress Plant 2 Construction Loans, Greenfield Plant 1 Construction Loans, Greenfield Plant 2 Construction Loans and Greenfield Plant 3 Construction Loans of such Tranche then outstanding);

(ii)
in the case of partial prepayments on the Term Loans, be applied by the Administrative Agent pro rata between the Tranche A Loans and the Tranche B Loans based on their respective outstanding principal amounts on the date of such prepayment (and then on a pro rata basis to the remaining outstanding installments of principal of the Term Loans of each such Tranche); and

(iii)
in the case of any prepayment of the Working Capital Loans, shall be applied (A) first, to repay outstanding amounts of the Working Capital Loans and (B) second, at the Borrowers' option, to reduce the Working Capital Loan Commitment by depositing an amount equal to such reduction in the Working Capital Reserve Account.

(e) Any optional prepayment of Tranche B Loans (i) on or prior to the first anniversary of the Conversion Date shall be made at one hundred two percent (102%) of the principal amount of the Tranche B Loans being prepaid at such time; (ii) after the first anniversary of the Conversion Date and until the second anniversary of the Conversion Date, shall be made at one hundred one percent (101%) of the principal amount of the Tranche B Loans being prepaid at such time; and (iii) thereafter, any optional prepayment of the Tranche B Loans shall be made without penalty or premium.

(f) Amounts prepaid pursuant to this Section 3.09 (other than pursuant to Section 3.09(d)(iii)(A)) may not be reborrowed.

Section 3.10 Mandatory Prepayment. (a)  The Borrowers shall be required to prepay the Loans:

(i)	upon receipt by any of the Borrowers of Insurance Proceeds, as required pursuant to Sections 8.14(d)(ii) and (e) (Insurance and Condemnation Proceeds Accounts);

(ii)	upon receipt by any of the Borrowers of Condemnation Proceeds, as required pursuant to Sections 8.14(d)(ii) and (e) (Insurance and Condemnation Proceeds Accounts);

(iii)	upon receipt of any Project Document Termination Payments, as required pursuant to Section 8.14(d)(ii) (Extraordinary Proceeds Account); and

(iv)
upon receipt of proceeds of any asset disposal (other than proceeds received from the sale of Products) that are not used for replacement in accordance with Section 7.02(f) (Negative Covenants - Asset Dispositions), as required pursuant to Section 8.14(c)(ii) (Extraordinary Proceeds Account).

(b) The Borrowers shall be required to prepay the Term Loans and the Working Capital Loans:

(i)
on each Quarterly Payment Date, as required pursuant to Sections 8.08(c)(xi) and (xiii) (Revenue Account); provided, that such amounts will be applied first to the Tranche A Term Loans (until all amounts outstanding under the Tranche A Term Loans have been paid in full) and then to the Tranche B Term Loans; and

(ii)
on any Quarterly Payment Date, if the Historical Debt Service Coverage Ratio on such Quarterly Payment Date is less than 1.5:1, as required pursuant to Section 8.08(c)(xiv) (Revenue Account) and Section 8.13(b)(ii) (Prepayment Holding Account).

(c) If at any time after any Plant has achieved its Commercial Operation Date a Borrowing Base Certificate demonstrates that the then-outstanding principal amount of the Working Capital Loans exceeds the then-effective Aggregate Working Capital Commitment or the then-applicable Working Capital Loan Availability, then the Borrowers shall, within three (3) Business Days following the delivery of such Borrowing Base Certificate, prepay the Working Capital Loans in the amount of such excess.

(d) All prepayments under this Section 3.10 shall be made by the Borrowers to the Administrative Agent for the account of the applicable Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).

(e) Amounts of principal prepaid under this Section 3.10 (other than pursuant to Section 3.10(c)) shall be allocated by the Administrative Agent:

(i)
in the case only of prepayment made pursuant to Section 3.10(a) prior to the Conversion Date, first, pro rata between the Tranche A Loans and the Tranche B Loans based on their respective outstanding principal amounts on the date of such prepayment (and then pro rata between the In-Progress Plant 1 Construction Loans, the In-Progress Plant 2 Construction Loans, the Greenfield Plant 1 Construction Loans, the Greenfield Plant 2 Construction Loans and the Greenfield Plant 3 Construction Loans of each such Tranche then outstanding), second, in an amount equal to the Maximum Available Amounts under all Letters of Credit then outstanding, to a sub-account of the Working Capital Reserve Account as cash collateral to secure the repayment of any Working Capital Loans that may result from a draw on any such Letter of Credit, third, to the outstanding principal amount of the Working Capital Loans, and fourth, all remaining amounts shall be deposited into the Working Capital Reserve Account (up to an amount such that following such deposit, the Working Capital Reserve Account is fully funded to the then-current Working Capital Reserve Required Amount); or

(ii)
in the case of a prepayment made after the Conversion Date, first, to the Term Loans (except as otherwise provided in Section 3.10(b)(i)) pro rata between the Tranche A Loans and the Tranche B Loans based on their respective outstanding principal amounts on the date of such prepayment and, in the event of a partial prepayment of the Term Loans, to the remaining outstanding installments of principal of the Term Loans of each Tranche in inverse order of maturity, second, in an amount equal to the Maximum Available Amounts under all Letters of Credit then outstanding, to the Working Capital LC Collateral Sub-Account as cash collateral to secure the repayment of any Working Capital Loans that may result from a draw on any such Letter of Credit, third, to the outstanding principal amount of the Working Capital Loans, and fourth, all remaining amounts shall be deposited in the Working Capital Reserve Account (up to an amount such that following such deposit, the Working Capital Reserve Account is fully funded to the then-current Working Capital Reserve Required Amount).

(f) Amounts prepaid pursuant to this Section 3.10 (other than with respect to the Working Capital Loans) may not be reborrowed.

Section 3.11 Time and Place of Payments. (a)  The Borrowers shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder and under any other Financing Document without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date when due in Dollars in immediately available funds to the Administrative Agent at the following account: JPMorgan Chase Bank - NY, Acct. #920-1-060663, for the Account of WestLB AG-NY Branch, ABA #021-000-021, Ref: Pacific Ethanol, Attention: Andrea Bailey, or at such other office or account as may from time to time be specified by the Administrative Agent to the Borrowers. Funds received after 12:00 noon New York City time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.

(b) The Administrative Agent shall promptly remit in immediately available funds to each Senior Secured Party its share, if any, of any payments received by the Administrative Agent for the account of such Senior Secured Party.

(c) Whenever any payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder or under any other

Financing Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of "Interest Period" with respect to Eurodollar Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.12 Fundings and Payments Generally. (a) Unless the Administrative Agent has received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Lenders the amount due. If the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 3.12(a) shall be conclusive, absent manifest error.

(b) Nothing herein shall be deemed to obligate any Lender to obtain funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain funds for any Loan in any particular place or manner.

(c) The Borrowers hereby authorize each Lender, if and to the extent payment owed to such Lender is not made when due under this Agreement or under the Notes held by such Lender, to charge from time to time against any or all of any Borrower's accounts with such Lender (other than, in the event that the Account Bank is also a Lender, any Project Account) any amount so due.

Section 3.13 Fees. (a)  From and including the date hereof until the Construction Loan Maturity Date, the Borrowers agree to pay to the Administrative Agent, for the account of the applicable Lenders, on each Quarterly Payment Date, a commitment fee (a "Commitment Fee") equal to one-half of one percent (0.50%) per annum on (i) the average daily amount by which the Aggregate Tranche Commitment for Tranche A Construction Loans exceeds the outstanding amount of the Tranche A Construction Loans and (ii) the average daily amount by which the Aggregate Working Capital Loan Commitment exceeds the sum of (x) the outstanding amount of Working Capital Loans plus (y) the Stated Amounts of all outstanding Letters of Credit, in each case, during the calendar quarter or portion thereof then ended. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as pro-rated for any partial quarter, as applicable.

(b) Upon the issuance of each Letter of Credit pursuant to Section 2.04 (Letters of Credit) and until the termination, cancellation or expiration of such Letter of Credit, the Borrowers agree to pay to the Administrative Agent, on each Quarterly Payment Date and on the date on which such Letter of Credit expires, is cancelled or terminates, (i) for the account of the Working Capital Lenders, an availability fee (the "Letter of Credit Availability Fee") at a rate per annum equal to the Working Capital Applicable Margin for Eurodollar Loans on the average daily Maximum Available Amount under such Letter of Credit during the calendar quarter or portion thereof then ended and (ii) for the account of the Issuing Bank, a fronting fee (the "Letter of Credit Fronting Fee") equal to the greater of (x) fifteen hundred Dollars ($1,500) or (y) an amount calculated at a rate per annum equal to fifteen-hundredths of one percent (0.15%) of the average daily Maximum Available Amount under such Letter of Credit during the calendar quarter or portion thereof then ended. All Letter of Credit Availability Fees and Letter of Credit Fronting Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days, as pro-rated for any partial quarter, as applicable.

(c) Each Borrower agrees to pay to the Administrative Agent for the account of the Lead Arrangers, the Lenders and the Agents, additional fees in the amounts and at the times from time and time agreed to in writing by the Borrowers and the Administrative Agent, including pursuant to the Fee Letters.

(d) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.14 Pro Rata Treatment. (a) Except as otherwise expressly provided herein (including Section 4.01 (Eurodollar Rate Lending Unlawful), Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation)), each Funding of Tranche A Loans and Tranche B Loans, each Tranche B Escrow Disbursement and each reduction of commitments of any type, shall be allocated by the Administrative Agent as set forth below:

(i)
first, (A) in the case of any Funding or the Tranche B Escrow Disbursement, to the Tranche B Loans (until such amounts have been fully funded) and then to the Tranche A Loans or (B) in the case of any reduction, pro rata between the Tranche A Loans and the Tranche B Loans related to such reduction; and

(ii)	second, pro rata among the applicable Tranche A Lenders and Tranche B Lenders, as the case may be, in accordance with their respective applicable Commitment Percentages.

(b) Except as required under Section 3.09 (Optional Prepayment), Section 3.10 (Mandatory Prepayment) or Article IV (Eurodollar Rate and Tax Provisions), each payment or prepayment of principal of the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective principal amounts of their outstanding Loans of the type being repaid, each payment of interest on the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective interest amounts outstanding on their outstanding Loans of the type in respect of which interest is being paid, and each payment of fees on the Commitments and/or the Letters of Credit shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with their respective Commitments of the type to which such fees relate.

(c) Each Lender agrees that in computing such Lender's portion of any Funding or the Tranche B Escrow Disbursement or any Tranche B Conversion Disbursement to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Funding or the Tranche B Escrow Disbursement or Tranche B Conversion Disbursement, as the case may be, to the next higher or lower whole Dollar amount.

Section 3.15 Sharing of Payments. (a)  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Article IV (Eurodollar Rate and Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Lenders holding Loans of such type, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender that has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (x) the amount of such selling Lender's required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.15 (Rights of Setoff)) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

(b) If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.15 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 3.15 to share in the benefits of any recovery on such secured claim.

Section 3.16 Termination of Interest Rate Protection Agreement in Connection with Any Prepayment. The Borrowers shall, in connection with any prepayment made by the Borrowers pursuant to Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment), terminate an aggregate notional amount under the Interest Rate Protection Agreements equal to the amount (if any) by which the aggregate notional amount under the Interest Rate Protection Agreements would exceed the aggregate outstanding principal amount of the Construction Loans or Term Loans, as the case may be, immediately after giving effect to such prepayment; and in each case, such termination shall be made within five (5) Business Days of the date of such prepayment (or, to the extent that the aggregate notional amount under the Interest Rate Protection Agreements exceeds the aggregate outstanding principal of the Construction Loans or the Term Loans, as applicable, by no more than ten percent (10%), within thirty (30) days following such prepayment). The amount of any Swap Termination Value due in respect of the Interest Rate Protection Agreements terminated in accordance with the immediately foregoing sentence shall be made by the Borrowers from amounts available with which to make such prepayment.

ARTICLE IV

EURODOLLAR RATE AND TAX PROVISIONS

Section 4.01 Eurodollar Rate Lending Unlawful. (a) If any Lender reasonably determines (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers absent manifest error) that the introduction of or any change in or in the interpretation of any Law after the date hereof makes it unlawful, or any central bank or other Governmental Authority asserts after the date hereof that it is unlawful, for such Lender to make, maintain or fund any Loan as a Eurodollar Loan, the obligations of such Lender to make, maintain or fund any Loan as a Eurodollar Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods with respect thereto or sooner, if required by such Law or assertion.

Upon any such conversion the Borrowers shall pay any accrued interest on the amount so converted and, if such conversion occurs on a day other than the last day of the then-current Interest Period for such affected Eurodollar Loans, such Lender shall be entitled to make a request for, and the Borrowers shall pay, compensation for breakage costs under Section 4.05 (Funding Losses).

(b) If such Lender notifies the Borrowers that the circumstances giving rise to the suspension described in Section 4.01(a) no longer apply, the Borrowers may elect (by delivering an Interest Period Notice) to convert the principal amount of any such Base Rate Loan to a Eurodollar Loans in accordance with this Agreement.

Section 4.02 Inability to Determine Eurodollar Rates. (a) In the event, and on each occasion, that on or before the day that is three (3) Business Days prior to the commencement of any Interest Period for any Eurodollar Loan, the Administrative Agent shall have determined in good faith that (i) Dollar deposits in the amount of such Loan and with an Interest Period similar to such Interest Period are not generally available in the London interbank market, or (ii) the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making, maintaining or funding the principal amount of such Loan during such Interest Period, or (iii) adequate and reasonable means do not exist for ascertaining LIBOR, the Administrative Agent shall forthwith notify the Borrowers and the Lenders of such determination, whereupon each such Eurodollar Loan will automatically, on the last day of the then-existing Interest Period for such Eurodollar Loan, convert into a Base Rate Loan. In the event of any such determination pursuant to Section 4.02(a)(i) or (iii), any Funding Notice delivered by the Borrowers shall be deemed to be a request for a Base Rate Loan until the Administrative Agent determines that the circumstances giving rise to such notice no longer exist. In the event of any determination pursuant to Section 4.02(a)(ii), each affected Lender shall, and is hereby authorized by the Borrowers to, fund its portion of the Loans as a Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

(b) Upon the Administrative Agent's determination that the condition that was the subject of a notice under Section 4.02(a) has ceased, the Administrative Agent shall forthwith notify the Borrower and the Lenders of such determination, whereupon the Borrowers may elect (by delivering an Interest Period Notice) to convert any such Base Rate Loan to a Eurodollar Loan on the last day of the then-current Quarterly Period in accordance with this Agreement.

Section 4.03 Increased Eurodollar Loan Costs. If after the date hereof, the adoption of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar

Office) with any request or directive (whether or not having the force of law) of any Governmental Authority would increase the cost (other than with respect to Taxes, which are addressed in Section 4.07 (Taxes)) to such Lender of, or result in any reduction in the amount of any sum receivable by such Lender (whether of principal, interest or any other amount) in respect of, making, maintaining or funding (or of its obligation to make, maintain or fund) the Loans as Eurodollar Loans, then the Borrowers agree to pay to the Administrative Agent for the account of such Lender the amount of any such increase or reduction. Such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state in reasonable detail the reasons (including the basis for determination) therefor and the additional amount required to compensate fully such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender within thirty (30) days of delivery of such notice, and such notice shall be binding on the Borrowers absent manifest error.

Section 4.04 Obligation to Mitigate. (a)  Each Lender agrees after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 4.0l (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs), or 4.06 (Increased Capital Costs) or to receive additional amounts pursuant to Section 4.07 (Taxes), such Lender shall use reasonable efforts to make, fund or maintain its affected Loan through another lending office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the opinion of such Lender, the making, funding or maintaining of such Loan through such other lending office would not be disadvantageous to such Lender, contrary to such Lender's normal banking practices or violate any applicable Law.

(b) No change by a Lender in its Domestic Office or Eurodollar Office made for such Lender's convenience shall result in any increased cost to the Borrowers.

(c) If any Lender demands compensation pursuant to Section 4.03 (Increased Eurodollar Loan Costs) or 4.06 (Increased Capital Costs) with respect to any Eurodollar Loan, the Borrowers may, at any time upon at least three (3) Business Day's prior notice to such Lender through the Administrative Agent, elect to convert such Loan into a Base Rate Loan. Thereafter, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, all such Eurodollar Loans by such Lender shall bear interest as Base Rate Loans. If such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the Borrowers may elect (by delivering an Interest Period Notice) to convert the principal amount of each such Base Rate Loan to a Eurodollar Loans in accordance with this Agreement.

Section 4.05 Funding Losses. In the event that any Lender incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a Eurodollar Loan, and any customary administrative fees charged by such Lender in connection with the foregoing, but excluding any lost profits) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.09 (Optional Prepayment), 3.10 (Mandatory Prepayment), 4.01(a) Eurodollar Rate Lending Unlawful) or otherwise or (b) the Borrowers failing to make a Funding or the Tranche B Escrow Disbursement in accordance with any Funding Notice; then, upon the written notice (including the basis for determination) of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within thirty (30) days of receipt thereof, pay to the Administrative Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall be binding on the Borrowers absent manifest error.

Section 4.06 Increased Capital Costs. If after the date hereof any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any applicable Law or guideline, or request (whether or not having the force of law) of any Governmental Authority affects the amount of capital required to be maintained by any Lender, and such Lender reasonably determines that the rate of return on its capital as a consequence of its Loan is reduced to a level below that which such Lender could have achieved but for the occurrence of any such circumstance then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall pay within thirty (30) days after such demand directly to such Lender additional amounts sufficient to compensate such Lender for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including the basis for determination) shall be binding on the Borrowers absent manifest error.

Section 4.07 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any Obligations shall be made free and clear of, and without deduction for, any Taxes, unless required by Law; provided that if any Borrower shall be required to deduct any Indemnified Taxes from any such payment, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.07) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Payment of Other Taxes by the Borrowers. In addition, the Borrowers shall timely pay any Indemnified Taxes arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document and not collected by withholding at the source as contemplated by Section 4.07(a) to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnification by the Borrowers. The Borrowers shall indemnify each Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.07) paid by such Agent or Lender, as the case may be, and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto (other than those resulting from the gross negligence or willful misconduct of such Agent or Lender), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (including the basis of determination) delivered to the Borrowers by a Lender or Agent, as the case may be, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as reasonably practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Foreign Lenders. Each Lender (including any Participant and any other Person to which any Lender transfers its interests in this Agreement as provided under Section 11.03 (Assignments)) that is not a United States Person (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent two (2) copies of U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN or Form W-8IMY (with supporting documentation), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments of interest by the Borrowers under the Financing Documents, together with, in the case of a Non-U.S. Lender that is relying on an exemption pursuant to Section 871(h) or 881(c) of the Code, a statement substantially in the form of Exhibit 4.07 certifying that such Lender is not a bank described in Section 881(c)(3)(A) of the Code. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers and the

Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by U.S. taxing authorities for such purpose). The Borrowers shall not be obligated to pay any additional amounts in respect of U.S. federal income taxes pursuant to this Section 4.07 (or make an indemnification payment pursuant to this Section 4.07) to any Lender (or any Participant or other Person to which any Lender transfers its interests in this Agreement as provided under Section 11.03 (Assignments)) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure by such Lender to comply with this Section 4.07(e).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce each Agent, each Lender and each other party hereto (other than the Borrowers and the Borrowers' Agent) to enter into this Agreement and to induce each Lender to make the Loans hereunder, each Borrower represents and warrants to each Agent and each Lender as set forth in this Article V on the date hereof, on the Closing Date, on the date of each Funding Notice and Issuance Request, on each Funding Date and on the Conversion Date (in each case, except to the extent such representations and warranties expressly relate to a future date or as otherwise provided in Article VI (Conditions Precedent)).

Section 5.01 Organization; Power and Compliance with Law. Each of the Borrowers (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted by such Borrower and is in good standing as a foreign limited liability company in each jurisdiction where the nature of its business requires such qualification (other than any such failure to be so qualified or in good standing that could not reasonably be expected to have a Material Adverse Effect) and (c) has all requisite limited liability company power and authority required as of the date this representation is made or deemed repeated to enter into and perform its obligations under each Transaction Document to which it is a party and to conduct its business as currently conducted by it.

Section 5.02 Due Authorization; Non-Contravention. The execution, delivery and performance by each of the Borrowers of each Transaction Document to which it is a party are within such Borrower's limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not:

(a) contravene such Borrower's Organic Documents (including its Borrower LLC Agreement);

(b) contravene in any material respect any Law binding on or affecting such Borrower;

(c) with respect to Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested, (i) in the case of any Financing Document, contravene any Contractual Obligation binding on or affecting such Borrower or (ii) in the case of any Project Document, contravene any Contractual Obligation binding on or affecting such Borrower (other than in the case of this Section 5.02(c)(ii) any contravention which could not reasonably be expected to have a Material Adverse Effect);

(d) require any consent or approval under such Borrower's Organic Documents that has not been obtained;

(e) with respect to Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested, require any consent or approval under any Contractual Obligations binding on or affecting such Borrower other than any approvals or consents which have been obtained (and, in the case only of the execution, delivery and performance of the Project Documents, any other approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect); or

(f) result in, or require the creation or imposition of, any Lien on any of such Borrower's properties other than Permitted Liens.

Section 5.03 Governmental Approvals. The representations and warranties made in this Section 5.03 shall apply only on and after the Closing Date and then only with respect to Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested.

(a) All material Governmental Approvals that are required to be obtained by any Borrower in connection with (i) the due execution, delivery and performance by such Borrower of the Financing Documents to which it is a party and (ii) the grant by the Borrowers and the Pledgor of the Liens granted under the Security Documents and the validity, perfection and enforceability thereof have been obtained, are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable.

(b) As of the initial Funding Date for each Plant:

(i)
all material Governmental Approvals that are required under applicable Law to be obtained by any Borrower in connection with the construction and operation of the applicable Plant as contemplated by the Transaction Documents (together with the Governmental Approvals described in Section 5.03(a) the "Necessary Project Approvals"), are listed on the Governmental Approvals Update Schedule for such Plant;

(ii)
the Necessary Project Approvals listed in Part A of each applicable Governmental Approvals Update Schedule have been obtained, are in full force and effect, are properly in the name of the appropriate Person, are final and Non-Appealable;

(iii)
the Necessary Project Approvals listed on Part B of each applicable Governmental Approvals Update Schedule are not required under applicable Laws to be obtained prior to the initial Funding Date for such Plant (collectively, the "Deferred Approvals") and have not yet been obtained; and

(iv)
Part B of each applicable Governmental Approvals Update Schedule specifies the date by which, or stage of construction or operation for which, each Deferred Approval included therein is required to be obtained.

(c) On each Funding Date after the initial Funding Date of a Plant, (i) all Necessary Project Approvals are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable, and (ii) all Deferred Approvals which as of such Funding Date are required to be obtained, have been obtained, are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable (except as set forth on Part C of each applicable Governmental Approvals Update Schedule).

(d) For the avoidance of doubt, the Borrowers' right to provide Governmental Approvals Update Schedules includes the right to update such schedules to correct any reference to a Governmental Approval that has been replaced in accordance with applicable Law.

(e) The information set forth in each application (including any updates or supplements thereto) submitted by or on behalf of any Borrower in connection with each Necessary Project Approval that has been obtained as of the date this representation is made or deemed repeated was accurate and complete in all material respects at the time of submission and continues to be accurate in all material respects and complete in all respects to the extent required for the issuance or continued effectiveness of such Necessary Project Approval (except, with respect to continued effectiveness, for Necessary Project Approvals that are subject to a supplemental filing shown on Part B of any applicable Governmental Approvals Update Schedule that has not yet been filed), and none of the Borrowers has any knowledge of any event, act, condition or state of facts inconsistent with such information (except, in each case, for such inaccuracies and omissions as could not reasonably be expected to result in a material delay to the issuance of any Necessary Project Approval or as could not otherwise be expected to have a Material Adverse Effect with respect to the relevant Plant).

(f) The Borrowers reasonably believe that each Necessary Project Approval that remains to be obtained will be obtained in a final and Non-Appealable form in the ordinary course without undue delay or material expense and without unanticipated expensive or burdensome conditions prior to the time it is required to be obtained under applicable Law.

Section 5.04 Investment Company Act. None of the Borrowers is, and after giving effect to the Loans and the application of the proceeds of the Loans as described herein none of the Borrowers will be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Section 5.05 Validity of Financing Documents. Each Financing Document to which any Borrower is a party has been duly authorized, validly executed and delivered, and constitutes the legal, valid and binding obligations of such Borrower enforceable in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

Section 5.06 Financial Information. Each of the financial statements of Pacific Holding delivered pursuant to Section 6.01(h) (Conditions to Closing - Financial Statements) and Sections 7.03(a) and (b) (Reporting Requirements) has been prepared in accordance with GAAP, and fairly presents in all material respects the consolidated financial condition of the Borrowers as at the dates thereof and the results of their operations for the period then ended (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes).

Section 5.07 No Material Adverse Effect. Since September 30, 2006 no Material Adverse Effect has occurred and is continuing.

Section 5.08 Project Compliance. (a) Each Plant with respect to which a Funding has been made or is being requested is and will continue to be owned, developed, constructed and maintained in material compliance with all applicable Laws and the requirements of all Necessary Project Approvals.

(b) Each Plant with respect to which a Funding has been made or is being requested is and will continue to be owned, developed, constructed and maintained in compliance in all material respects with all of the Borrowers' Contractual Obligations (including the Project Documents applicable to such Plant, taking into account any cure or grace periods thereunder and the Borrower's right to replace Project Documents as set forth in Section 9.01(j) (Events of Default - Project Document Defaults; Termination)) (except, in the case of Contractual Obligations other than Project Documents, to the extent such failure to comply could not reasonably be expected to result in a Material Adverse Effect with respect to such Plant or Borrower).

Section 5.09 Litigation. (a) No action, suit, proceeding or investigation has been instituted or threatened against any of Pacific Holding, the Pledgor, or any Plant or Borrower with respect to whose Plant any Funding has been made or is being requested (including in connection with any Necessary Project Approval) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect any Plant or Borrower; and

(b) no action, suit, proceeding or investigation has been instituted or threatened against any Major Project Party that is party to any Project Document with Pacific Holding or that relates to any Borrower or Plant with respect to which a Funding has been made or is being requested that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.10 Sole Purpose Nature; Business. None of the Borrowers has conducted nor is conducting any business or activities other than businesses and activities relating to the ownership, development, testing, financing, construction, operation and maintenance of the Project as contemplated by the Transaction Documents.

Section 5.11 Contracts. The representations and warranties made in this Section 5.11 shall apply only on and after the Closing Date and then only with respect to Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested. Each reference in this Section 5.11 to Schedule 5.11 shall be deemed to be a reference to Schedule 5.11, as updated from time to time by the delivery of any Contract Disclosure Updates.

(a) As of the Closing Date, all contracts, agreements, instruments, letters, understandings, or other documentation to which any Borrower is a party or by which it or any of its properties is bound as of the date hereof (other than the Financing Documents), including the Project Documents and any Subordinated Debt Agreements (including all documents amending, supplementing, interpreting or otherwise modifying or clarifying such agreements and instruments) are listed in Schedule 5.11.

(b) As of the initial Funding Date for each Plant:

(i)
all material contracts, agreements, instruments, letters, understandings, or other documentation that are required under to be obtained by any Borrower in connection with the construction and operation of the applicable Plant as contemplated by the Transaction Documents (collectively for all Plants, the "Necessary Project Contracts"), are listed in Schedule 5.11;

(ii)	the Necessary Project Contracts listed in Part A of Schedule 5.11 have been obtained and are in full force and effect;

(iii)
the Necessary Project Contracts listed on Part B of Schedule 5.11 are not required to be obtained prior to the initial Funding Date for such Plant (collectively, the "Deferred Contracts") and have not yet been obtained; and

(iv)	Part B of Schedule 5.11 specifies the date by which, or stage of construction or operation for which, each Deferred Contract included therein is required to be obtained.

(c) On each Funding Date after the initial Funding Date of a Plant, (i) all Necessary Project Contracts are in full force and effect (other than any such failures which are not material to such Plant), and (ii) all Deferred Contracts which as of such Funding Date are required to be obtained, have been obtained and are in full force and effect (other than any such failures which are not material to such Plant).

(d) Nothing herein shall limit the Borrowers' right to replace or substitute contracts, agreements, instruments, letters, understandings, or other documentation to the extent permitted by this Agreement (and Schedule 5.11 shall be automatically updated to reflect any such replacement or substitution).

(e) The following representations and warranties shall apply on and after the Closing Date and only with respect to Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested:

(i)
To the knowledge of each Borrower, all representations, warranties and other factual statements made by each Project Party in each of the Project Documents to which such Project Party is a party are true and correct as of the date(s) made or deemed repeated (other than any such inaccuracies that could not reasonably be expected to have a Material Adverse Effect on the relevant Plant).

(ii)
As of any date (after the date hereof) on which this representation is made or deemed repeated, there are no material contracts, agreements, instruments, or documents between any Borrower and any other Person relating to any Borrower or the Project other than (i) the Transaction Documents, (ii) the agreements listed in Schedule 5.11, and (iii) any other agreements permitted by this Agreement.

(iii)
There have been no Change Orders under any Construction Contract for any Greenfield Plant with respect to which a Funding has been made or is being requested, other than in accordance with Section 7.02(m)(ii) (Negative Covenants - Change Orders).

(iv)
All conditions precedent to the obligations of the respective parties under the Project Documents that have been executed as of the date this representation is made or deemed repeated have been satisfied or waived by the parties thereto except for such conditions precedent that do not and cannot be satisfied until a later stage of development of the relevant Plant, and each Borrower has no reason to believe that any such condition precedent (other than any condition precedent that can be waived by any Borrower without any material adverse result) cannot be satisfied on or prior to the commencement of the appropriate stage of development of such Plant.

Section 5.12 Collateral. (a) On and after the Closing Date, the Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of each of Pacific Holding, Madera and Boardman (except, with respect to all assets, as otherwise provided in the applicable Security Agreement). On and after the date of the initial Stockton Funding, the Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of Stockton (except, with respect to all assets, as otherwise provided in the applicable Security Agreement). On and after the date of the initial Burley Funding, the Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of Burley (except, with respect to all assets, as otherwise provided in the applicable Security Agreement). On and after the date of the initial Brawley Funding, the Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of Brawley (except, with respect to all assets, as otherwise provided in the applicable Security Agreement).

(b) On and after the Closing Date (or, with respect to Local Accounts, the initial Funding Date), the respective Liens and security interests granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents in effect on each date this representation is made or deemed repeated (i) constitute, as to personal property included in the Collateral, a valid first-priority security interest in such personal property and (ii) constitute, as to the Mortgaged Property included in the Collateral, a valid first-priority Lien of record in the Mortgaged Property, in each case subject only to Permitted Liens.

(c) The security interest granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents relating to assets of or equity in Pacific Holding or each other Borrower with respect to whose Plant a Funding has been made or is being requested in the Collateral consisting of personal property will be perfected (i) with respect to any property that can be perfected by filing, upon the filing of UCC financing statements in the filing offices identified in Schedule 5.12, (ii) with respect to any Project Account or Local Account Collateral that can be perfected solely by control, upon execution of this Agreement and the Blocked Account Agreements and (iii) with respect to any property (if any) that can be perfected solely by possession, upon the Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, in each case subject only to Permitted Liens. On and after the Closing Date (or, with respect to Local Accounts, the initial Funding Date), all such action as is necessary has been taken to establish and perfect the Collateral Agent's rights in and to the Collateral covered by the Security Documents relating to assets of or equity in Pacific Holding or each other Borrower with respect to whose Plant a Funding has been made or is being requested in effect on the date this representation is made or deemed repeated to the extent the Collateral Agent's security interest can be perfected by filing, including any recordation, filing, registration, giving of notice or other similar action. No filing, recordation, re-filing or re-recording other than those listed on Schedule 5.12 (as the same may be updated at the written request of the Borrowers' Agent, with the written agreement of the Administrative Agent, following any change in applicable law) is necessary to perfect (or maintain the perfection of) the interest, title or Liens of the Security Documents (to the extent the Collateral Agent's security interest can be perfected by filing or recording), and on and as of each relevant date which this representation and warranty is made or deemed repeated, all such filings or recordings have been made with respect to each Security Document then in effect. On and after the Closing Date, the Borrowers and the Pledgor have properly delivered or caused to be delivered to the Collateral Agent, or provided the Collateral Agent control of, all Collateral relating to assets of or equity in Pacific Holding or each other Borrower with respect to whose Plant a Funding has been made or is being requested that requires perfection of the Liens and security interests described above by possession or control. On and after the Closing Date, all or substantially all of the Collateral relating to assets of or equity in Pacific Holding or each other Borrower with respect to whose Plant a Funding has been made or is being requested (other than the Project Account Collateral, the Local Account Collateral, certificates, securities, investments, chattel paper, books and records and general intangibles), including the Mortgaged Property, is or will (when acquired) be located on the Sites.

Section 5.13 Ownership of Properties. (a)  Madera has a good and valid fee ownership interest in the Site for the Madera Plant (except as contemplated by Section 7.02(f) (Negative Covenants - Asset Dispositions)). Boardman has a good and valid leasehold interest or valid fee ownership in the Site for the Boardman Plant (except as contemplated by Section 7.02(f)). On and after the date of the initial Funding Notice for the Burley Plant, Burley has a good and valid fee ownership interest in the Site for the Burley Plant (except as contemplated by Section 7.02(f)). On and after the date of the initial Funding Notice for the Brawley Plant, Brawley has a good and valid fee ownership interest in the Site for the Brawley Plant (except as contemplated by Section 7.02(f)). On and after the date of the initial Funding Notice for the Stockton Plant, Stockton has a good and valid leasehold interest or valid fee ownership in the Site for the Stockton Plant (except as contemplated by Section 7.02(f)).

(b) On and after the Closing Date, (except as contemplated by Section 7.02(f) (Negative Covenants - Asset Dispositions)) the Borrowers have a good and valid ownership interest, leasehold interest, license interest or other right of use in all other property and assets (tangible and intangible) included in the Collateral relating to assets of or equity in Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested (other than the collateral pledged pursuant to the Pacific Holding Pledge Agreement) under each Security Document that has been executed as of the date this representation is made or deemed repeated. Such ownership interests, leasehold interest, license interest or other rights of use are and will be, together with any other assets or interests contemplated to be acquired pursuant to the applicable Construction Budget, sufficient to permit construction and operation of the Plants with respect to which a Funding has been made or is being requested by the relevant Borrowers, substantially in accordance with the Project Documents applicable to each such Plant. None of said properties or assets of or equity in Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested are subject to any Liens or, to the knowledge of each Borrower, any other claims of any Person, including any easements, rights of way or similar agreements affecting the use or occupancy of the Project, any Plant or any Site, other than Permitted Liens and, with respect to claims, to the extent permitted by Section 5.09(c) (Litigation).

(c) All Equity Interests in each of Madera, Boardman, Stockton, Brawley and Burley are owned by Pacific Holding.

(d) All Equity Interests in Pacific Holding are owned by the Pledgor.

(e) The properties and assets of each of the Borrowers are separately identifiable and are not commingled with the properties and assets of any other Person (other than any Borrower) and are readily distinguishable from one another (except to the extent otherwise contemplated by the Transaction Documents).

(f) None of Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested has any leasehold interest in, and none of the Borrowers is lessee of, any real property other than the Leased Premises or other leasehold interests acquired by the Borrowers with the prior written approval of the Administrative Agent.

Section 5.14 Taxes. (a)  Each Borrower has (i) filed all Tax Returns required by law to have been filed by it and (ii) has paid all Taxes thereby shown to be owing, as and when the same are due and payable, other than in the case of this Section 5.14(a)(ii), (A) Taxes that are subject to a Contest or (B) the nonpayment of immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due.

(b) None of the Borrowers is or will be taxable as a corporation for federal, state or local tax purposes.

(c) No Borrower is a party to any tax sharing agreement with any Person (including the Pledgor or any other Affiliate of any Borrower).

Section 5.15 Patents, Trademarks, Etc. Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested has obtained and holds in full force and effect all material patents, trademarks, copyrights and other such material rights or adequate licenses therein, free from unduly burdensome restrictions, that are necessary for the ownership, construction, operation and maintenance of the Project.

Section 5.16 ERISA Plans. None of the Borrowers nor any ERISA Affiliate has (or within the five year period immediately preceding the date hereof had) any liability in respect of any Plan or Multiemployer Plan. None of the Borrowers has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA.

Section 5.17 Property Rights, Utilities, Supplies Etc. (a) On and after the Closing Date, all material property interests, utility services, means of transportation, facilities and other materials necessary for the development, engineering, construction, testing, start-up, use and operation of the Project (including, as necessary, gas, roads, rail transport, electrical, water and sewage services and facilities) are, or will be when needed, available to each Plant with respect to which a Funding has been made or is being requested and arrangements in respect thereof have been made.

(b) There are no material materials, supplies or equipment necessary for construction and, from and after the Commercial Operation Date for the respective Plant, operation or maintenance of each Plant with respect to which a Funding has been made or is being requested that are not expected to be available at the relevant Site on commercially reasonable terms consistent with the Construction Schedule and the Construction Budget, or the Operating Budget, for the respective Plant, as applicable.

Section 5.18 No Defaults. (a) No Funding Default has occurred and is continuing.

(b) None of Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested is in any breach of, or in any default under, any of such Borrower's Contractual Obligations (other than the Project Documents) that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower or Plant).

Section 5.19 Environmental Warranties. The following representations and warranties shall apply on and after the Closing Date and only with respect to Pacific Holding, each other Borrower with respect to whose Plant a Funding has been made or is being requested and each such Plant:

(a) (i) Each Borrower is in compliance in all material respects with all applicable Environmental Laws, (ii) each Borrower has all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted and is in compliance in all material respects with the terms and conditions thereof, (iii)  no Borrower nor any of its Environmental Affiliates has received any written communication (other than any such communication that the Administrative Agent has agreed in writing is not materially adverse) from a Governmental Authority that alleges that any Borrower or any Environmental Affiliate is not in compliance in all material respects with all Environmental Laws and Environmental Approvals, and (iv) there are no circumstances that may prevent or interfere in the future with any Borrower's compliance in all material respects with all applicable Environmental Laws and Environmental Approvals.

(b) There is no Environmental Claim pending against any Borrower. No Environmental Affiliate has taken any action or violated any Environmental Law that to the knowledge of the Borrowers could reasonably be expected to result in an Environmental Claim.

(c) There are no present or past actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against any Borrower or any Environmental Affiliate.

(d) Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations in which any Borrower or, to the knowledge of each Borrower, any Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim, (ii) none of the Borrowers knows of any underground storage tanks located or to be located on property owned or leased by any Borrower except as identified on Schedule 5.19(d)(ii) (as the same may be updated in writing by the Borrowers' Agent with the written approval of the Administrative Agent), (iii) there is no asbestos or lead paint contained in or forming part of any building, building component, structure or office space owned or leased by any Borrower except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim, and (iv) no polychlorinated biphenyls (PCBs) are or will be used or stored at any property owned or leased by any Borrower, except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim.

(e) None of the Borrowers has received any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the knowledge of the Borrowers, none of the operations of the Borrowers is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Material of Environmental Concern at any Plant or Site or at any other location, including any location to which any Borrower has transported, or arranged for the transportation of, any Material of Environmental Concern with respect to the Project.

Section 5.20 Regulations T, U and X. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used for any purpose that violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefore, as from time to time in effect, are used in this Section 5.20 with such meanings.

Section 5.21 Accuracy of Information. (a) As of the Closing Date, all factual information heretofore or contemporaneously furnished by or on behalf of Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested in this Agreement, in any other Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrowers) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(b) As of the date of the Madera Funding Notice and the Madera Funding Date, all factual information furnished from and after the Closing Date (including any information provided in connection with such Funding Notice) by or on behalf of the Borrowers with respect to Madera or the Madera Plant, in any Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrowers) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(c) As of the date of the Boardman Funding Notice and the Boardman Funding Date, all factual information furnished from and after the Closing Date (including any information provided in connection with such Funding Notice) by or on behalf of the Borrowers with respect to Boardman or the Boardman Plant, in any Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrowers) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(d) As of the date of the initial Funding Notice for each Greenfield Plant and the initial Funding Date for such Greenfield Plant, all factual information furnished from and after the Closing Date (including any information provided in connection with such Funding Notice) by or on behalf of the Borrowers with respect to such Greenfield Plant or the Borrower that owns such Greenfield Plant, in any Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrowers) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(e) The assumptions constituting the basis on which the Borrowers prepared each Construction Budget, Construction Schedule, Operating Budget and the Financial Model that is in effect on each date this representation is made or deemed repeated and the numbers set forth therein were developed and consistently utilized in good faith and are reasonable and represent the Borrowers' best judgment as of the date prepared as to the matters contained therein, based on all information known to the Borrowers.

(f) On and after the Closing Date, the Borrowers reasonably believe that the Conversion Date will occur on or before the Conversion Date Certain and that the cost to complete the Project will not exceed the funds available to the Borrowers (including funds available under this Agreement, the Required Equity Contributions and any Subordinated Debt Agreements).

(g) On and after the Closing Date, the Borrowers reasonably believe that the development, engineering, construction, testing, start-up, use, ownership, operation and maintenance of the Project are economically feasible and technically feasible.

Section 5.22 Indebtedness. The Obligations are, after giving effect to the Financing Documents and the transactions contemplated thereby, the only outstanding Indebtedness of the Borrowers other than Permitted Indebtedness. The Obligations rank at least pari passu with all other Indebtedness of any Borrower.

Section 5.23 Separateness. (a) Each Borrower maintains separate bank accounts and separate books of account from each other Borrower and from the Pledgor (other than the Project Accounts maintained in accordance with this Agreement). The separate liabilities of each Borrower are readily distinguishable from the liabilities of each Affiliate of the Borrowers, including the Pledgor (except to the extent otherwise contemplated by the Transaction Documents).

(b) Each Borrower conducts its business solely in its own name in a manner not misleading to other Persons as to its identity.

(c) Each Borrower is in compliance with the provisions set forth on Schedule 5.23.

Section 5.24 Required LLC Provisions. Each Borrower LLC Agreement includes each of the following terms (collectively, the "Required LLC Provisions"):

(a) in the case of Pacific Holding, requires that it have, at all times, one Independent Member or Independent Manager;

(b) in the case of Pacific Holding, requires a one hundred percent (100%) affirmative vote or written consent of one hundred percent (100%) of all members or managers, as the case may be, including the Independent Member or the Independent Manager, as applicable, in connection with any of the following matters: in order to authorize (i) the filing of any insolvency or reorganization case or proceeding, instituting proceedings to have Pacific Holding adjudicated bankrupt or insolvent, instituting proceedings under any applicable insolvency Law, seeking any relief under any Law relating to relief from debts or the protection of debtors, consenting to the filing or institution of bankruptcy or insolvency proceedings against Pacific Holding, filing a petition seeking or consenting to reorganization, liquidation or relief with respect to Pacific Holding under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Pacific Holding or a substantial part of its property, making any assignment for the benefit of creditors, admitting in writing Pacific Holding's inability to pay its debts as they become due, or taking action in furtherance of any of the foregoing, or (ii) merging, consolidating or combining Pacific Holding or any subsidiary of Pacific Holding with any other entity, dissolving or winding-up Pacific Holding, selling, transferring or otherwise disposing of all or substantially all of Pacific Holding's assets or approving any plan or agreement to engage in any of the foregoing actions;

(c) includes a statement that the only Indebtedness such Borrower is allowed to incur is Permitted Indebtedness;

(d) includes a statement that all interests in such Borrower shall be securities governed by Article 8 of the Uniform Commercial Code and shall be evidenced by certificates. The certificated interests shall be in registered form within the meaning of Article 8 of the Uniform Commercial Code; and

(e) includes each of the provisions set forth in Schedule 5.23.

Section 5.25 Subsidiaries. Madera, Boardman, Stockton, Brawley and Burley have no Subsidiaries. Pacific Holding has no Subsidiaries other than Madera, Boardman, Stockton, Brawley and Burley (or the owner of any Substitute Facility).

Section 5.26 Foreign Assets Control Regulations, Etc. (a) The use of the proceeds of the Loan by the Borrowers will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) None of the Borrowers:

(i)
is or will become a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and none of the Borrowers engages in dealings or transactions with any such Persons or entities; or

(ii)	is in violation of the Patriot Act.

Section 5.27 Employment Matters. None of the Borrowers has or has had any employee or former employees.

Section 5.28 Solvency. Each of the Borrowers is and, upon the incurrence of any Obligations by the Borrowers and after giving effect to the transactions contemplated hereby, will be, Solvent.

Section 5.29 Legal Name and Place of Business. (a) The exact legal name and jurisdiction of formation of each Borrower is as set forth below, and none of the Borrowers has had any other legal names in the previous five (5) years except as set forth on Schedule 5.29:

(i)	Pacific Holding: Pacific Ethanol Holding Co. LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(ii)	Madera: Pacific Ethanol Madera LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(iii)	Boardman: Pacific Ethanol Columbia, LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(iv)	Stockton: Pacific Ethanol Stockton, LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(v)	Brawley: Pacific Ethanol Imperial, LLC, a limited liability company organized and existing under the laws of the State of Delaware; and

(vi)	Burley: Pacific Ethanol Magic Valley, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

(b) The sole place of business and chief executive office of each Borrower is as set forth on Schedule 5.29.

The information set forth in Sections 5.29(a) and (b) and on Schedule 5.29 may be changed from time to time by the Borrowers upon thirty (30) days' prior written notice to the Administrative Agent and the Collateral Agent, subject in each case to the Borrowers' obligations hereunder to provide the Collateral Agent with a perfected first-priority Lien on the Collateral (subject to Permitted Liens).

Section 5.30 No Brokers. None of the Borrowers has any obligation to pay any finder's, advisory, brokers or investment banking fee, except for the fees payable pursuant to Section 3.13 (Fees) and those identified on Schedule 5.30.

Section 5.31 Insurance. All insurance required to be obtained and maintained pursuant to the Transaction Documents by Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested is in full force and effect as of each date this representation is made or deemed repeated and complies with the insurance requirements set forth on Schedule 7.01(h). All premiums then due and payable on all such insurance have been paid. To the knowledge of each Borrower, all insurance required to be obtained and maintained by any Major Project Party with respect to any Plant with respect to which a Funding has been made or is being requested to protect, directly or indirectly, against loss or liability to any Borrower, any Plant or any Senior Secured Party (including in connection with construction obligations of such Major Project Party), as of the date this representation is made or deemed repeated, pursuant to any Project Document relating to any such Plant has been obtained, is in full force and effect and complies with the insurance requirements set forth on Schedule 7.01(h) (where applicable) and is otherwise in all material respects in accordance with such Project Document.

Section 5.32 Accounts. On and after the Closing Date (with respect to Pacific Holding) or the initial Funding Date for its Plant (with respect to each other Borrower), no Borrower has, nor is the beneficiary of, any bank account other than the Project Accounts and any Local Account with respect to which a Blocked Account Agreement has been duly executed and delivered.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Closing. In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the occurrence of the Closing Date is subject to the satisfaction of each of the following conditions precedent.

(a) Delivery of Financing Documents. The Administrative Agent shall have received each of the following fully executed documents, each of which shall be originals, portable document format ("pdf") or facsimiles (followed promptly by originals), duly executed and delivered by each party thereto and each (other than items (xiii) and (xiv)) in form and substance reasonably satisfactory to each Lender:

(i)	this Agreement;

(ii)	the original Construction Notes, duly executed and delivered by an Authorized Officer of each Borrower in favor of each requesting Construction/Term Lender;

(iii)	the original Working Capital Notes, duly executed and delivered by an Authorized Officer of each Borrower in favor of each requesting Working Capital Lender;

(iv)	the Sponsor Support Agreement;

(v)	the Pacific Holding Security Agreement;

(vi)	the Madera Security Agreement;

(vii)	the Boardman Security Agreement;

(viii)	the Pacific Holding Pledge Agreement;

(ix)	the Madera Pledge Agreement;

(x)	the Boardman Pledge Agreement;

(xi)	the Madera Deed of Trust;

(xii)	the Boardman Deed of Trust;

(xiii)	the Fee Letters; and

(xiv)	the Interest Rate Protection Agreement(s) in respect of the In-Progress Plant 1 Construction Loans and the In-Progress Plant 2 Construction Loans.

(b) Delivery of Project Documents. The Administrative Agent shall have received true, correct and complete copies of (i) each Project Document in effect as of the Closing Date, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Independent Engineer and (ii) each Subordinated Debt Agreement, if any, in effect as of the Closing Date which, in the case of each of Sections 6.01(b)(i) and (ii), has been duly authorized, executed and delivered by the parties thereto and is in full force and effect, and (iii) a copy of each other agreement identified on Schedule 5.11-A reasonably requested by the Administrative Agent.

(c) Officer's Certificates. The Administrative Agent shall have received the following certificates, dated as of the Closing Date, upon which the Administrative Agent and each Lender may conclusively rely:

(i)
a duly executed certificate of an Authorized Officer of the Borrowers' Agent certifying that (A) all conditions set forth in this Section 6.01 have been satisfied on and as of the Closing Date and (B) all representations and warranties made by any Borrower, the Pledgor or Pacific Ethanol in this Agreement and each other Financing Document to which any Borrower, the Pledgor or Pacific Ethanol is a party are true and correct in all material respects on and as of the Closing Date; and

(ii)
a duly executed certificate of an Authorized Officer of the Borrowers' Agent certifying that (A) the copies of each document delivered pursuant to Section 6.01(b) are true, correct and complete copies of such documents, (B) such documents are in full force and effect and no term or condition of any such Project Document has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document delivered pursuant to Section 6.01(b)(i) and (ii) (other than Project Documents relating to any of the Greenfield Facilities) that are required to be satisfied on or before the Closing Date have been satisfied or waived by the parties thereto and (D) no material breach, material default or material violation by any Borrower, or to the knowledge of each Borrower, any Project Party under any such Project Document (other than Project Documents relating to any of the Greenfield Facilities) has occurred and is continuing.

(d) Resolutions, Incumbency, LLC Agreements. The Administrative Agent shall have received from each of the Borrowers, the Pledgor and Pacific Ethanol a certificate of an Authorized Officer dated as of the Closing Date, upon which the Administrative Agent and each Lender may conclusively rely, as to:

(i)
reasonably satisfactory resolutions of its members, managers or directors, as the case may be, then in full force and effect authorizing the execution, delivery and performance of each Transaction Document to which it is party and the consummation of the transactions contemplated therein (including, in the case of each Borrower, the appointment of the Borrowers' Agent);

(ii)	the incumbency and signatures of those of its officers and representatives duly authorized to execute and otherwise act with respect to each Financing Document to which it is party; and

(iii)
such Person's Organic Documents which, in the case of each Borrower, shall be in form and substance reasonably satisfactory to the Administrative Agent and shall include the Required LLC Provisions, and in every case certifying that (A) such documents are in full force and effect and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent and (B) no material breach, material default or material violation thereunder has occurred and is continuing.

(e) Authority to Conduct Business. The Administrative Agent shall have received satisfactory evidence, including certificates of good standing from the Secretaries of State of each relevant jurisdiction, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the Closing Date, that:

(i)
each Borrower is duly authorized as a limited liability company to carry on its business, and is duly formed, validly existing and in good standing in each jurisdiction (including, in the case of Madera, Stockton and Brawley, the State of California, in the case of Boardman, the State of Oregon, and in the case of Burley, the State of Idaho) in which it is required to be so authorized; and

(ii)
each of the Pledgor and Pacific Ethanol is duly authorized as a corporation to carry on its business, and is duly organized, validly existing and in good standing in each jurisdiction in which it is required to be so authorized.

(f) Opinions of Counsel. The Administrative Agent shall have received the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	the opinion of Latham & Watkins LLP, New York and California counsel to the Loan Parties (and covering customary matters under Delaware law); and

(ii)	the opinion of Tonkon Torp LLP, Oregon counsel to the Loan Parties.

(g) Lien Search; Perfection of Security. The Collateral Agent shall have been granted a first priority perfected security interest in all Collateral relating to Pacific Holding, Madera, Boardman, the Madera Plant and the Boardman Plant, and the Administrative Agent shall have received satisfactory copies or evidence, as the case may be, of the following actions in connection with the perfection of the Security:

(i)
completed requests for information or lien search reports, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) before the Closing Date, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware, California, Oregon, Idaho, and any other jurisdictions reasonably requested by the Administrative Agent that name any Borrower or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens other than Permitted Liens and the Liens identified in Schedule 6.01(g)(i), which (in the case of Liens identified on Schedule 6.01(g)(i)) will be released and terminated on or before the initial Funding Date;

(ii)
UCC financing statements and other filings and recordations (other than fixture filings or recordation of any Mortgage), in proper form for filing in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Security Documents covering the Collateral with respect to each of Madera, Boardman, Pacific Holding, the Madera Plant and the Boardman Plant, as described therein and each such UCC financing statement and other filing or recordation shall be duly filed on the Closing Date;

(iii)
the original certificates representing all Equity Interests in each of Madera, Boardman and Pacific Holding shall have been delivered to the Collateral Agent, in each case together with a duly executed transfer power in the form attached to the Pledge Agreement relating to such Equity Interests; and

(iv)
with respect to each of Madera, Boardman, Pacific Holding, the Madera Plant and the Boardman Plant, evidence of the making (which may be on the Closing Date) of all other actions, recordings and filings of or with respect to the Security Documents delivered pursuant to Section 6.01(a) (Conditions to Closing - Delivery of Financing Documents) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first-priority Liens created thereunder.

(h) Financial Statements. The Administrative Agent shall have received accurate and complete copies of the audited annual financial statements of Pacific Ethanol for the most recent Fiscal Year then available and the unaudited quarterly financial statements of Pacific Ethanol for September 30, 2006. Such financial statements shall be on a consolidated basis.

(i) Third Party Approvals. The Administrative Agent shall have received reasonably satisfactory documentation of any approval by any Person required in connection with any transaction contemplated by this Agreement or any other Financing Document that the Administrative Agent has reasonably requested in connection herewith.

(j) Establishment of Project Accounts. Each of the Project Accounts shall have been established to the reasonable satisfaction of the Administrative Agent.

(k) Insurance. The Administrative Agent shall have received:

(i)
reasonably satisfactory evidence that the insurance requirements set forth on Schedule 7.01(h) with respect to the Borrowers and the Plants have been satisfied, including binders or certificates evidencing the commitment of insurers to provide each insurance policy required by Schedule 7.01(h), evidence of the payment of all premiums then due and owing in respect of such insurance policies and a certificate of the Insurance Consultant and the Borrowers' insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect; and

(ii)
a report of the Insurance Consultant in form and substance reasonably satisfactory to the Administrative Agent discussing, among other matters that the Administrative Agent may require, the adequacy of the insurance coverage for the Project, together with a duly executed certificate of the Insurance Consultant in the form of Exhibit 6.01(k), appropriately completed to the satisfaction of the Administrative Agent;

provided, that with respect to Sections 6.01(k)(i) and (ii) if, on the Closing Date, the insurance coverage for any of the Plants does not satisfy the requirements set forth on Schedule 7.01(h), any such deficiencies shall be satisfactorily resolved, as certified by the Insurance Consultant, as a condition precedent to the first Funding for such Plant.

(l) Independent Engineer's Report. The Administrative Agent shall have received the report of the Independent Engineer, dated December 5, 2006.

(m) Environmental Site Assessments. The Administrative Agent shall have received an Environmental Site Assessment Report with respect to each Site, accompanied by a corresponding reliance letter (to the extent such report does not permit reliance thereon by the Lenders), each in form and substance reasonably satisfactory to the Administrative Agent.

(n) Ethanol Market Report. The Administrative Agent shall have received the report of the Ethanol Market Consultant, dated December 1, 2006.

(o) Agricultural Market Report. The Administrative Agent shall have received the report of the Agricultural Market Consultant, dated December 1, 2006.

(p) Appraisal. The Administrative Agent shall have received an appraisal with respect to each of the Madera Plant and the Boardman Plant, each in form and substance reasonably satisfactory to the Administrative Agent.

(q) Budgets and Schedules.

(i)
The Administrative Agent shall have received the Construction Budget for each Plant (other than the Madera Plant), accompanied by a certificate of an Authorized Officer of the Borrowers' Agent, dated as of the Closing Date, certifying as to the reasonableness of the underlying assumptions and the conclusions on which each such Construction Budget is based, each in form and substance reasonably satisfactory to the Administrative Agent; provided, that any Construction Budget consistent with the Financial Model shall be deemed to be satisfactory.

(ii)
The Administrative Agent shall have received a Drawdown Schedule for each Plant (other than the Madera Plant), each in form and substance reasonably satisfactory to the Administrative Agent; provided, that any Drawdown Schedule consistent with the Financial Model shall be deemed to be satisfactory.

(iii)
The Administrative Agent shall have a received an Operating Budget for the remaining months of the 2007 calendar year for the Madera Plant, accompanied by a certificate of an Authorized Officer of the Borrowers' Agent, dated as of the Closing Date, certifying as to the reasonableness of the underlying assumptions and the conclusions on which such Operating Budget is based, each in form and substance reasonably satisfactory to the Administrative Agent.

(r) Title Insurance.

(i)
The Administrative Agent shall have received a paid policy or policies of mortgage title insurance (the "Title Insurance Policy") with respect to the Madera Site and the Boardman Site, in an aggregate amount equal to ninety-two million Dollars ($92,000,000) on a Form 1992 extended coverage lender's policy, containing such endorsements (including an endorsement deleting the creditor's rights exception) as the Administrative Agent may request and otherwise in form and substance reasonably satisfactory to the Administrative Agent, from the Title Insurance Company, containing no exception for mechanics' or materialmen's Liens and no other exceptions (printed or otherwise) other than those approved by the Administrative Agent (such approval not to be unreasonably withheld), and insuring that the Collateral Agent has a good, valid and enforceable first Lien of record on the corresponding Mortgaged Property free and clear of all defects and encumbrances (other than Permitted Liens); provided, that if the Title Insurance Policy with respect to either such Plant contains any survey exceptions, such exceptions shall be satisfactorily discharged as a condition to the first Funding for such Plant.

(ii)
The Title Insurance Policy shall confirm that (A) Madera has good, marketable title to the Madera Site subject to no Liens (other than Liens in favor of the Collateral Agent or other Permitted Liens) and (B) Boardman has a valid and subsisting leasehold estate in and to the Boardman Leased Premises subject to no Liens (other than Liens in favor of the Collateral Agent or other Permitted Liens).

(s) Bank Regulatory Requirements. The Administrative Agent shall have received at least five (5) Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including the Patriot Act.

(t) Closing Fees; Expenses. The Administrative Agent shall have received for its own account, or for the account of each Lender, Lead Arranger and Agent entitled thereto, all fees due and payable pursuant to Section 3.13 (Fees) and all reasonable costs and expenses (including reasonable and documented legal fees and expenses) for which invoices have been presented, in each case, required to be paid on or before the Closing Date.

(u) Process Agent. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, acceptances from the Process Agent for the Borrowers, the Pledgor and Pacific Ethanol appointed under Section 11.02(d) (Applicable Law; Jurisdiction; Etc. - Appointment of Process Agent and Service of Process) and as required under each other Financing Document in effect on the Closing Date.

(v) Financial Model. The Administrative Agent shall have received a certificate of a Financial Officer of the Borrowers' Agent, dated as of the Closing Date, certifying that the Financial Model attached to Exhibit 6.01(v) has not been amended or modified (or, in the event of any amendment or modification thereto, such amendments or modification shall not, in the reasonable opinion of the Administrative Agent, reflect any adverse changes) and certifying as to the reasonableness of the underlying assumptions and the conclusions on which the Financial Model is based.

(w) Loan Pay-Off. The Administrative Agent shall have received satisfactory evidence of the termination of the United Capital Loan Facility and the release of the Liens granted in connection therewith.

(x) Equator Principles. The Administrative Agent shall have received all documentation requested by the Administrative Agent that is necessary to evidence compliance, and otherwise required in connection, with the Equator Principles.

Section 6.02 Conditions to Madera Funding. In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the release of any Construction Loan funds deposited in or standing to the credit of the Escrow Account for the Madera Plant for transfer to the Construction Holding Account (which, in the event that the Madera Plant is In-Progress Plant 1, shall be the In-Progress Plant 1 Construction Loans or, in the event that the Madera Plant is In-Progress Plant 2, shall be the In-Progress Plant 2 Tranche B Construction Loans), and, in the event that the Madera Plant is In-Progress Plant 2, the obligation of the Tranche A Lenders to make available the Funding of the In-Progress Plant 2 Tranche A Construction Loans, is subject to the satisfaction of each of the following conditions precedent.

(a) Madera Plant Completion. The Commercial Operation Date for the Madera Plant shall have occurred on or before December 31, 2007.

(b) Lien Searches. The Administrative Agent shall have received completed requests for information or lien search reports, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) before the date of such Funding, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware or California, and any other jurisdictions reasonably requested by the Administrative Agent, that name Madera or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens (other than Permitted Liens (or Liens that were Permitted Liens on or before the date of the applicable Funding Notice, in which case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens prior to the applicable Funding Date) and, in the event that the Madera Funding is the first Construction Loan Funding, Liens identified in Schedule 6.01(g)(i) and in such case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens identified on Schedule 6.01(g)(i)).

(c) Good Standing. The Administrative Agent shall have received satisfactory certificates of good standing from the Secretaries of State of each of Delaware and California, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the requested Funding Date, with respect to Madera.

(d) Madera Survey. The Administrative Agent shall have received a current Survey of the Madera Site showing all real property rights for the Madera Plant required hereunder, which shall be satisfactory to the Title Insurance Company insuring the Collateral Agent's interest in the Madera Mortgaged Property (and shall be sufficient to enable the Title Insurance Company to either (i) remove any survey exceptions from the Madera Title Insurance Policy or (ii) replace such survey exceptions with survey exceptions that do not identify any matters other than Permitted Liens), shall not show any encumbrances other than Permitted Liens, and shall be certified to the Collateral Agent, the Administrative Agent, the Lenders and such Title Insurance Company.

(e) Madera Project Documents; Contracts; Consents.

(i)
The Administrative Agent shall have received a copy of each Project Document, or amendment thereto, for the Madera Facility that has been entered into after the Closing Date (which shall include the Pacific Ethanol Guarantees for the applicable Madera Project Documents), each of which shall be in full force and effect and shall have been approved by the required Project Document Approval Level.

(ii)
The Administrative Agent shall have received a true, correct and complete copy (certified as such by Madera) of each agreement evidencing Contractual Obligations of Madera or otherwise relating to the Madera Plant reasonably requested by, and not previously delivered to, the Administrative Agent.

(iii)
The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of Madera certifying that (A) the copies of each document delivered pursuant to Section 6.02(e)(i) and (ii) are true, correct and complete copies of such documents, (B) such documents are in full force and effect and no term or condition of any such Project Document has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document delivered pursuant to Section 6.02(e)(i) that are required to be satisfied on or before the date of such requested Funding, if any, have been satisfied, or waived by the parties thereto, and (D) no material breach, material default or material violation by any Borrower, or to the knowledge of each Borrower, any Major Project Party under any such Project Document has occurred and is continuing.

(iv)
The Administrative Agent shall have received a Consent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Madera Project Document identified on Schedule 6.02(e)(iv) (which, in the case of Consents from non-Affiliate Project Parties, may be delivered on or before the Funding Date).

(f) Opinions of Counsel. The Administrative Agent shall have received (on or before the Madera Funding Date) the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)
the opinion of Latham & Watkins LLP, New York and California counsel to the Loan Parties (and covering customary matters under Delaware law and permitting matters relating to the Madera Plant) covering customary matters and matters reasonably requested by the Administrative Agent that in each such case were not addressed in the opinions delivered on the Closing Date; and

(ii)
if reasonably requested by the Administrative Agent, opinions of reasonably acceptable counsel to the Major Project Parties that are parties to the Madera Project Documents identified on Schedule 6.02(e)(iv) with respect to which a Consent has been delivered.

(g) Title Insurance. The Administrative Agent shall have received (on or before the Madera Funding Date) an ALTA 122 Endorsement to the Title Insurance Policy with respect to the Madera Site.

(h) Independent Engineer's Report. The Administrative Agent shall have received a supplemental report of the Independent Engineer, updating those matters relating to the Madera Plant addressed in the report of the Independent Engineer dated December 5, 2006 as the Administrative Agent may reasonably request, which report shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that any Lender who does not object to a request for approval of such report within fifteen (15) days following receipt by such Lender of such written request and a copy of such report shall be deemed to have approved such report).

(i) Insurance. Any deficiencies with respect to the insurance for the Madera Plant identified in the report delivered pursuant to Section 6.01(k) (Conditions to Closing - Insurance) shall have been addressed in a manner reasonably satisfactory to the Administrative Agent and the Insurance Consultant and the Administrative Agent shall have received a reasonably satisfactorily completed certificate of the Insurance Consultant in substantially the form of Exhibit 6.01(k) confirming such matters.

(j) Governmental Approvals. Madera shall have all Necessary Project Approvals required as of the date of such requested Funding to operate the Madera Plant, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of Madera certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Project Approval, (ii) each such Necessary Project Approval is in full force and effect and is final and Non-Appealable, (iii) all Necessary Project Approvals required for the Madera Plant at a later date will be obtained in due course prior to the time when needed, and (iv) each applicable Governmental Approvals Update Schedule accurately identifies all Necessary Project Approvals necessary for the Madera Plant.

Section 6.03 Conditions to Boardman Funding. In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the release of any Construction Loan funds deposited in or standing to the credit of the Escrow Account for the Boardman Plant for transfer to the Construction Holding Account (which, in the event that the Boardman Plant is In-Progress Plant 1, shall be the In-Progress Plant 1 Construction Loans or, in the event that the Boardman Plant is In-Progress Plant 2, shall be the In-Progress Plant 2 Tranche B Construction Loans), and, in the event that the Boardman Plant is In-Progress Plant 2, the obligation of the Tranche A Lenders to make available the Funding of the In-Progress Plant 2 Tranche A Construction Loans, is subject to the satisfaction of each of the following conditions precedent.

(a) Boardman Completion.

(i)	On or before December 31, 2007, the Commercial Operation Date for the Boardman Plant shall have occurred.

(ii)
The Administrative Agent shall have received an Operating Budget for the Boardman Plant for the remaining months of the 2007 calendar year, which budget shall be reasonably satisfactory to the Administrative Agent and the Independent Engineer.

(b) Lien Searches. The Administrative Agent shall have received completed requests for information or lien search reports, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) before the date of such Funding, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware or Oregon, and any other jurisdictions reasonably requested by the Administrative Agent that name Boardman or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens (other than Permitted Liens (or Liens that were Permitted Liens prior to the date of the applicable Funding Notice, in which case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens on or before the applicable Funding Date) and, in the event that the Boardman Funding is the first Construction Loan Funding, other Liens identified in Schedule 6.01(g)(i) and in such case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens identified as Schedule 6.01(g)(i)).

(c) Good Standing. The Administrative Agent shall have received satisfactory certificates of good standing from the Secretaries of State of each of Delaware and Oregon, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the requested Funding Date, with respect to Boardman.

(d) Boardman Survey. The Administrative Agent shall have received a current Survey of the Boardman Site, which shall be satisfactory to the Title Insurance Company insuring the Collateral Agent's interest in the Boardman Mortgaged Property and shall not show any encumbrances other than Permitted Liens (and shall be sufficient to enable the Title Insurance Company to either (i) remove any survey exceptions from the Boardman Title Insurance Policy or (ii) replace such survey exceptions with survey exceptions that do not identify any matters other than Permitted Liens), and certified to the Collateral Agent, the Administrative Agent, the Lenders and such Title Insurance Company.

(e) Boardman Project Documents; Contracts; Consents.

(i)
The Administrative Agent shall have received a copy of each Project Document, or amendment thereto, for the Boardman Facility that has been entered into after the Closing Date (which shall include the Pacific Ethanol Guarantees for the applicable Boardman Project Documents), each of which shall be in full force and effect and shall have been approved by the required Project Document Approval Level.

(ii)
The Administrative Agent shall have received a true, correct and complete copy (certified as such by Boardman) of each agreement evidencing Contractual Obligations of Boardman or otherwise relating to the Boardman Plant reasonably requested by, and not previously delivered to, the Administrative Agent.

(iii)
The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of Boardman certifying that (A) the copies of each document delivered pursuant to Section 6.03(e)(i) and (ii) are true, correct and complete copies of such documents, (B) such documents are in full force and effect and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document delivered pursuant to Section 6.03(e)(i) that are required to be satisfied on or before the date of such requested Funding, if any, have been satisfied, or waived by the parties thereto, and (D) no material breach, material default or material violation by any Borrower, or to the knowledge of each Borrower, any Major Project Party under any such Project Document has occurred and is continuing.

(iv)
The Administrative Agent shall have received a Consent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Boardman Project Document identified on Schedule 6.02(e)(iv) (which, in the case of Consents from non-Affiliate Project Parties, may be delivered on or before the Funding Date).

(f) Opinions of Counsel. The Administrative Agent shall have received (on or before the Boardman Funding Date) the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)
the opinion of Latham & Watkins LLP (or such other legal counsel reasonably acceptable to the Administrative Agent), as New York and California counsel to the Loan Parties (and covering customary matters under Delaware law) covering customary matters and matters reasonably requested by the Administrative Agent that in each such case were not addressed in the opinions delivered on the Closing Date;

(ii)
the opinion of Tonkon Torp LLP (or such other legal counsel reasonably acceptable to the Administrative Agent), as Oregon counsel to the Loan Parties, covering customary matters and matters reasonably requested by the Administrative Agent (including permitting matters relating to the Boardman Plant), that in each such case were not addressed in the opinions delivered on the Closing Date; and

(iii)
if reasonably requested by the Administrative Agent, opinions of reasonably acceptable counsel to the Major Project Parties that are parties to the Boardman Project Documents identified on Schedule 6.02(e)(iv) with respect to which a Consent has been delivered.

(g) Title Insurance. The Administrative Agent shall have received an ALTA 122 Endorsement to the Title Insurance Policy with respect to the Boardman Site.

(h) Independent Engineer's Report. The Administrative Agent shall have received a supplemental report of the Independent Engineer, updating those matters relating to the Boardman Plant addressed in the report of the Independent Engineer dated December 5, 2006 as the Administrative Agent may reasonably request, which report shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that any Lender who does not object to a request for approval of such report within fifteen (15) days following receipt by such Lender of such written request and a copy of such report shall be deemed to have approved such report).

(i) Insurance. Any deficiencies with respect to the insurance for the Boardman Plant identified in the report delivered pursuant to Section 6.01(k) (Conditions to Closing - Insurance) shall have been addressed in a manner reasonably satisfactory to the Administrative Agent and the Insurance Consultant and the Administrative Agent shall have received a reasonably satisfactorily completed certificate of the Insurance Consultant in substantially the form of Exhibit 6.01(k) confirming such matters.

(j) Governmental Approvals. Boardman shall have all Necessary Project Approvals required as of the date of such requested Funding to operate the Boardman Plant, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of Boardman certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Governmental Project Approval, (ii) each such Necessary Project Approval is in full force and effect and is final and Non-Appealable, (iii) all Necessary Project Approvals required for the Boardman Plant at a later date will be obtained in due course prior to the time when needed, and (iv) each applicable Governmental Approvals Update Schedule accurately identifies all Necessary Project Approvals necessary for the Boardman Plant.

Section 6.04 Conditions to First Funding for Each Greenfield Plant. In addition to the conditions set forth in Section 6.05 (Conditions to All Greenfield Plant Construction Loan Fundings) and Section 6.08 (Conditions to All Fundings), the obligation of each Tranche A Lender to make available the first Funding of each of the Greenfield Plant 1 Construction Loans, the Greenfield Plant 2 Construction Loans and the Greenfield Plant 3 Construction Loans, and the initial release of any funds deposited in or standing to the credit of the Escrow Account for transfer to the applicable Greenfield Plant Construction Account, is subject to the satisfaction of each of the following conditions precedent.

(a) Equity. The Administrative Agent shall have received reasonably satisfactory evidence that the relevant Required Equity Contributions have been made to Pacific Holding, contributed to the Borrower with respect to whose Plant such Funding is requested, and fully applied to pay Project Costs for such Plant (as verified by the Independent Engineer).

(b) Lien Searches. The Administrative Agent shall have received completed requests for information or lien search reports, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the requested Funding Date, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware or the jurisdiction where the Plant for which such Funding is requested is located, and any other jurisdictions reasonably requested by the Administrative Agent that name the relevant Borrower or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens other than Permitted Liens (or Liens that were Permitted Liens prior to the date of the applicable Funding Notice, in which case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens prior to the applicable Funding Date).

(c) Good Standing. The Administrative Agent shall have received satisfactory certificates of good standing from the Secretaries of State of each of Delaware and the state where the relevant Plant is located, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the requested Funding Date, with respect to the Borrower whose Plant is the subject of the requested Funding.

(d) Resolutions. The Administrative Agent shall have received from the Borrower whose Plant is the subject of such requested Funding (and, if required, from the Pledgor and Pacific Ethanol) a certificate of an Authorized Officer dated as of the date of such requested Funding, upon which the Administrative Agent and each Lender may conclusively rely, as to reasonably satisfactory resolutions of its members, managers or directors, as the case may be, then in full force and effect authorizing the execution, delivery and performance of each Transaction Document to which it is party and the consummation of the transactions contemplated therein to the extent that resolutions authorizing such Transaction Document or such transactions were not provided pursuant to Section 6.01(d) (Conditions to Closing - Resolutions, Incumbency, LLC Agreements).

(e) Survey. The Administrative Agent shall have received a current Survey of the Site for the Plant with respect to which such Funding is being requested, which shall be satisfactory to the Title Insurance Company insuring the Collateral Agent's interest in the Mortgaged Property for such Plant and shall not show any encumbrances other than Permitted Liens, and shall be certified to the Collateral Agent, the Administrative Agent, the Lenders and such Title Insurance Company.

(f) Title Insurance.

(i)
The Administrative Agent shall have received (on or before the date of such requested Funding) a paid Title Insurance Policy with respect to the Site for the Plant with respect to which such Funding is requested, in an aggregate amount equal to sixty-nine million Dollars ($69,000,000) on a Form 1992 extended coverage lender's policy, containing such endorsements (including an endorsement deleting the creditor's rights exception) as the Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent from the Title Insurance Company, containing no exception for mechanics' or materialmen's Liens and no other exceptions (printed or otherwise) other than those approved by the Administrative Agent (such approval not to be unreasonably withheld), and insuring that the Collateral Agent has a good, valid and enforceable first Lien of record on the corresponding Mortgaged Property free and clear of all defects and encumbrances (other than Permitted Liens).

(ii)
In the case of Brawley or Burley, the Title Insurance Policy shall confirm that Brawley or Burley, as the case may be, has good, marketable title to the Brawley Site or Burley Site subject to no Liens (other than Permitted Liens).

(iii)
In the case of Stockton, the Title Insurance Policy shall confirm that Stockton has a valid and subsisting leasehold estate in and to the Stockton Leased Premises subject to no Liens (other than Permitted Liens).

(g) Collateral.

(i)
The Mortgage, Pledge Agreement and Security Agreement for the Plant (and related Borrower) with respect to which such Funding has been requested shall have been duly executed and delivered (or will be delivered on the requested Funding Date prior to or simultaneously with the requested Funding), and the Collateral Agent shall have been granted (prior to or simultaneously with the requested Funding) a first priority perfected security interest in the Collateral described therein.

(ii)
The Collateral Agent shall have been designated as the payee under (or shall have received a dual obligee rider with respect to) each Performance Bond and each Payment Bond issued under any Construction Contract for the Plant with respect to which such Funding has been requested with a value greater than one million Dollars ($1,000,000).

(iii)	The Administrative Agent shall have received:

(A)
UCC financing statements and other filings and recordations (other than fixture filings or recordation of any Mortgage), in proper form for filing in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under such Security Documents covering the Collateral described therein and each such UCC financing statement and other filing or recordation shall be duly filed on or before such Funding Date, prior to or simultaneously with the requested Construction Loan Funding;

(B)
the original certificates representing all Equity Interests in the Borrower whose Plant is the subject of such requested Funding shall have been delivered (prior to or simultaneously with the requested Funding) to the Collateral Agent, in each case together with a duly executed transfer power in the form attached to the Pledge Agreement relating to such Equity Interests; and

(C)
satisfactory evidence of the making (which may be simultaneous with such Funding) of all other actions, recordings and filings of or with respect to the Security Documents for such Plant and such Borrower that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first-priority Liens created thereunder.

(h) Construction Schedule and Updated Budget.

(i)
The Administrative Agent shall have received, for the Plant with respect to which such Funding is requested, a certificate of the Borrowers' Agent, together with a confirmation and approval in respect of thereof from the Independent Engineer, (A) that no changes need be made to the Construction Budget for such Plant delivered under Section 6.01(q) (Conditions to Closing -Budgets and Schedules) or (B) an updated Construction Budget for such

Plant, certified as to the reasonableness of the underlying assumptions and the conclusions on which such budget is based by an Authorized Officer of the relevant Borrower and demonstrating aggregate Project Costs for such Plant equal to or less than the amount provided for in the Construction Budget for such Plant delivered under Section 6.01(q) (Conditions to Closing -Budgets and Schedules); provided, that if there was an increase in costs between the Construction Budget provided on the Closing Date and such updated Construction Budget, an amount adequate to cover all such increased costs shall have been deposited in the Construction Account or previously applied to pay Project Costs with respect to such Plant (from sources other than the Loans, Cash Flow or the Sponsor Support Agreement), as verified by the Independent Engineer.

(ii)	The Administrative Agent shall have received a Construction Schedule for such Plant, which shall have been reasonably approved by the Independent Engineer and the Administrative Agent.

(i) Independent Engineer's Report.

(i)
The Administrative Agent shall have received an updated report of the Independent Engineer, addressing the adequacy of utility arrangements and each of the other matters set forth below for the Plant with respect to which such Funding is being requested, identifying any material changes from the report of the Independent Engineer dated December 5, 2006 in costs, adequacy of contingency or other matters addressed therein, which updated report shall not include any materially adverse conclusions by the Independent Engineer, and a duly executed certificate of the Independent Engineer and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that any Lender who does not object to a request for approval of such report within fifteen (15) days following receipt by such Lender of such written request and a copy of such report shall be deemed to have approved such report).

(ii)
The Independent Engineer shall have certified to the Administrative Agent that the Independent Engineer believes that the Commercial Operation Date for the Plant with respect to which such Funding is requested will occur on or prior to the Conversion Date Certain.

(j) Insurance. The Administrative Agent shall have received binders or certificates evidencing the commitment of insurers to provide the applicable insurance policies then required under by Section 7.01(h) (Affirmative Covenants - Insurance) with respect to the Borrowers for the Plant with respect to which such Funding is requested, together with evidence of the payment of all premiums then due and payable in respect of such insurance policies, a certificate of the Borrowers' insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect and an updated report of the Insurance Consultant confirming compliance with the insurance requirements for such Plant set forth on Schedule 7.01(h) and material insurance requirements set forth in the Project Documents for such Plant (including the satisfaction of any deficiencies identified with respect to such Plant on the Closing Date), accompanied by a duly executed certificate of the Insurance Consultant in the form of Exhibit 6.01(k) appropriately completed to the reasonable satisfaction of the Administrative Agent.

(k) Appraisal. The Administrative Agent shall have received an appraisal of the Site for the Plant with respect to which such Funding has been requested, in form and substance reasonably satisfactory to the Administrative Agent.

(l) Opinions of Counsel. The Administrative Agent shall have received (on or before the date of such requested Funding) the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent, covering customary matters and matters reasonably requested by the Administrative Agent that in each such case were not addressed in the opinions delivered on the Closing Date:

(i)
the opinion of Latham & Watkins LLP (or such other legal counsel reasonably acceptable to the Administrative Agent), as New York counsel to the Loan Parties (and covering customary matters under Delaware law);

(ii)
in the case of the initial Funding of the Construction Loans for the Stockton Plant or the Brawley Plant, the opinion of Latham & Watkins LLP (or such other legal counsel reasonably acceptable to the Administrative Agent), as California counsel to the Borrowers (covering, among other matters, the applicable Mortgage and customary permitting opinions for the applicable Plant);

(iii)
in the case of the initial Funding of the Construction Loans for the Burley Plant, the opinion of Idaho counsel to the Loan Parties reasonably satisfactory to the Administrative Agent (covering, among other matters, the Burley Deed of Trust and customary permitting opinions for Burley); and

(iv)
if reasonably requested by the Administrative Agent, opinions of reasonably acceptable counsel to the Major Project Parties that are parties to the Project Documents identified on Schedule 6.02(e)(iv) relating to the Plant whose initial Funding has been requested and with respect to which a Consent has been delivered.

(m) Project Documents; Contracts; Consents.

(i)
The Administrative Agent shall have received a copy of each Project Document, and each amendment thereto, for the Plant with respect to which such Funding is requested that has been entered into after the Closing Date (which shall include the Pacific Ethanol Guarantees for the applicable Project Documents for such Greenfield Plant), each of which shall be in full force and effect and shall have been approved by the required Project Document Approval Level.

(ii)
The Administrative Agent shall have received a true, correct and complete copy (certified as such by such Borrower) of each agreement evidencing Contractual Obligations of such Borrower or otherwise relating to such Plant reasonably requested by, and not previously delivered to, the Administrative Agent.

(iii)
The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of such Borrower certifying that (A) the copies of each document delivered pursuant to Section 6.04(m)(i) and (ii) are true, correct and complete copies of such documents, (B) such documents are in full force and effect and no term or condition of any such Project Document has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document delivered pursuant to Section 6.04(m)(i), and each other Project Document then in effect and relating to the Plant with respect to which such Funding is requested, that are required to be satisfied on or before the date of such requested Funding, if any, have been satisfied, or waived by the parties thereto, and (D) no material breach, material default or material violation by any Borrower, or to the knowledge of each Borrower, any Major Project Party under any such Project Document described in clause (C) has occurred and is continuing.

(iv)
The Administrative Agent shall have received a Consent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Project Document, for the Plant with respect to which such Funding is requested, identified on Schedule 6.02(e)(iv) (which, in the case of Consents from non-Affiliate Project Parties, may be delivered on or before the Funding Date).

(n) Construction Contract Schedules. The Administrative Agent shall have received (i) a copy of each Work Schedule provided for in any Construction Contract for the Plant with respect to which such Funding is requested and (ii) a copy of each Schedule of Values provided for in any such Construction Contract, in each such case in form and substance reasonably satisfactory to the Independent Engineer and the Administrative Agent and certified by an Authorized Officer of the Borrowers' Agent.

(o) Option. With respect to the Brawley Site or the Burley Site, the Administrative Agent shall have received satisfactory evidence from the Borrower whose Plant is the subject of such requested Funding that the option under the Brawley Option Agreement and/or the Burley Option Agreement, as the case may be, has been duly exercised and the Borrower owns good and marketable title to the Brawley Site and/or the Burley Site.

(p) Governmental Approvals. The Borrower whose Plant is the subject of such requested Funding shall have all Necessary Project Approvals required as of the date of such requested Funding for its Plant, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of such Borrower certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Project Approval, (ii) each such Necessary Project Approval is in full force and effect and is final and Non-Appealable, (iii) all Necessary Project Approvals required for such Plant at a later date will be obtained in due course prior to the time when needed, and (iv) each applicable Governmental Approvals Update Schedule accurately identifies all Necessary Project Approvals necessary for such Plant.

(q) Process Agent. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, acceptances from the Process Agent appointed under each additional Financing Document delivered as a condition to such requested Funding pursuant to which a Process Agent is required to be appointed.

(r) Burley Site Assessment. With respect to the first Funding for the Burley Plant, the Administrative Agent shall have received an Environmental Site Assessment Report for the Site for such Plant, accompanied by a corresponding reliance letter (to the extent such report does not permit reliance thereon by the Lenders), each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (provided that any Lender who does not object to a request for approval of such report and such reliance letter within fifteen (15) days following receipt by such Lender of such written request for approval and a copy of such report and such reliance letter shall be deemed to have given its approval, and provided that such written request specifies that any Lender who fails to respond within such time period shall be deemed to have approved such request).

Section 6.05 Conditions to All Greenfield Plant Construction Loan Fundings. In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the obligation of each Tranche A Lender to make available each Funding of its Construction Loans for the Greenfield Plants, and the release of any Construction Loan funds deposited in or standing to the credit of the Escrow Account for transfer to the applicable Greenfield Plant Construction Account, shall be subject to the fulfillment of the following conditions precedent.

(a) Madera and Boardman Fundings. Each of the Madera Funding and the Boardman Funding shall have occurred.

(b) Funding Notice. The Administrative Agent shall have received a Funding Notice, as required by and in accordance with Section 2.05 (Notice of Fundings), together with each of the documents described below (for each Plant with respect to which a Funding is then being requested):

(i)
to the extent requested by the Independent Engineer, all invoices for Project Costs with respect to which such Funding is requested, each of which shall be certified as true, correct and complete by the Borrowers' Agent and the relevant Construction Contractor and substantiated by the Independent Engineer;

(ii)
conditional sworn Lien waiver statements in form and substance reasonably satisfactory to the Administrative Agent and the Independent Engineer evidencing receipt of payment by each Construction Contractor, subcontractors, and all other Persons who were paid from the proceeds of the then-last preceding Funding for the relevant Plant (which may exclude Lien waiver statements for amounts less than one million Dollars ($1,000,000) on an aggregate basis); provided, that if there has been no such then-last preceding Funding, such Lien waiver statements shall evidence receipt of all payments made prior to the date thereof, or then due and payable, by the Borrowers to each Construction Contractor and all subcontractors and all other Persons (which may exclude Lien waiver statements for amounts less than one million Dollars ($1,000,000) on an aggregate basis). Such Lien waiver statements shall (A) be dated on or about the date of the Funding Notice (or, if earlier, on or about the date that the relevant construction work was completed) and (B) cover all work done and all sums received through the date of the then-last preceding Funding for the relevant Plant (or if there has been no such then last preceding Funding to make payments to a particular Construction Contractor or other payee, the date hereof). Each such Lien waiver statement shall be certified as true, correct and complete by the Borrowers' Agent and shall be verified by the Independent Engineer;

(iii)
a list of all Change Orders for such Plant to the date of such Funding Notice identifying those Change Orders for such Plant, identifying those Change Orders that were not previously submitted to the Administrative Agent, together with a statement by the Borrowers' Agent that copies of the same have been submitted to the Independent Engineer prior to the date of such Funding Notice and a list of all contemplated Change Orders for such Plant that have not yet been entered into, together with confirmation that each such Change Order (other than any contemplated Change Order which has not been agreed to by the relevant Borrower) is in compliance with Section 7.02(m)(iii) (Negative Covenants - Project Documents); and

(iv)
to the extent requested by the Independent Engineer or the Administrative Agent, evidence (which shall include the Lien waiver statements required under Section 6.05(b)(iii) and a detailed receipt for payments itemized by Line Item in the Construction Budget for such Plant) reasonably satisfactory to the Independent Engineer that the full amount of the proceeds of the then-last preceding Funding for such Plant has been paid out by the Borrowers or the Construction Contractors to the Persons with respect to whom such Funding proceeds were disbursed and otherwise in accordance with this Agreement; provided that if there has been no such then-last preceding Funding for such Plant, such evidence shall (if requested by the Administrative Agent or the Independent Engineer) confirm receipt of all payments due and payable with respect to such Plant by the Borrowers to the Construction Contractors, all subcontractors and all other Persons since the date hereof.

(c) Independent Engineer's Certification. The Administrative Agent shall have received an Independent Engineer's Certificate in respect of such Funding Notice, reasonably satisfactorily completed and duly executed by the Independent Engineer, and confirming that (i) the Commercial Operation Date for such Plant is capable of being completed on or before the Conversion Date Certain and (ii) sufficient funds remain available to the Borrowers, including under this Agreement and under the Sponsor Support Agreement, to complete such Plant in accordance with the applicable Construction Schedule and the Transaction Documents, and any exceptions set forth on the Exhibits thereto shall be reasonably satisfactory to the Required Lenders.

(d) Title Insurance. With respect to such Plant, the Administrative Agent shall have received (on or before the date of such requested Funding) an ALTA 122 Endorsement to the Title Insurance Policy relating to such Plant.

Section 6.06 Conditions to Greenfield Plant Top-Up Funding. In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the obligation of each Tranche A Lender to make available each Greenfield Plant Top-Up Funding shall be subject to the fulfillment of the following conditions precedent.

(a) Commercial Operations. The Commercial Operation Date for the relevant Plant shall have occurred.

(b) Operating Budget. The Administrative Agent shall have received an Operating Budget for the relevant Plant for the remaining months of the then-current calendar year, which budget shall be reasonably satisfactory to the Administrative Agent and the Independent Engineer.

(c) Title Insurance. With respect to the Greenfield Plant whose Excess Construction Loan Commitments are requested to be drawn, the Administrative Agent shall have received (on or before the date of the requested Funding) an ALTA 122 Endorsement to the Title Insurance Policy relating to such Plant.

Section 6.07 Conditions to Term Loan Funding. In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the obligation of each Lender to make its Term Loans shall be subject to the fulfillment of the following conditions precedent.

(a) Term Notes. Each requesting Construction/Term Lender shall have received a Term Note payable to such Lender in the amount of such Lender's Term Loan Commitment, duly executed by each Borrower and otherwise complying with the provisions of Section 2.07 (Evidence of Indebtedness).

(b) Construction Loan Payoff. All of the Construction Loans shall have been or shall simultaneously be repaid with the proceeds of such Term Loans.

(c) Commercial Operation Date. The Commercial Operation Date for each Plant whose owner has not been released pursuant to Section 7.04 (Release of Borrower) shall have occurred.

(d) Insurance. The Administrative Agent shall have received binders or certificates evidencing the commitment of insurers to provide the insurance policies required by Section 7.01(h) (Affirmative Covenants - Insurance), together with evidence of the payment of all premiums then due and payable in respect of such insurance policies and a certificate of the Borrowers' insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect, and the Administrative Agent shall have received a certificate of the Insurance Consultant in substantially the form of Exhibit 6.01(k) with respect thereto.

(e) Title Insurance. The Administrative Agent shall have received (on or before the date of the requested Funding) an ALTA 122 Endorsement to each Title Insurance Policy.

(f) Security. The Administrative Agent shall have received evidence that (i) the Collateral Agent continues to have a perfected first priority security interest in all right, title and interest of each Borrower and the Pledgor in and to the Collateral prior to all other Liens thereon and subject only to Permitted Liens, and (ii) all Governmental Approvals that are necessary or desirable in order to establish, protect, preserve and perfect the Collateral Agent's Liens have been duly made or taken and are in full force and effect.

(g) Operating Budget and Plan. The Administrative Agent shall have received a copy of the then-current Operating Budget for the Project, which shall include all Plants which respect to which any Fundings have been disbursed, in form and substance reasonably satisfactory to the Administrative Agent.

(h) Project Accounts. The Project Accounts shall continue to be maintained in accordance with this Agreement and shall contain all amounts, if any, required to be deposited therein as of the Conversion Date, including the amount on deposit in or standing to the credit of the Debt Service Reserve Account which shall be at, or shall be funded on the Conversion Date up to, a level no less than fifty percent (50%) of the Debt Service Reserve Requirement.

(i) Legal Opinions. The Administrative Agent shall have received (on or before the date of such requested Funding) legal opinions from counsel to the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent, addressing those matters relating to the Project, the Transaction Documents and the transactions contemplated therein, and the Collateral as are customarily provided in connection with "term conversions" and as the Administrative Agent may reasonably request.

Section 6.08 Conditions to All Fundings. The obligation of each Lender to make available each Funding of its Loans (including the release of any Tranche B Construction Loan funds deposited into or standing to the credit of the Escrow Account for transfer to any Construction Account), the occurrence of the Closing Date and the issuance of any Letter of Credit, shall be subject to the fulfillment of the following conditions precedent.

(a) Funding Notice. The Administrative Agent shall have received a duly executed Funding Notice (except in connection with the occurrence of the Closing Date or the issuance of a Letter of Credit), as required by and in accordance with Section 2.05 (Notice of Fundings), which shall certify that:

(i)	the Borrowers are in compliance with all conditions set forth in this Section 6.08, and each other applicable Section of this Article VI, on and as of the proposed Funding Date, before and after giving effect to such Funding and to the application of the proceeds therefrom (provided that, to the extent reasonably acceptable to the Administrative Agent, such compliance may be demonstrated by the Borrowers' delivery of certain conditions to the relevant Funding, as identified in such Funding Notice, to the Administrative Agent to be held in escrow until the Funding Date);

(ii)
all Funding Representations and Warranties made by each of the Borrowers, the Pledgor and Pacific Ethanol in this Agreement and each of the Financing Documents to which it is a party are true and correct in all material respects on and as of such Funding Date (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to such Funding and to the application of the proceeds therefrom; and

(iii)	since September 30, 2006, no Material Adverse Effect has occurred and is continuing.

(b) Government Approvals. Pacific Holding and each other Borrower with respect to whose Plant a Funding is being requested shall have all Necessary Project Approvals required as of the date of such requested Funding for such Plant, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the relevant Borrowers certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Project Approval not previously delivered to the Administrative Agent, (ii) each such Necessary Project Approval is in full force and effect and is final and Non-Appealable, (iii) all Necessary Project Approvals required for such Plant at a later date will be obtained in due course prior to the time when needed, and (iv) each applicable Governmental Approvals Update Schedule accurately identifies all Necessary Project Approvals necessary for such Plant.

(c) No Default or Event of Default. No Event of Default or Funding Default has occurred and is continuing, or would result from such Funding.

(d) No Litigation.

(i)
No action, suit, proceeding or investigation shall have been instituted or threatened against any of Pacific Holding, the Pledgor, or any Plant or Borrower with respect to whose Plant any Funding has been made or is being requested that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and

(ii)
no action, suit, proceeding or investigation shall have been instituted or threatened against any Project Party that is party to any Project Document with Pacific Holding or that relates to any Borrower or Plant with respect to which a Funding has been made or is being requested that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(e) Abandonment, Taking, Total Loss. (i) No Event of Abandonment or Event of Total Loss shall have occurred and be continuing with respect to any Plant for which a Funding is being requested, (ii) no Event of Taking relating to any Equity Interests in Pacific Holding or any other Borrower with respect to which any Funding is being requested shall have occurred and be continuing, or (iii) no Event of Taking with respect to a material part of any Plant with respect to which any Funding is being requested shall have occurred.

(f) Fees; Expenses. The Administrative Agent shall have received for its own account, or for the account of each Lender and Agent entitled thereto, all fees due and payable as of the date of such Funding pursuant to Section 3.13 (Fees), and all costs and expenses (including reasonable and documented costs, fees and expenses of legal counsel) for which invoices have been presented.

(g) Working Capital Loan Fundings. With respect to the Funding of any Working Capital Loan (other than those resulting from a draw on a Letter of Credit):

(i)
The Administrative Agent shall have received a duly executed Funding Notice, as required by and in accordance with Section 2.05 (Notice of Fundings), accompanied by certified evidence of the Working Capital Expenses with respect to which such Funding has been requested. For the purposes of this Section 6.08(g), on and after the Conversion Date (or, if earlier, the Conversion Date Certain) any reference in this Section 6.08 to (i) "each Plant with respect to which such Funding is requested" (or any similar reference) shall be deemed to be a reference to all Plants with respect to which any Funding has (since the date hereof) been made or is being requested, (ii) a "Funding Default" shall be deemed to be a reference to a "Default", and (iii) a "Funding Representation and Warranty" shall be deemed to be a reference to a "representation and warranty".

(ii)
From and after Commercial Operation Date for the relevant Plant, the Administrative Agent shall have received the most recent Borrowing Base Certificate required to be delivered pursuant to Section 7.03(n) (Reporting Requirements), executed by the Borrowers' Agent, together with supporting schedules, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VII

COVENANTS

Section 7.01 Affirmative Covenants. Each Borrower agrees with each Agent and each Lender that, until the Discharge Date, each of the Borrowers will perform the obligations set forth in this Section 7.01 applicable to it.

(a) Compliance with Laws. Each Borrower shall comply in all material respects with all Laws (other than Environmental Laws) applicable to it or to its business or property.

(b) Environmental Matters.

(i)
The Borrowers shall (A) comply in all material respects with all Environmental Laws, (B) keep the Project free of any Lien imposed pursuant to any Environmental Law, (C) pay or cause to be paid when due and payable by any Borrower any and all costs required in connection with any Environmental Laws, including the cost of identifying the nature and extent of the presence of any Materials of Environmental Concern in, on or about the Project or on any real property owned or leased by any Borrower or on the Mortgaged Property, and the cost of delineation, management, remediation, removal, treatment and disposal of any such Materials of Environmental Concern, and (D) use their best efforts to ensure that no Environmental Affiliate takes any action or violates any Environmental Law that could reasonably be expected to result in an Environmental Claim.

(ii)
The Borrowers shall not use or allow the Project to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Materials of Environmental Concern other than in compliance in all material respects with Environmental Laws.

(c) Operations and Maintenance. On and after the date of the initial Funding Notice with respect to any Plant, the applicable Borrower shall own, construct, operate and maintain (or cause to be operated and maintained) each such Plant in all material respects in accordance with (i) the terms and provisions of the Transaction Documents, (ii) all applicable Governmental Approvals and Laws and (iii) Prudent Ethanol Operating Practice.

(d) Construction and Completion of Project; Maintenance of Properties.

(i)
On and after the date of the initial Funding Notice with respect to any Plant, the applicable Borrower shall keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, all of its material properties and equipment related to each such Plant that are necessary or useful in the proper conduct of its business.

(ii)
On and after the date of the initial Funding Notice with respect to each Plant, and except as required in connection with the construction of the Project, the Borrowers shall not permit any such Plant or any material portion thereof to be removed, demolished or materially altered, unless such material portion that has been removed, demolished or materially altered has been replaced or repaired as permitted under this Agreement.

(iii)
On and after the date of the initial Funding Notice, Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested shall do or cause to be done all things necessary to preserve and keep in full force and effect (A) its limited liability company existence and (B) its material patents, trademarks, trade names, copyrights, franchises and similar rights.

(e) Payment of Obligations. Each Borrower shall pay and discharge as the same shall become due and payable (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (A) unless the same are subject to a Contest or (B) other than the nonpayment of immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due, (ii) all of its obligations and liabilities under its Contractual Obligations (other than any such failure that could not reasonably be expected to have a Material Adverse Effect and that would not otherwise result in an Event of Default) and (iii) all lawful claims that, if unpaid, would by law become a Lien upon its properties (other than Permitted Liens), unless the same are subject to a Contest.

(f) Governmental Approvals. On and after the date of the initial Funding Notice, Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested shall maintain in full force and effect, in the name of the relevant Borrower, all Necessary Project Approvals and obtain all Deferred Approvals (all of which shall be reasonably satisfactory to the Administrative Agent) prior to the time it is required to be obtained hereunder, including as set forth on Part B of any Governmental Approvals Update Schedule, but in any event no later than the date required to be obtained under applicable Law (other than any such failure to maintain or obtain that could not reasonably be expected to have a Material Adverse Effect on the relevant Borrower or Plant).

(g) Use of Proceeds and Cash Flow.

(i)
Except in the case of Excess Construction Loan Commitments (A) all proceeds of the In-Progress Plant 1 Construction Loans and the In-Progress Plant 2 Construction Loans shall be applied to (1) fund that portion of the Debt Service Reserve Requirement required to be funded with such Loans (which amount shall be agreed upon by the Administrative Agent and the Borrowers' Agent, acting reasonably, prior to the Funding Date for such Plant and is intended to represent fifty percent (50%) of the Debt Service Reserve Requirement allocable to the Loans for such Plant following the Conversion Date) and (2) to Project Costs for the Greenfield Plants and (B) all proceeds of the Greenfield Plant Construction Loans shall be applied to Project Costs (or, in the case of Sponsor Support Reimbursement Fundings, for reimbursement of Project Costs) for the Greenfield Plant with respect to which such Funding was requested. All Loans proceeds shall be applied in accordance with the Funding Notice pursuant to which such Loans were funded.

(ii)	All proceeds of the Greenfield Plant Top-Up Fundings shall be applied to Project Costs, Required Equity Contributions or otherwise as permitted under this Agreement.

(iii)	All proceeds of the Term Loans shall be applied to repay the Construction Loans.

(iv)	All proceeds of Working Capital Loans (other than those resulting from a draw on a Letter of Credit) shall be applied to Working Capital Expenses.

(v)	All proceeds of the Required Equity Contributions shall be applied to Project Costs.

(vi)	The Borrowers shall cause all Cash Flow, Insurance Proceeds and Condemnation Proceeds to be applied in accordance with Article VIII (Project Accounts).

(h) Insurance. Without cost to any Senior Secured Party, on and after the date of the initial Funding Notice for each Plant, the applicable Borrower shall at all times obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance listed and described on Schedule 7.01(h), in accordance with the terms and provisions set forth therein for each such Plant and the applicable Borrower, and shall obtain and maintain in all material respects such other insurance as may be required pursuant to the terms of any Transaction Document. In the event the Borrowers fail to take out or maintain the full insurance coverage required by this Section 7.01(h), the Administrative Agent may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Administrative Agent shall become an Obligation and the Borrowers shall forthwith pay such amounts to the Administrative Agent, together with interest from the date of payment by the Administrative Agent at the Default Rate.

(i) Books and Records; Inspections. Each Borrower shall keep proper books of record and account in which complete, true and accurate entries in conformity with GAAP and all requirements of Law shall be made of all financial transactions and matters involving the assets and business of such Borrower, and shall maintain such books of record and account in material conformity with applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower. Each

Borrower shall keep books and records separate from the books and records of any other Person (including any Affiliates of the Borrowers) that accurately reflect all of its business affairs, transactions and the documents and other instruments that underlie or authorize all of its limited liability company actions. On and after the date of the initial Funding Notice (other than the Funding Notice requesting the Tranche B Escrow Disbursement), Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested shall permit officers and designated representatives of the Administrative Agent or Consultant to visit and inspect any of the properties of such Borrower (including the respective Plant), to examine its limited liability, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its members, managers, directors, officers and independent public accountants, all at the expense of the Borrowers (provided that so long as no Default or Event of Default has occurred and is continuing, such visits or inspections shall be at the expense of the Borrowers only once per Quarterly Period for each such Person) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower; provided that if a Default or Event of Default has occurred and is continuing, any Agent, or Consultant (or, in the case of any Event of Default, any Lender) (or any of their respective officers or designated representatives) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

(j) Operating Budgets.

(i)
The Borrowers shall, not later than thirty (30) days before the Commercial Operation Date for any Plant, adopt an Operating Budget with respect to such Plant and an updated aggregate Operating Budget for the Project from such date to the conclusion of the calendar year immediately following the then-current calendar year and provide a copy of such operating plan and budget at such time to the Administrative Agent.

(ii)
No less than sixty (60) days in advance of the beginning of each calendar year with respect to each Plant that has achieved its Commercial Operation Date, the Borrowers shall similarly adopt an operating plan and a budget setting forth in reasonable detail the projected requirements for Operation and Maintenance Expenses and Maintenance Capital Expenses for the ensuing two (2) calendar years for each Plant that has achieved its Commercial Operation Date and an aggregate operating plan and budget for the Project and provide a copy of each such operating plan and budget at such time to the Administrative Agent. (Each such operating plan and budget is herein called an "Operating Budget").

(iii)
Each Operating Budget shall include the same items and detail as provided in the Financial Model and be prepared in accordance with a form similar to the Madera Operating Budget delivered on the Closing Date (or a form otherwise approved by the Administrative Agent) and shall become effective upon approval of the Administrative Agent (acting in consultation with the Consultants if the Administrative Agent reasonably determines that such consultation is necessary or desirable). The Administrative Agent's approval of such updated Operating Budgets shall not be unreasonably withheld or delayed.

(iv)
If the Borrowers have not adopted an annual Operating Budget covering the applicable two-year period for each Plant that has achieved its Commercial Operation Date and for the Project before the beginning of any calendar year following the Madera Funding or any Operating Budget adopted by the Borrowers has not been accepted by the Administrative Agent before the beginning of any upcoming calendar year, the Operating Budget for each relevant Plant for the preceding calendar year shall, until the adoption of an annual Operating Budget by the Borrowers and acceptance of such Operating Budget by the Administrative Agent, be deemed to be in force and effective as the annual Operating Budget for such Plant for such upcoming calendar year; provided that if the initial Operating Budget for any Plant is not approved by the Administrative Agent, the Borrowers may use a budget for such Plant that is consistent with the Financial Model until an initial Operating Budget is approved, and the Borrowers shall work diligently to prepare an initial Operating Budget for each Plant that is acceptable to the Administrative Agent.

(v)	If either the actual Operation and Maintenance Expenses or Maintenance Capital Expenses for any Fiscal Quarter is in excess of the applicable Permitted Operating Budget

Deviation Levels, the Borrowers may deliver to the Administrative Agent and the Consultants a proposed updated Operating Budget(s), which shall be subject to approval by the Administrative Agent. Such proposed updated Operating Budget(s) shall not become effective until approved by the Administrative Agent.

(vi)	Each Operating Budget delivered to the Administrative Agent pursuant to this Section 7.01(j) shall be accompanied by a memorandum addressing all material deviations from the Financial Model.

(k) Performance Tests.

(i)
The Administrative Agent and the Independent Engineer have the right to witness and verify any Performance Tests. The Borrowers shall give the Administrative Agent and the Independent Engineer notice regarding each proposed Performance Test no less than five (5) Business Days prior to any Performance Test. If, upon completion of any Performance Tests, the Borrowers have decided to use such Performance Tests as the basis for declaring the Commercial Operation Date for any Plant, they shall so notify the Administrative Agent and the Independent Engineer and shall deliver a copy of all test results supporting the results of such Performance Test, accompanied by supporting data and calculations including a report that indicates the Borrowers' preliminary opinions as to results the Performance Tests (each a "Performance Test Report") and the Independent Engineer will, upon a thorough review of such Performance Test Report, certify in writing to the Administrative Agent, within five (5) Business Days of the receipt of such Performance Test Report, the results of the Performance Tests and confirming that such Performance Tests were performed in accordance with applicable ethanol industry standards or deliver a report to the Administrative Agent and the Borrowers' Agent setting forth in reasonable detail any objections of the Independent Engineer to such Performance Test Report. If any such valid objections are made, then the Borrowers shall be permitted to address such objections to the reasonable satisfaction of the Independent Engineer or conduct additional Performance Tests in accordance with this Section 7.01(k).

(ii)	Each Performance Test shall be conducted in accordance with the Approved Performance Test Protocols.

(l) Project Documents.

(i)
On and after the Closing Date, Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested shall maintain in full force and effect, shall defend their material rights and shall exercise all material rights, discretion and remedies under each Project Document to which it is a party, if any, in accordance with its terms and in a manner consistent with (and subject to) such Borrower's obligations under the Financing Agreements; provided, that the relevant Borrower(s) shall not be required to undertake any enforcement actions against any Project Party pursuant to this Section 7.01(l)(i) that, in the Borrowers' reasonable business judgment, is not necessary or advisable, unless otherwise instructed by the Administrative Agent, acting reasonably.

(ii)
On and after the Closing Date, promptly upon execution of any Project Document by Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested, the Borrowers shall deliver to the Administrative Agent certified copies of such Project Document and, if reasonably requested by the Administrative Agent, any Ancillary Documents related thereto.

(iii)
If, at any time, the Madera DG Offtake Agreement is scheduled to expire in accordance with its terms within ninety (90) days or less, the Borrower shall ensure that a replacement contract, on terms and conditions reasonably satisfactory to the Administrative Agent, is entered into with a counterparty reasonably acceptable to the Administrative Agent, no less than thirty (30) days prior to its expiration (it being acknowledged that an agreement with Pacific Ag Products on terms and conditions substantially similar to the DG Offtake Agreement for the Boardman Plant shall be deemed to be satisfactory).

(iv)
No Borrower shall, without the prior approval of the Administrative Agent, agree to extend the period of time provided for pick-up and taking of (A) ethanol provided for in Section 2.2 of each Ethanol Offtake Agreement with Kinergy or (B) Distillers Grains provided for in Section 2.2 of each DG Offtake Agreement with Pacific Ag Products.

(m) Preservation of Title; Acquisition of Additional Property.

(i)
The provisions of this Section 7.01(m)(i) shall apply to Pacific Holding and to each other Borrower with respect to whose Plant a Funding has been made or is being requested. On and after the date of the initial Funding Notice (other than the Funding Notice requesting the Tranche B Escrow Disbursement), and subject to Section 7.02(f)(vii) (Negative Covenants - Asset Dispositions) with respect to the Storage Facilities, the Borrowers shall preserve and maintain (A) good, marketable and insurable fee interest in each Site (excluding the Leased Premises) and valid easement interest to its easement interest in each Site (excluding the Leased Premises), (B) a good, legal and valid leasehold interest in the Leased Premises, and (C) good, legal and valid title to all of its other respective material properties and assets, in each case free and clear of all Liens other than Permitted Liens. If any Borrower shall at any time acquire any real property or leasehold or other interest in real property (including, to the extent reasonably requested by the Administrative Agent, with respect to any material easement or right-of-way not covered by any Mortgage), such Borrower shall promptly upon such acquisition, execute, deliver and record a supplement to the relevant Mortgage, reasonably satisfactory in form and substance to the Administrative Agent, subjecting such real property or leasehold or other interest to the Lien and security interest created by such Mortgage. If reasonably requested by the Administrative Agent, the Borrowers shall obtain an appropriate endorsement or supplement to, as applicable, the Title Insurance Policy insuring the Lien of the Security Documents in such additional property, subject only to Permitted Liens.

(ii)
Prior to the acquisition or lease of any such additional real property interests (other than easements that do not involve soil disturbance), the Borrowers shall deliver to the Administrative Agent an Environmental Site Assessment Report(s) with respect to such real property (if, in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, such

Environmental Site Assessment Report(s) with respect to such real property interests is warranted), in each case, along with a corresponding reliance letter from the consultant issuing such report(s) (to the extent such report(s) does not permit reliance thereon by the Lenders). Each such environmental report shall be in form and substance reasonably satisfactory to the Administrative Agent.

(n) Maintenance of Liens; Creation of Liens on Newly Acquired Property.

(i)
On and after the date of the initial Funding Notice (other than the Funding Notice requesting the Tranche B Escrow Disbursement), the applicable Borrowers shall take or cause to be taken all action necessary or desirable to maintain and preserve the Lien of the Security Documents that have been executed as of such date and the first-ranking priority thereof.

(ii)
On and after the date of the initial Funding Notice for each Plant (or in the case of Pacific Holding, the initial Funding), the applicable Borrowers shall take all actions required to cause each Additional Project Document relating to such Plant (or to which Pacific Holding is a party) to be or become subject to the Lien of the Security Documents (whether by amendment to any Security Agreement or otherwise).

(iii)
Simultaneously with the making of any investment in Cash Equivalents, Pacific Holding (after the Closing Date) and each other Borrower (after the initial Funding Date for such Borrower's Plant) shall take or cause to be taken all actions to require such Cash Equivalent in the Project Accounts or any Local Account with respect to which a Blocked Account Agreement has been entered into to be or become subject to a first priority perfected the Lien in favor of the Senior Secured Parties.

(o) Certificate of Formation. Each Borrower shall observe in all material respects all of the separateness and other provisions and procedures of its certificate of formation and Borrower LLC Agreement.

(p) Separateness. Each Borrower shall comply at all times with the separateness provisions set forth on Schedule 5.23.

(q) Further Assurances. Upon written request of the Administrative Agent, the Borrowers shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements):

(i)	that are necessary or advisable for compliance with Section 7.01(n)(i) (Affirmative Covenants - Maintenance of Liens; Creation of Liens on Newly Acquired Property);

(ii)	for the purposes of ensuring the validity and legality of this Agreement or any other Financing Document and the rights of the Lenders and the Agents hereunder or thereunder; and

(iii)	for the purposes of facilitating the proper exercise of rights and powers granted to the Lenders or the Agents under this Agreement or any other Financing Document.

(r) First Priority Ranking. The Borrowers shall cause their payment obligations with respect to the Loans to constitute direct senior secured obligations of each Borrower and to rank no less than pari passu in priority of payment, in right of security and in all other respects to all other Indebtedness (other than as contemplated by Sections 8.08(b) and (c) (Revenue Account) with respect to payment priorities) of the Borrowers.

(s) Quarterly Calculations.

(i)
Not more than three (3) Business Days prior to each Quarterly Payment Date, the Borrowers shall provide to the Administrative Agent a calculation of the Debt Service Reserve Requirement, certified by a Financial Officer of the Borrowers' Agent.

(ii)
Not more than three (3) Business Days prior to each Quarterly Payment Date on which there are funds standing to the credit of the Prepayment Holding Account, the Borrowers shall calculate the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio, and shall provide written evidence to the Accounts Bank of such calculations certified by a Financial Officer of the Borrowers' Agent. Each such calculation shall be subject to review by the Administrative Agent.

(t) Interest Rate Protection Agreement. From the date of the initial Funding Notice for each Plant (other than the Funding Notice requesting the Tranche B Escrow Disbursement), the Borrowers shall have in place Interest Rate Protection Agreements with respect to at least fifty percent (50%) of the aggregate principal amount of all Loans projected to be outstanding with respect to each such Plant (or, after the Conversion Date, with respect to the Term Loans) from time to time; provided, that the Borrowers may not enter into Interest Rate Protection Agreements for notional amounts, in the aggregate at the time of the execution thereof, in excess of the aggregate principal amount of the Construction Loans or Term Loans, as applicable, outstanding on the date of such transaction.

(u) Surveys. The Borrowers shall deliver to the Administrative Agent a reasonably satisfactory as-built Survey for each Plant within ninety (90) days following Final Completion for such Plant, which Survey shall show that such Plant has all real property interests required by the Financing Documents and shall show no Liens other than Permitted Liens.

(v) Commodity Hedging Programs. On or before the Closing Date, the Administrative Agent has received a master Commodity Risk Management Plan for the Project which has been approved by the Administrative Agent. The Borrowers may, from time to time, amend such Commodity Risk Management Plant; provided that any material changes thereto shall require the prior written approval of the Administrative Agent.

(w) Debt Service Reserve. The Borrowers shall ensure that the Debt Service Reserve Account is fully funded to the required amount within one (1) year following the Conversion Date.

(x) The Commercial Operation Date. The Borrowers shall cause the Commercial Operation Date for each Greenfield Plant with respect to which a Funding has been made to occur on or before the Conversion Date Certain.

(y) Final Completion. The Borrowers shall cause Final Completion for each Plant with respect to which a Funding has been made to occur on or before the date that is (i) in the case of the Madera Plant and the Boardman Plant, one hundred twenty (120) days after such Plant has achieved its Commercial Operation Date and (ii) in the case of each of the Greenfield Plants, ninety (90) days after such Plant shall have achieved its Commercial Operation Date.

Section 7.02 Negative Covenants. Each Borrower agrees with each Agent and each Lender that, until the Discharge Date, each of the Borrowers will perform the obligations set forth in this Section 7.02 applicable to it.

(a) Restrictions on Indebtedness of the Borrowers. The Borrowers will not create, incur, assume or suffer to exist any Indebtedness except:

(i)	the Obligations;

(ii)	Indebtedness under the Permitted Commodity Hedging Arrangements;

(iii)
to the extent constituting Indebtedness, contingent obligations under or in respect of performance bonds, bid bonds, appeal bonds, indemnification obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations in each case incurred in the ordinary course of business and otherwise permitted under this Agreement and not in connection with Indebtedness for borrowed money, with respect to bonds, in an aggregate amount not to exceed two million Dollars ($2,000,000) at any one time outstanding;

(iv)
to the extent constituting Indebtedness, Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness is extinguished within ten (10) Business Days of its incurrence and the aggregate amount of all such Indebtedness does not exceed, at any time, one hundred thousand Dollars ($100,000);

(v)
Capitalized Lease Liabilities with respect to office equipment with payments in any Fiscal Year, taken in the aggregate for the Project, in an amount not to exceed two million Dollars ($2,000,000) and, with respect to each Plant, in an aggregate amount not to exceed four hundred thousand Dollars ($400,000);

(vi)	Indebtedness in the nature of any Guaranty of any Borrower made on behalf of any other Borrower, to the extent the underlying guaranteed obligation is permitted under the Financing Documents; and

(vii)	Project Company Subordinated Debt in an amount not to exceed, in the aggregate, fifty million Dollars ($50,000,000) and which shall, in all cases, be unsecured.

(b) Liens. No Borrower shall create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including its Equity Interests), whether now owned or hereafter acquired, except:

(i)	Liens in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents;

(ii)	Liens for taxes, assessments and other governmental charges that are not yet due or the payment of which is the subject of a Contest;

(iii)
Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business (A) for sums not yet due or the payment of which is the subject of a Contest, (B) with respect to any Plant with respect to which no Funding has been made or is being requested, with respect only to sums that are not past due more than sixty (60) days or (C) otherwise during the construction period for any Plant, in amounts not in excess of one million Dollars ($1,000,000) in the aggregate for sums that are not more than sixty (60) days past due; provided that the applicable Title Insurance Policies remain free from mechanics' liens exceptions as contemplated by the ALTA 122 Endorsement;

(iv)
minor defects or irregularities in title and similar matters if the same do not materially detract from the operation or use of such property in the ordinary conduct of the business of the applicable Borrower, including any such exceptions and encumbrances which are approved by the Administrative Agent (including pursuant to the title commitment and survey conditions precedent set forth in Sections 6.01(r) (Conditions to Closing - Title Insurance) and 6.04(f) (Conditions to First Funding for Each Greenfield Plant - Title Insurance));

(v)
cash collateral for bonds permitted under Section 7.02(a)(iii) (Negative Covenants - Restrictions on Indebtedness of the Borrowers) or otherwise, but only to the extent that the amount of such cash collateral is below the minimum issuance amount for Letters of Credit as provided in Section 2.04(b) (Letters of Credit) and provided that such cash collateral does not exceed two million Dollars ($2,000,000) in the aggregate and, with respect to cash collateral other than in connection with such bonds, one million Dollars ($1,000,000) in the aggregate;

(vi)
Liens arising with respect to a Local Account for which a Blocked Account Agreement has been entered into or otherwise arising by virtue of any statutory or common law provisions relating to banker's liens, rights of set-off or similar rights; provided that such Liens either (A) are subordinated to the Liens of the Senior Secured Parties or (B) with respect only to Local Accounts for which a Blocked Account Agreement has been entered into, are in an aggregate total amount not in excess of one hundred thousand Dollars ($100,000);

(vii)	easements granted by any Borrower to any utility serving such Borrower's Plant as required for the construction or operation of such Plant; provided, that in each such case:

(A) such easement will not adversely affect the costs under any Construction Contract or any other Project Costs;

(B) such easement will not adversely affect the operations of any Plant; and

(C) such easement has been approved by the Independent Engineer;

(viii)
with the prior written approval of the Independent Engineer and the Administrative Agent, licenses or leases of a portion of the Site for any Plant; provided, that such license or lease could not reasonably be expected to have any adverse impact on the construction or operations of such Plant or its related transportation plans and facilities; and

(ix)
purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business and otherwise permitted under this Agreement.

(c) Permitted Investments. The Borrowers shall not make any investments, loans or advances (whether by purchase of stocks, bonds, notes or other securities, loans, extensions of credit, advances or otherwise) except for investments in (i) Cash Equivalents, (ii) investments received in connection with the bankruptcy of suppliers or customers of the Borrowers (provided that such investments are subject to a first priority perfected Lien in favor of the Collateral Agent) and (iii) in the case of Pacific Holding, investments in the other Borrowers.

(d) Change in Business. No Borrower shall (i) enter into or engage in any business other than the ownership, operation, maintenance, development, start-up, testing, use and financing of the Plants or the Project and all activities related thereto or (ii)  change in any material respect the scope of any Plant or the Project from that which is contemplated as of the date hereof.

(e) Equity Issuances. No Borrower shall issue any Equity Interests unless such Equity Interests are immediately pledged to the Collateral Agent (for the benefit of the Senior Secured Parties) on a first priority perfected basis pursuant to the Pledge Agreements or, if necessary, a supplement thereto or a pledge and security agreement in substantially the form of the Pledge Agreements.

(f) Asset Dispositions. Following the occurrence of the initial Funding Date with respect to each Plant (or, in the case of Pacific Holding, the initial Funding) the applicable Borrowers shall not sell, lease, assign, transfer or otherwise dispose of assets of such Plant or Borrower (other than Products), whether now owned or hereafter acquired, except:

(i)	disposal of assets that are promptly replaced in accordance with the then-current Operating Budgets;

(ii)	to the extent that such assets are uneconomical, obsolete or no longer useful or no longer usable in connection with the operation or maintenance of the Project;

(iii)	the liquidation or use of Cash Equivalents;

(iv)
sales or discounts, excluding any such sale or discount to any Affiliate of the Borrowers (under any Affiliated Project Document or otherwise), without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(v)
disposal of assets with a fair market value, or at a disposal price, of less than one million Dollars ($1,000,000) in the aggregate per Plant during any Fiscal Year; provided, that such disposal does not, and would not reasonably be expected to, adversely affect the construction, operation or maintenance of such Plant;

(vi)
with the prior written approval of the Independent Engineer, the disposal or loss of an immaterial portion of the Site for any Plant; provided, that such disposal or loss could not reasonably be expected to have any adverse impact on the construction or operations of such Plant or its related transportation plans and facilities; or

(vii)	the Storage Facilities owned by the Borrowers may be transferred to an Affiliate of the Borrowers; provided, that each of the following conditions is satisfied:

(A)	such Affiliate is Solvent;

(B)
the relevant Borrower and such Affiliate shall have entered into a lease agreement with respect to such Storage Facility, in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Independent Engineer;

(C)
the relevant Borrower shall have executed and delivered a leasehold mortgage for the benefit of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent;

(D)	the Administrative Agent shall have received: (1) completed requests for information or lien search reports, dated no more than eight (8) days (or such other period of time reasonably acceptable to the Administrative Agent) before the date of such leasehold mortgage, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware, the location of such Storage Facility and any other jurisdictions reasonably requested by the Administrative Agent that name the relevant Borrower or the owner of such Storage Facility as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens other than Permitted Liens, (2) acknowledgement copies or stamped receipt copies of proper UCC financing statements (other than fixture filings or leasehold mortgage recordations), duly filed in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under such leasehold mortgage, and (3) evidence of the completion of all other actions, recordings and filings of or with respect to the leasehold mortgage that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority lien created thereunder;

(E)
the Administrative Agent shall have received a paid Title Insurance Policy or Policies with respect such leasehold mortgage, in the aggregate amount reasonably requested by the Administrative Agent, on a Form 1992 extended coverage lender's policy;

(F)	the Administrative Agent shall have received a current Survey with respect to such leasehold mortgage for the Storage Facilities which shall be reasonably satisfactory to the Title Insurance Company;

(G)
the Administrative Agent shall have received reasonably satisfactory evidence that such leased premises have been legally and satisfactorily partitioned in accordance with all applicable State and local Laws, including, in the case of any Plant in California, the California Subdivision Map Act, and, in the case of any Plant in any other jurisdiction, all comparable statutes or other applicable Laws; and

(H)	the Administrative Agent shall have received reasonably satisfactory evidence that all requisite insurance identified on Schedule 7.01(h) with respect to any such leased premises is in place.

(g) Consolidation, Merger. No Borrower will (i) directly or indirectly liquidate, wind up, terminate, reorganize or dissolve itself (or suffer any liquidation, winding up, termination, reorganization or dissolution) or otherwise wind up; or (ii) acquire (in one transaction or a series of related transactions) all or any substantial part of the assets, property or business of, or any assets that constitute a division or operating unit of, the business of any Person or otherwise merge or consolidate with or into any other Person.

(h) Transactions with Affiliates. No Borrower shall enter into or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates or any other Person that owns, directly or indirectly, any Equity Interest in any Borrower unless such arrangement or contract (i) is fair and reasonable to such Borrower and (ii) is an arrangement or contract that is on arm's-length basis and contains terms no less favorable than those that would be entered into by a prudent Person in the position of such Borrower with a Person that is not one of its Affiliates (it being acknowledged that (1) each of the Affiliate Project Documents are in compliance with this Section 7.02(h) and (2) the transactions contemplated by the Sponsor Support Agreement and the Security Documents are in compliance with this Section 7.02(h)).

(i) Accounts. i) In the case of Pacific Holding, from and after the Closing Date, and in the case of each other Borrower, from and after the initial Funding Date for such Borrower's Plant, the Borrowers shall not maintain, establish or use any deposit account, securities account (as each such term is defined in the UCC) or other banking account other than the Project Accounts and no more than five (5) Local Accounts, each of which shall be subject to a Blocked Account Agreement (provided that for any Local Account opened prior to the initial Funding Date, such Blocked Account Agreement may be executed on or before the initial Funding Date). (ii) The Borrowers shall not change the name or account number of any of the Project Accounts or Local Accounts without the prior written consent of the Administrative Agent.

(j) Subsidiaries. Pacific Holding shall not create or acquire any Subsidiary other than Madera, Boardman, Stockton, Brawley or Burley (or the owner of any Substitute Facility) nor enter into any partnership or joint venture. Each of Madera, Boardman, Stockton, Brawley and Burley shall not create or acquire any Subsidiary or enter into any partnership or joint venture.

(k) ERISA. No Borrower will engage in any prohibited transactions under Section 406 of ERISA or under Section 4975 of the Code. No Borrower will incur any obligation or liability in respect of any Plan, Multiemployer Plan or employee welfare benefit plan providing post-retirement welfare benefits (other than a plan providing continue coverage under Part 6 of Title I of ERISA) in each such case without the prior written consent of the Administrative Agent (unless the aggregate total obligations or liabilities of the Borrowers that could reasonably be expected to arise, due to no fault of the Borrowers, in connection therewith would not exceed five hundred thousand Dollars ($500,000)).

(l) Taxes. No Borrower shall make any election to be treated as an association taxable as a corporation for federal, state or local tax purposes.

(m) Project Documents.

(i)
Subject to Section 7.02(m)(iii), on and after the date of the initial Funding Notice for the relevant Plant (or, in the case of Pacific Holding, the initial Funding), no Borrower shall direct or consent or agree to any amendment, modification, supplement, or waiver to or in respect of any provision of any Project Document to which it is a party (other than any Project Document that relates only to a Plant with respect to which no Funding has been made nor is being requested) without all applicable approvals at the relevant Project Document Approval Level.

(ii)
On and after the date of the initial Funding Notice for the relevant Plant (or, in the case of Pacific Holding, the initial Funding), and except for collateral assignments under the Security Documents, no Borrower shall assign any of its rights under any Project Document to which it is a party (other than any Project Document that relates only to a Plant with respect to which no funding has been made nor is being requested) to any Person, or consent to the assignment of any obligations under any such Project Document by any other party thereto.

(iii)
On and after the date of the initial Funding Notice for the relevant Plant, no Borrower shall enter into or approve any Change Orders for any such Plant without the approval of the Administrative Agent (acting in consultation with the Independent Engineer), such approval not to be unreasonably withheld or delayed, unless each of the following conditions is satisfied:

(A)
the cost of such Change Order does not exceed one million Dollars ($1,000,000) or, when, taken together with all prior Change Orders for the same Plant that have not previously been approved by the Administrative Agent, does not exceed five million Dollars ($5,000,000);

(B)
such Change Order would not reasonably be expected to prevent any Plant with respect to which a Funding has been made or is being requested from achieving its Commercial Operation Date on or before the Conversion Date Certain;

(C)	such Change Order would not reasonably be expected to present a material risk of revocation or material modification of any Governmental Approval;

(D)
such Change Order would not reasonably be expected to cause any Borrower or any Plant not to comply or lessen the ability of any Borrower or any Plant to comply in all material respects with any Law applicable to it;

(E)	such Change Order could not reasonably be expected to result in a Default or an Event of Default; and

(F)
the Administrative Agent has received a certificate, duly executed by an Authorized Officer of the Borrowers' Agent, confirming that the proposed Change Order will comply with each of the conditions set forth in clauses (A)-(E) above .

(n) Subordinated Debt Agreements. No Borrower shall enter into, except in connection with Indebtedness of such Borrower permitted by Section 7.02(a) (Negative Covenants-Permitted Indebtedness), any Subordinated Debt Agreement.

(o) Additional Project Documents. None of Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested shall enter into any Additional Project Document except with the prior written approval of the Administrative Agent.

(p) Suspension or Abandonment. On and after the date of the initial Funding Notice for the relevant Plant, the applicable Borrower shall not ii) permit or suffer to exist an Event of Abandonment or iii) order or consent to any suspension of work in excess of sixty (60) days under any Project Document relating to such Plant, in each such case without the prior written approval of the Required Lenders.

(q) Use of Proceeds; Margin Regulations. No Borrower shall use any proceeds of any Loan other than in accordance with the provisions of Article II (Commitments and Funding) and Section 7.01(g) (Affirmative Covenants - Use of Proceeds and Cash Flow). No Borrower shall use any part of the proceeds of any Loan to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No Borrower shall use the proceeds of any Loan in a manner that could violate or be inconsistent with the provisions of Regulations T, U or X.

(r) Environmental Matters. Except to the extent that the following could not reasonably be expected to result in an Environmental Claim (and provided that the following are done only in compliance with all applicable Laws), the Borrowers shall not permit (i) any underground storage tanks to be located on any property owned or leased by any Borrower, (ii) any asbestos to be contained in or form part of any building, building component, structure or office space owned by any Borrower, (iii) any polychlorinated biphenyls (PCBs) to be used or stored at any property owned by any Borrower, (iv) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property owned by any Borrower, other than Materials of Environmental Concern necessary for the operation of the Project and used in accordance with Prudent Ethanol Operating Practice or (v) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property leased by any Borrower.

(s) Restricted Payments. Except as otherwise permitted under Section 2.06(e) (Funding of Loans) the Borrowers shall not make any Restricted Payments unless each of the conditions set forth below has been satisfied.

(i)	the Conversion Date shall have occurred;

(ii)
such Restricted Payment is made on, or within thirty (30) days following, a Quarterly Payment Date (provided that such Restricted Payment is made only from funds on deposit in or standing to the credit of the Revenue Account or the Prepayment Holding Account, as the case may be, on such Quarterly Payment Date);

(iii)	no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payment;

(iv)	each of the Debt Service Reserve Account and the Working Capital Reserve Account is fully funded to any applicable required level;

(v)	each of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio, calculated as of such Quarterly Payment Date, are greater than or equal to 1.5:1;

(vi)	the most recent update of the Operating Budgets required pursuant to Section 7.01(j) (Affirmative Covenants - Operating Budget) shall have been approved by the Administrative Agent; and

(vii)
the Administrative Agent has received a Restricted Payment Certificate, duly executed by an Authorized Officer of the Borrowers' Agent, confirming that each of the conditions set forth in clauses (i) through (vi) of this Section 7.02(s) have been satisfied on and as of the date such Restricted Payment is requested to be made, and setting forth a detailed calculation of each of the Historical Debt Service Coverage Ratio and Prospective Debt Service Coverage Ratio.

(t) Construction Budget. From and after the date of the initial Funding Notice for each Plant, the Borrowers, without the prior written approval of the Administrative Agent and the Independent Engineer, may not reallocate any portion of any Line Item of the Construction Budget for such Plant except to (i) reallocate the Contingency Line Item to pay for Change Orders permitted under this Agreement, (ii) pay for fees and expenses of advisors and consultants (including legal counsel) incurred in connection with the transactions contemplated by the Transaction Documents in excess of the amounts then budgeted, up to ten thousand Dollars ($10,000) in any calendar month or one hundred thousand Dollars ($100,000) in any calendar year,

(iii) apply cost-savings from any completed Line Item (which completion has been confirmed by the Independent Engineer) to one or more other Line Items, (iv) reflect increased costs funded under the Sponsor Support Agreement or other documented voluntary equity contributions made to the Borrowers to pay for such increased costs, (v) reallocate no more than fifteen percent (15%) in the aggregate of the total value of any Line Item to one or more other Line Items, or (vi) in addition to the reallocation permitted pursuant to Sections 7.02(t)(i)-(v), reallocate amounts from the Contingency Line Item to other Line Items with the prior written consent of the Independent Engineer.

(u) Commodity Hedging Arrangements. The Borrowers shall not enter into any Commodity Hedging Arrangements that:

(i)	are not in accordance with the Commodity Risk Management Plans; or

(ii)	are for speculative purposes.

(v) Accounting Changes. No Borrower shall make any change in (i) its accounting policies or reporting practices, except as required by GAAP or as otherwise notified to the Administrative Agent in writing (provided that the Borrowers shall provide an historical reconciliation for the prior audited period addressing any such change in accounting practices), or (ii) its Fiscal Year without the prior written consent of the Administrative Agent.

Section 7.03 Reporting Requirements. The Borrowers will furnish to the Administrative Agent, who shall distribute copies of the following to each Lender:

(a) as soon as available and in any event within forty-five (45) days after the end of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Pacific Ethanol, consolidated and consolidating balance sheets of Pacific Holding, consolidated statements of income and cash flows of Pacific Ethanol and consolidated and consolidating statements of income and cash flows of Pacific Holding for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter;

(b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for each of Pacific Ethanol and Pacific Holdings including therein balance sheets as of the end of such Fiscal Year and statements of income and cash flows of each of Pacific Ethanol (on a consolidated basis) and Pacific Holding (on a consolidated and consolidating basis) for such Fiscal Year, and accompanied by an unqualified opinion of the Auditors stating that all such financial statements present fairly in all material respects the financial position of Pacific Ethanol or each Borrower (as applicable) for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods (except as otherwise contemplated by Section 7.02(v) (Negative Covenants - Accounting Changes)), which report and opinion shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

(c) concurrently with the delivery of the financial statements referred to in Sections 7.03(a) and (b) a certificate, executed by a Financial Officer of the applicable Loan Party stating that:

(i)
such financial statements fairly present in all material respects the financial condition and results of operations of such Person on the dates and for the periods indicated in accordance with GAAP subject, in the case of interim financial statements, to the absence of notes and normally recurring year-end adjustments;

(ii)
such Financial Officer has reviewed the terms of the Financing Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of such Person during the accounting period covered by such financial statements; and

(iii)
as a result of such review such Financial Officer has concluded that no Default or Event of Default has occurred during the period covered by such financial statements through and including the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action that the Borrowers have taken and propose to take in respect thereof;

(d) as soon as possible and in any event within five (5) days after the occurrence of any Default or Event of Default, a statement of an Authorized Officer of the Borrowers' Agent setting forth details of such Default or Event of Default and the action that the Borrowers have taken and propose to take with respect thereto;

(e) within five (5) days after any Borrower obtains knowledge thereof a statement of an Authorized Officer of the Borrowers' Agent setting forth details of:

(i)	any litigation or governmental proceeding pending or threatened in writing against any Borrower or the Pledgor;

(ii)	any litigation or governmental proceeding pending or threatened in writing against any Project Party that has or could reasonably be expected to have a Material Adverse Effect;

(iii)	any other event, act or condition that has or could reasonably be expected to have a Material Adverse Effect;

(iv)
notification of any event of force majeure or similar event under a Project Document which is expected to continue for more than five (5) days or, to the knowledge of the Borrowers, result in increased costs of at least five hundred thousand Dollars ($500,000); or

(v)	notification of any other change in circumstances that could reasonably be expected to result in an increase of more than one million Dollars ($1,000,000) in Project Costs for any Plant;

(f) promptly after delivery or receipt thereof, copies of all material notices or documents given or received by Pacific Holding or, from and after the initial Funding for such Borrower's Plant, each other Borrower, pursuant to any of the Project Documents or any Subordinated Debt Agreement including:

(i)	any Change Orders or any written requests for Change Orders that are anticipated to be accepted by the applicable Borrower;

(ii)	any written notice alleging any breach or default thereunder; and

(iii)	any written notice regarding, or request for consent to, any assignment, termination, modification, waiver or variation thereof;

(g) within five (5) days following the end of each calendar month until the Conversion Date, the Borrowers shall deliver a Monthly Progress Report to the Administrative Agent for each Plant with respect to which any Funding has been made and that has not yet achieved its Commercial Operation Date;

(h) within three (3) days following receipt thereof, the Borrowers shall deliver to the Administrative Agent any monthly or other periodic report provided to any Borrower under any Construction Contract related to any Plant with respect to which any Funding has been made, which shall be subject to review by the Independent Engineer;

(i) as soon as possible and in any event within five (5) Business Days after any Borrower knows, or has reason to know, that any of the events described below have occurred, a duly executed certificate of an Authorized Officer of the Borrowers' Agent setting forth the details of each such event and the action that the Borrowers propose to take with respect thereto, together with a copy of any notice or filing from the PBGC, Internal Revenue Service, Department of Labor or that may be required by the PBGC or other U.S. Governmental Authority with respect to each such event:

(i)	any Termination Event with respect to an ERISA Plan or a Multiemployer Plan has occurred or will occur that could reasonably be expected to result in any material liability to any Borrower;

(ii)
any condition exists with respect to a Plan that presents a material risk of termination of a Plan (other than a standard termination under Section 4041(b) of ERISA) or imposition of an excise tax or other material liability on any Borrower;

(iii)	an application has been filed for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA under any Plan;

(iv)
any Borrower or any Plan fiduciary has engaged in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA that could reasonably be expected to result in material liability to any Borrower;

(v)	there exists any Unfunded Benefit Liabilities under any ERISA Plan;

(vi)
any condition exists with respect to a Multiemployer Plan that presents a risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) from a Multiemployer Plan that could reasonably be expected to result in any liability to any Borrower;

(vii)
a "default" (as defined in Section 4219(c)(5) of ERISA) occurs with respect to payments to a Multiemployer Plan and such default could reasonably be expected to result in any liability to any Borrower;

(viii)	a Multiemployer Plan is in "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA);

(ix)	any Borrower and/or any ERISA Affiliate has incurred any potential withdrawal liability (as defined in accordance with Title IV of ERISA); or

(x)	there is an action brought against any Borrower or any ERISA Affiliate under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA;

(j) as soon as possible and in any event within five (5) Business Days after the receipt by any Borrower of a demand letter from the PBGC notifying such Borrower of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a duly executed certificate of the president or chief financial officer of such Borrower setting forth the action that such Borrower proposes to take with respect thereto;

(k) promptly and in any event within five (5) Business Days after the existence of any of the following conditions, a duly executed certificate of an Authorized Officer of the Borrowers' Agent specifying in detail the nature of such condition and, if applicable, the Borrowers' proposed response thereto:

(i)
receipt by any Borrower of any written communication from a Governmental Authority or any written communication from any other Person or other source of written information, including (to the extent not privileged) reports prepared by any Borrower, that alleges or indicates that any Borrower or an Environmental Affiliate is not in compliance in all material respects with applicable Environmental Laws or Environmental Approvals;

(ii)	any Borrower obtains knowledge that there exists any Environmental Claim pending or threatened in writing against any Borrower or an Environmental Affiliate;

(iii)
any Borrower obtains knowledge of any release, threatened release, emission, discharge or disposal of any Material of Environmental Concern or obtains knowledge of any material non-compliance with any Environmental Law that, in either such case, could reasonably be expected to form the basis of an Environmental Claim against any Borrower or any Environmental Affiliate; or

(iv)
any Removal, Remedial or Response action taken by any Borrower or any other person in response to any Material of Environmental Concern in, at, on or under, a part of or about the Borrowers' properties or any other property or any notice, claim or other information that any of the Borrowers might be subject to an Environmental Claim;

(l) the Borrowers will maintain and make available for inspection by the Administrative Agent, the Consultants and, if an Event of Default has occurred and is continuing, the Lenders, and each of their respective agents and employees, on reasonable notice during regular business hours, accurate and complete records of all non-privileged correspondence, investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by any Borrower or, to the best of any Borrower's knowledge and to the extent obtained by any Borrower, by any Governmental Authority or other Person in respect of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim on or affecting any Plant or the Project;

(m) promptly after receipt thereof, copies of each Deferred Approval obtained by any Borrower, together with such documents relating thereto as any Lender may request through the Administrative Agent, certified as true, complete and correct by an Authorized Officer of the Borrowers' Agent;

(n) as soon as available, but not later than fifteen (15) days after the end of each calendar month, the Borrowers shall deliver to the Administrative Agent a Borrowing Base Certificate as of the last Business Day of the immediately preceding calendar month; and

(o) other information reasonably requested by the Administrative Agent or any Lender, through the Administrative Agent.

(p) Operating Statements. After the Commercial Operation Date for each Plant, within forty-five (45) days after the end of each Fiscal Quarter, the Borrowers shall furnish to the Administrative Agent an Operating Statement regarding the operation and performance of each such Plant for each monthly, quarterly and, in the case of the last quarterly Operating Statement for each year, annual period. Such Operating Statements shall contain (i) line items corresponding to each Operating Budget Category of the then-current Operating Budget for each Plant showing in reasonable detail by Operating Budget Category all actual expenses related to the operation and maintenance of each such Plant compared to the budgeted expenses for each such Operating Budget Category for such period, (ii) information showing the amount of ethanol and other Products produced by each such Plant during such period and (iii) information showing (A) the amount of ethanol sold by the Borrowers from each such Plant to pursuant to the Ethanol Offtake Agreements, (B) the amount of Distillers Grains sold by the Borrowers from each such Plant pursuant to the DG Offtake Agreements, and (C) the amount, if any, of other sales of ethanol and/or Distillers Grains, together with an explanation of any such sale and identification of the purchaser, and (D) the amount, if any, of other Products sold by the Borrowers from the Plants, together with an explanation of any such sale and identification of the purchaser. The Operating Statements shall be certified as complete and correct by an Authorized Officer of the Borrowers' Agent.

Section 7.04 Release of Borrower. (a) Upon the written request of the Borrowers' Agent, any Borrower that owns a Plant with respect to which no Fundings have been made may be released from its obligations under, and cease to be subject to the terms of, this Agreement and the other Financing Documents (i) on the Conversion Date or (ii) prior to the Conversion Date if the Administrative Agent and the Borrowers have determined and agree, in good faith, that the conditions to funding for such Plant will not be able to be satisfied. Notwithstanding anything to the contrary herein, (A) on the date of any such release, the Administrative Agent and the Collateral Agent, at the expense of the Borrowers, shall execute and deliver all acknowledgements, lien releases, amendments and other instruments necessary to effectuate such release as the Borrowers may reasonably request, (B) from and after the date of any such release, such released "Borrower" shall no longer be a "Borrower" or a "Loan Party" under the Financing Documents, (C) such released "Borrower's" Plant shall no longer be a Plant or part of the Project under the Financing Documents, (D) all provisions (including any representation, warranty, condition precedent, covenant and default) in any of the Financing Documents relating to such released "Borrower" or "Plant" shall no longer apply to such released "Borrower" or released "Plant", and (E) any existing Defaults or Events of Default which solely relate to such released "Borrower" or its "Plant" shall be deemed to be waived.

(b) Following the occurrence of the Commercial Operation Date for each Plant whose owner has not been released as a Borrower pursuant to Section 7.04(a), the Borrowers shall use their best commercially reasonable efforts to cause the Conversion Date to occur as promptly as practicable thereafter.

ARTICLE VIII

PROJECT ACCOUNTS

Section 8.01 Establishment of Project Accounts. On or prior to the Closing Date, the Accounts Bank shall establish and maintain, in the name of the Borrower's Agent and on the books and records of the Accounts Bank's offices located in Monterey Park, California the accounts set forth below:

(a) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Escrow Account", Account No. 4430003491 (the "Escrow Account");

(b) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Construction Holding Account", Account No. 4430003211 (the "Construction Holding Account");

(c) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Stockton Construction Account", Account No. 4430003254 (the "Stockton Construction Account");

(d) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Brawley Construction Account", Account No. 4430003262 (the "Brawley Construction Account");

(e) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Burley Construction Account", Account No. 4430003270 (the "Burley Construction Account");

(f) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Revenue Account", Account No. 4430003289 (the "Revenue Account");

(g) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Operating Account", Account No. 4430003297 (the "Operating Account");

(h) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Maintenance Capital Expense Account", Account No. 4430003300 (the "Maintenance Capital Expense Account");

(i) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Working Capital Reserve Account", Account No. 4430003319 (the "Working Capital Reserve Account");

(j) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Debt Service Reserve Account", Account No. 4430003327 (the "Debt Service Reserve Account");

(k) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Prepayment Holding Account", Account No. 4430003335 (the "Prepayment Holding Account");

(l) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Madera Insurance and Condemnation Proceeds Account", Account No. 4430003343 (the "Madera Insurance and Condemnation Proceeds Account");

(m) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Boardman Insurance and Condemnation Proceeds Account", Account No. 4430003351 (the "Boardman Insurance and Condemnation Proceeds Account");

(n) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Stockton Insurance and Condemnation Proceeds Account", Account No. 4430003408 (the "Stockton Insurance and Condemnation Proceeds Account");

(o) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Brawley Insurance and Condemnation Proceeds Account", Account No. 4430003416 (the "Brawley Insurance and Condemnation Proceeds Account");

(p) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Burley Insurance and Condemnation Proceeds Account", Account No. 4430003424 (the "Burley Insurance and Condemnation Proceeds Account");

(q) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Extraordinary Proceeds Account", Account No. 4430003432 (the "Extraordinary Proceeds Account");

(r) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Madera Warranty Account", Account No. 4430003440 (the "Madera Warranty Account");

(s) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Boardman Warranty Account", Account No. 4430003459 (the "Boardman Warranty Account");

(t) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Stockton Warranty Account", Account No. 4430003467 (the "Stockton Warranty Account");

(u) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Brawley Warranty Account", Account No. 4430003475 (the "Brawley Warranty Account"); and

(v) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Burley Warranty Account", Account No. 4430003483 (the "Burley Warranty Account").

Section 8.02 Deposits into and Withdrawals from Project Accounts. (a) Amounts shall be deposited into and withdrawn from the Project Accounts in strict accordance with this Article VIII.

(b) The Accounts Bank will only be required to transfer funds hereunder on a "same day" basis if it has received written notice of such proposed transfer, together with all certificates, notices, directions and other documents required under this Agreement to be delivered to the Accounts Bank relating thereto, not later than 12:00 noon New York City time on the Business Day of such transfer and, if such notice or any such related document is received by the Accounts Bank after such time, such transfer will be undertaken prior to 12:00 noon New York City time on the next Business Day succeeding the date of receipt by Accounts Bank of all such documentation.

(c) If any transfer, withdrawal, deposit, investment or payment of any funds by the Accounts Bank or any other action to be taken by the Accounts Bank under this Agreement is to be made or taken on a day other than a Business Day, such transfer, withdrawal, deposit, investment, payment or other action will be made or taken on the next succeeding Business Day.

(d) Any instruction, direction, notice, certificate, request or requisition given to the Accounts Bank by any Borrower with respect to the transfer, withdrawal,

deposit, investment or payment of any funds under this Agreement or with respect to any other obligations to be performed by the Accounts Bank under this Agreement (i) must be in writing and signed by an Authorized Officer of the Borrowers' Agent, (ii) in referencing any of the Project Accounts, must refer to the specific Project Account name and number, (iii) shall constitute a representation by the Borrowers that all conditions set forth in this Agreement for such withdrawal have been satisfied, whether or not those conditions are explicitly stated to be so satisfied and (iv) shall be copied to the Administrative Agent and the Collateral Agent. Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, the Accounts Bank may rely and shall be protected in acting or refraining from acting upon any instruction, direction, notice, certificate, request or requisition of Borrowers' Agent, the Administrative Agent or the Collateral Agent.

(e) None of the Project Accounts shall go into overdraft, and the Accounts Bank shall not comply with any request or direction to the extent that it would cause any of the Project Accounts to do so.

(f) Each Borrower hereby acknowledges that it has (or will, prior to the initial Funding for the applicable Plant) irrevocably instructed each Project Party, and agrees that it shall so instruct each future Project Party, to make all payments due and payable to any Borrower under any Project Document, directly to the Accounts Bank for deposit in, or to be credited in the manner set forth in this Article VIII. Each Borrower further agrees that it shall (or will, prior to the initial funding for the applicable Plant) irrevocably instruct each other Person from whom such Borrower is entitled to receive Cash Flow, Insurance Proceeds and Condemnation Proceeds, to make all payments due and payable to any Borrower from such Person directly to the Accounts Bank for deposit, and to be credited, in the manner set forth in this Article VIII.

(g) The Accounts Bank shall not be charged with knowledge of any Notice of Suspension, Default or Event of Default unless the Accounts Bank has received such Notice of Suspension or other written notice of such Default or Event of Default from the Administrative Agent, the Collateral Agent or an Authorized Officer of the Borrowers' Agent or any Borrower. The Accounts Bank shall not be charged with the knowledge that the Conversion Date has occurred unless it has received written notice thereof from the Administrative Agent.

(h) The Accounts Bank shall not be charged with the knowledge that any transfer or withdrawal from any Project Account would result in the occurrence of a Default or Event of Default, unless it has received written notice thereof from the Administrative Agent, the Collateral Agent or an Authorized Officer of the Borrowers' Agent or any Borrower.

(i) Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, the Accounts Bank shall have no obligation to (i) make any payment, transfer or withdrawal from any Project Account until it has received written direction to make such payment, transfer or withdrawal from the Collateral Agent, the Administrative Agent or, if this Agreement explicitly provides that any such direction may be made by the Borrowers' Agent, the Borrowers' Agent or (ii) determine whether any payment, transfer or withdrawal from any Project Account made in accordance with any written direction from the Collateral Agent, the Administrative Agent or the Borrowers' Agent complies with the terms of this Agreement. The Accounts Bank shall have no liability for, nor any responsibility or obligation to confirm, the use or application by any Borrower, Borrowers' Agent, Administrative Agent, Collateral Agent or any other recipient of amounts withdrawn or transferred from any Project Account.

Section 8.03 Escrow Account. (a) On the date of the Tranche B Escrow Disbursement and on any Tranche Conversion Date, the Administrative Agent shall cause all proceeds of the Tranche B Construction Loans received by the Administrative Agent from the Tranche B Lenders to be deposited in or credited to the Escrow Account.

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Administrative Agent shall, on each Funding Date and subject to the satisfaction of the conditions set forth in Section 6.02 (Conditions to Madera Funding), Section 6.03 (Conditions to Boardman Funding), Section 6.04 (Conditions to First Funding for Each Greenfield Plant), Section 6.05 (Conditions to All Greenfield Plant Construction Loan Fundings) and Section 6.08 (Conditions to All Fundings), as applicable, instruct the Accounts Bank in writing to release from the Escrow Account and transfer to the Debt Service Reserve Account, the Construction Holding Account or any other Construction Account, as applicable, on such Funding Date, the aggregate amount of Tranche B Construction Loans to be disbursed on such Funding Date, as requested by the Borrowers in the relevant Funding Notice; provided, that in the case of any Funding of In-Progress Plant 2 Construction Loans or Greenfield Plant 1 Construction Loans, all available amounts on deposit in or standing to the credit of the Escrow Account shall be released from the Escrow Account prior to any Funding of In-Progress Plant 2 Construction Loans or Greenfield Plant 1 Construction Loans from Tranche A Construction Loans.

(c) If at any time any outstanding Construction Loan Commitments and Term Loan Commitments are terminated or reduced in accordance with any of Sections 2.08(c), (d) , (i) or (k) (Termination or Reduction of Commitments), the Administrative Agent shall instruct the Accounts Bank in writing to release from the Escrow Account the amount required to be so released in accordance with such Sections to reimburse to the Tranche B Lenders such amounts pro rata in accordance with their respective Commitment Percentages.

(d) On the Conversion Date, at the written instruction of the Administrative Agent, any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders pro rata in accordance with their respective Commitment Percentages.

Section 8.04 Construction Holding Account. (a) The Borrowers (or, with respect to Loan proceeds, the Administrative Agent) shall cause the following amounts to be paid into the Construction Holding Account:

(i)	all amounts required to be deposited into the Construction Holding Account pursuant to Section 8.03(b) (Escrow Account);

(ii)	all proceeds of the Greenfield Plant Top-Up Fundings; and

(iii)	all amounts required to be deposited into the Construction Holding Account pursuant to Section 4.01 (Acceleration of Senior Debt Obligations) of the Sponsor Support Agreement.

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Construction Holding Account to the Stockton Construction Account, the Burley Construction Account and/or the Brawley Construction Account to be applied towards Required Equity Contributions and/or to pay Project Costs that are or will become due and payable during the immediately succeeding calendar month strictly in accordance with the relevant Construction Budget by delivering a Construction Holding Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer).

(c) On the Conversion Date, all amounts on deposit in or standing to the credit of the Construction Holding Account shall be withdrawn at the written instruction of the Borrowers' Agent or the Administrative Agent and applied by the Administrative Agent in accordance with Section 2.06(e) (Funding of Loans) and the final Construction Loan Funding Notice (a copy of which shall be delivered to the Accounts Bank).

Section 8.05 Stockton Construction Account. (a) From and after the initial Funding Date for the Stockton Plant and until (and including) the Conversion Date, the Borrowers (or, with respect to Loan proceeds, the Administrative Agent) shall cause the following amounts to be paid into the Stockton Construction Account:

(i)	all amounts required to be deposited into the Stockton Construction Account pursuant to Section 8.03(b) (Escrow Account);

(ii)	all amounts required to be deposited into the Stockton Construction Account pursuant to Section 8.04(b) (Construction Holding Account);

(iii)
all proceeds of the Construction Loans for the Stockton Plant (except for proceeds of Fundings of any Excess Construction Loan Commitment with respect to the Stockton Plant, any Sponsor Support Reimbursement Fundings, or any Fundings applied directly to the payment of Debt Service or as otherwise applied on the Conversion Date in accordance with Section 2.06(e) (Funding of Loans));

(iv)	all proceeds of Working Capital Loans for start-up costs for the Stockton Plant;

(v)	until the Conversion Date, all equity contributions received by Stockton (including the Required Equity Contribution for the Stockton Plant);

(vi)	all proceeds of any Stockton Performance Bond;

(vii)
all damages payable under any Stockton Construction Contract (other than performance liquidated damages permitted to be paid to Pacific Ethanol in accordance with Section 4.02(d) (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) of the Sponsor Support Agreement or in connection with any Buy-Down L.D. Reimbursement);

(viii)	all amounts required to be deposited into the Stockton Construction Account pursuant to Section 8.08(b)(x) (Revenue Account); and

(ix)	all amounts required to be deposited into the Stockton Construction Account pursuant to Section 2.04 (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(b) Prior to the date of the first Funding of Stockton Construction Loans, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Stockton Construction Account to pay Stockton Project Costs by delivering a Stockton Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer).

(c) From and after the date of the first Funding of Stockton Construction Loans, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Stockton Construction Account to pay Stockton Project Costs then due and owing strictly in accordance with the Stockton Construction Budget by delivering a Stockton Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer) which, in the case of any Loan proceeds, shall be for application strictly in accordance with the relevant Funding Notice. All payments from the Stockton Construction Account shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Stockton Construction Withdrawal Certificate directly to the payee. In the event that the Borrowers fail to deliver such a Stockton Construction Withdrawal Certificate, the Administrative Agent is hereby authorized to direct, in writing, the Accounts Bank to transfer or withdraw the amounts necessary to pay Stockton Project Costs that are, from time to time, due and payable.

(d) On the Conversion Date, all amounts on deposit in or standing to the credit of the Stockton Construction Account shall be withdrawn and such account shall be terminated and closed at the written instruction of the Borrowers' Agent or the Administrative Agent and such amounts shall be applied by the Administrative Agent in accordance with Section 2.06(e) (Funding of Loans) and the final Construction Loan Funding Notice (a copy of which shall be delivered to the Accounts Bank).

Section 8.06 Brawley Construction Account. (a) From and after the initial Funding Date for the Brawley Plant and until (and including) the Conversion Date, the Borrowers shall cause the following amounts to be paid into the Brawley Construction Account:

(i)	all amounts required to be deposited into the Brawley Construction Account pursuant to Section 8.03(b) (Escrow Account);

(ii)	all amounts required to be deposited into the Brawley Construction Account pursuant to Section 8.04(b) (Construction Holding Account);

(iii)
all proceeds of the Construction Loans for the Brawley Plant (except for proceeds of Fundings of any Excess Construction Loan Commitment with respect to the Brawley Plant, any Sponsor Support Reimbursement Fundings, any Fundings applied directly to the payment of Debt Service or as otherwise applied on the Conversion Date in accordance with Section 2.06(e) (Funding of Loans));

(iv)	all proceeds of Working Capital Loans for start-up costs for the Brawley Plant;

(v)	until the Conversion Date, all equity contributions received by Brawley (including the Required Equity Contribution for the Brawley Plant);

(vi)	all proceeds of any Brawley Performance Bond;

(vii)
all damages payable under the Brawley Construction Contracts (other than performance liquidated damages permitted to be paid to Pacific Ethanol in accordance with Section 4.02(d) (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) of the Sponsor Support Agreement or in connection with any Buy-Down L.D. Reimbursement);

(viii)	all amounts required to be deposited into the Brawley Construction Account pursuant to Section 8.08(b)(x) (Revenue Account); and

(ix)	all amounts required to be deposited into the Brawley Construction Account pursuant to Section 2.04 (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(b) Prior to the date of the first Funding of Brawley Construction Loans, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Brawley Construction Account to pay Brawley Project Costs by delivering a Brawley Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer).

(c) From and after the date of the first Funding of Brawley Construction Loans, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Brawley Construction Account to pay Brawley Project Costs then due and owing strictly in accordance with the Brawley Construction Budget by delivering a Brawley Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer) which, in the case of any Loan proceeds, shall be for application strictly in accordance with the relevant Funding Notice. All payments from the Brawley Construction Account shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Brawley Construction Withdrawal Certificate directly to the payee. In the event that the Borrowers fail to deliver such a Brawley Construction Withdrawal Certificate, the Administrative Agent is hereby authorized to direct, in writing, the Accounts Bank to transfer or withdraw the amounts necessary to pay Brawley Project Costs that are, from time to time, due and payable.

(d) On the Conversion Date, all amounts on deposit in or standing to the credit of the Brawley Construction Account shall be withdrawn and such account shall be terminated and closed at the written instruction of the Borrowers' Agent or the Administrative Agent and such amounts shall be applied by the Administrative Agent in accordance with Section 2.06(e) (Funding of Loans) and the final Construction Loan Funding Notice (a copy of which shall be delivered to the Accounts Bank).

Section 8.07 Burley Construction Account. (a) From and after the initial Funding Date for the Burley Plant and until (and including) the Conversion Date, the Borrowers shall cause the following amounts to be paid into the Burley Construction Account:

(i)	all amounts required to be deposited into the Burley Construction Account pursuant to Section 8.03(b) (Escrow Account);

(ii)	all amounts required to be deposited into the Burley Construction Account pursuant to Section 8.04(b) (Construction Holding Account);

(iii)
all proceeds of the Construction Loans for the Burley Plant (except for proceeds of Fundings of any Excess Construction Loan Commitment with respect to the Burley Plant, any Sponsor Support Reimbursement Fundings, any Fundings applied directly to the payment of Debt Service or as otherwise applied on the Conversion Date in accordance with Section 2.06(e) (Funding of Loans));

(iv)	all proceeds of Working Capital Loans for start-up costs for the Brawley Plant;

(v)	until the Conversion Date, all equity contributions received by Burley (including the Required Equity Contribution for the Burley Plant);

(vi)	all proceeds of any Burley Performance Bond;

(vii)
all damages payable under the Burley Construction Contracts (other than performance liquidated damages permitted to be paid to Pacific Ethanol in accordance with Section 4.02(d) (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) of the Sponsor Support Agreement or in connection with any Buy-Down L.D. Reimbursement);

(viii)	all amounts required to be deposited into the Burley Construction Account pursuant to Section 8.08(b)(x) (Revenue Account); and

(ix)	all amounts required to be deposited into the Burley Construction Account pursuant to Section 2.04 (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(b) Prior to the date of the first Funding of Burley Construction Loans, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Burley Construction Account to pay Burley Project Costs by delivering a Burley Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer).

(c) From and after the date of the first Funding of Burley Construction Loans, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Burley Construction Account to pay Burley Project Costs then due and owing strictly in accordance with the Burley Construction Budget by delivering a Burley Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer) which, in the case of any Loan proceeds, shall be for application strictly in accordance with the relevant Funding Notice. All payments from the Burley Construction Account shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Burley Construction Withdrawal Certificate directly to the payee. In the event that the Borrowers fail to deliver such a Burley Construction Withdrawal Certificate, the Administrative Agent is hereby authorized to direct, in writing, the Accounts Bank to transfer or withdraw the amounts necessary to pay Burley Project Costs that are, from time to time, due and payable (unless such Burley Project Costs are in dispute).

(d) On the Conversion Date, all amounts on deposit in or standing to the credit of the Burley Construction Account shall be withdrawn and such account shall be terminated and closed at the written instruction of the Borrowers' Agent or the Administrative Agent and such amounts shall be applied by the Administrative Agent in accordance with Section 2.06(e) (Funding of Loans) and the final Construction Loan Funding Notice.

Section 8.08 Revenue Account. (a) From and after the initial Construction Loan Funding Date, in the case of Pacific Holding and the Borrower whose Plant is being funded (and for such Plant), and from and after the initial Funding Date for each other Borrower and such Borrower's Plant, the applicable Borrower shall cause the following amounts to be paid into the Revenue Account:

(i)	all Cash Flow;

(ii)	except as set forth in Section 8.15(a)(i) (Extraordinary Proceeds Account), all proceeds from the sale or disposition of any assets of any Borrower;

(iii)
any other income received by or on behalf of any Borrower that is not required to be deposited in or credited to another Project Account, or applied directly to the Obligations, in accordance with this Agreement; and

(iv)
amounts transferred to the Revenue Account pursuant to Section 2.06(e) (Funding of Loans), Section 8.11(c) (Working Capital Reserve Account), Section 8.12(d) (Debt Service Reserve Account) and Sections 8.15(b)(i) and (c)(i) (Extraordinary Proceeds Account).

(b) Until the Conversion Date, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, upon receipt of a Revenue Account Withdrawal Certificate duly executed by a Financial Officer of the Borrowers' Agent, the Accounts Bank shall, in accordance with the directions set forth therein, cause funds held in the Revenue Account to be withdrawn or transferred to pay the following amounts on the dates and at the priorities indicated below:

(i)
first, on each Monthly Date, (A) to Pacific Ethanol as payment of any Sponsor Support Reimbursements then due and owing in accordance with the Sponsor Support Agreement and (B) to the Operating Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds pursuant to clause (B) (excluding any amounts transferred to the Operating Account to cover the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes) does not exceed the Permitted Operating Budget Deviation Levels;

(ii)
second, on each Monthly Date, to the Maintenance Capital Expense Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as necessary to pay Maintenance Capital Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds does not exceed the Permitted Operating Budget Deviation Levels;

(iii)
third, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay Fees, costs and expenses then due and payable under the Financing Documents;

(iv)
fourth, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay any interest with then due and payable under the Financing Documents and any fees, expenses or Net Swap Payments owing to any Interest Rate Protection Provider;

(v)
fifth, on each Monthly Date when due and payable, to the Administrative Agent, for the account of the Interest Rate Protection Providers, on a pro rata basis, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as payments of Swap Termination Value then due and payable by the Borrowers with respect to any Interest Rate Protection Agreements;

(vi)
sixth, on each Monthly Date, to the Working Capital Reserve Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between (A) the Working Capital Reserve Required Amount and (B) the funds on deposit in or standing to the credit of the Working Capital Reserve Account on such Monthly Date;

(vii)
seventh, on any date when required pursuant to Section 3.10(c) (Mandatory Prepayment), or otherwise at the option of the Borrowers, to the Administrative Agent in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Working Capital Loans;

(viii)
eighth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in the amount certified by an Authorized Officer of the Borrowers' Agent in such Revenue Account Withdrawal Certificate to the Persons or accounts specified in such Revenue Account Withdrawal Certificate, as Current Priority Subordinated Interest for the Quarterly Period ending on such Quarterly Payment Date in an amount not to exceed, on any such Quarterly Payment Date, one million Dollars ($1,000,000);

(ix)
ninth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in an amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate, to the Persons or accounts specified in such Revenue Account Withdrawal Certificate (including, if required to be paid directly to any taxing authority, to such taxing authority), for payment of any Permitted Tax Distribution; and

(x)
tenth, on each Monthly Date, to any Construction Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay Project Costs that, in each such case, are or will become due and payable during the immediately succeeding calendar month and with respect to which funds are not available in such Construction Account.

(c) Commencing on the Conversion Date, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, upon receipt of a Revenue Account Withdrawal Certificate duly executed by a Financial Officer of the Borrowers' Agent, the Accounts Bank shall, in accordance with the directions set forth therein, cause funds held in the Revenue Account to be withdrawn or transferred to pay the following amounts on the dates and at the priorities indicated below:

(i)
first, on each Monthly Date, (A) to Pacific Ethanol, as payment of any Sponsor Support Reimbursements then due and owing in accordance with the Sponsor Support Agreement and (B) to the Operating Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds pursuant to clause (B) (excluding any amounts transferred to the Operating Account to cover the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes) does not exceed the Permitted Operating Budget Deviation Levels;

(ii)
second, on each Monthly Date, to the Maintenance Capital Expense Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as necessary to pay Maintenance Capital Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds does not exceed the Permitted Operating Budget Deviation Levels;

(iii)
third, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay Fees, costs and expenses then due and payable under the Financing Documents;

(iv)
fourth, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay any interest then due and payable under the Financing Documents and any fees, expenses or Net Swap Payments owing to any Interest Rate Protection Provider;

(v)
fifth, on any date when required pursuant to Section 3.10(c) (Mandatory Prepayment), to the Administrative Agent in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Working Capital Loans;

(vi)
sixth, on each Monthly Date, to pay, to the Administrative Agent, for the account of the Senior Secured Parties, on a pro rata basis, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as (A) the principal amounts due and payable with respect to the Term Loans and (B) the payments of Swap Termination Value then due and payable by the Borrowers with respect to any Interest Rate Protection Agreements;

(vii)
seventh, on each Monthly Date, to the Working Capital Reserve Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between (A) the Working Capital Reserve Required Amount and (B) the funds on deposit in or standing to the credit of the Working Capital Reserve Account on such Monthly Date;

(viii)
eighth, on any Monthly Date and on the Working Capital Maturity Date, to pay to the Administrative Agent, for the account of the Working Capital Lenders, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as the aggregate principal amount due and payable with respect to the Working Capital Loans, or otherwise at the option of the Borrowers, to repay principal amounts with respect to the Working Capital Loans;

(ix)
ninth, on each Monthly Date, to the Debt Service Reserve Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between (A) the Debt Service Reserve Requirement and (B) the funds on deposit in or standing to the credit of the Debt Service Reserve Account (including the Stated Amount of any Debt Service Reserve Letter of Credit) on such Monthly Date;

(x)
tenth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in the amount certified by an Authorized Officer of the Borrowers' Agent in such Revenue Account Withdrawal Certificate to the Persons or accounts specified in such Revenue Account Withdrawal Certificate, as Current Priority Subordinated Interest for the Quarterly Period ending on such Quarterly Payment Date in an amount not to exceed on any such Quarterly Payment Date, one million Dollars ($1,000,000);

(xi)
eleventh, on each Quarterly Payment Date, to the Administrative Agent in the amount certified by the Borrowers in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Term Loans in accordance with Section 3.10 (Mandatory Prepayment) in an amount equal to fifty percent (50%) of the cash remaining in the Revenue Account after the transfer required pursuant to priority tenth, if any;

(xii)
twelfth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in an amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate to the Persons or accounts specified in such Revenue Account Withdrawal Certificate (including, if required to be paid directly to any taxing authority, to such taxing authority) for payment of any Permitted Tax Distribution;

(xiii)
thirteenth, on each Quarterly Payment Date, to the Administrative Agent, in the amount certified by the Borrowers in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Term Loans in accordance with Section 3.10 (Mandatory Prepayment) in an amount equal to the greater of (x) an amount such that after such prepayment the then-outstanding principal amount of the Term Loans is equal to the Target Balance Amount for such Quarterly Payment Date and (y) on and after the second anniversary of the Conversion Date, twenty-five percent (25%) of the cash remaining in the Revenue Account after the transfer required pursuant to priority tenth, if any (in each case, to the extent funds are available at this priority thirteenth);

(xiv)
fourteenth, on each Quarterly Payment Date (A) if the Historical Debt Service Coverage Ratio as of such Quarterly Payment Date is less than 1.5:1, to the Administrative Agent, all amounts on deposit in or standing to the credit of the Revenue Account after the transfer required to be made pursuant to priority thirteenth, for application as a prepayment of the Term Loans in accordance with Section 3.10 (Mandatory Prepayment) or (B) if the Historical Debt Service Coverage Ratio as of such Quarterly Payment Date is greater than or equal to 1.5:1 and the Prospective Debt Service Coverage Ratio as of such Quarterly Payment Date is less than 1.5:1, as certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or instructed in writing to the Accounts Bank by the Administrative Agent, to the Prepayment Holding Account, all amounts on deposit in or standing to the credit of the Revenue Account after the transfer required pursuant to priority thirteenth; and

(xv)
fifteenth, subject to the satisfaction of the conditions set forth in Section 7.02(s) (Negative Covenants - Restricted Payments), (A) in the amount certified in the Restricted Payment Certificate by an Authorized Officer of the Borrowers' Agent, to the Persons or accounts specified in the Restricted Payment Certificate, for the payment of amounts then due and owing with respect to the Subordinated Loans and (B) thereafter, to the Pledgor in the amount certified by the Borrowers in a Restricted Payment Certificate by an Authorized Officer of the Borrowers' Agent and confirmed by the Administrative Agent in writing.

Section 8.09 Operating Account. (a) Funds shall be deposited into the Operating Account pursuant to Sections 8.08(b)(i) and (c)(i) (Revenue Account).

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, and so long as adequate funds are then available in the Operating Account, the Borrowers:

(i)
may, by written instruction to the Accounts Bank (with a copy to the Collateral Agent), withdraw or transfer funds from the Operating Account from time to time as may be necessary to pay directly any amounts owed by the Borrowers for Operation and Maintenance Expenses; and

(ii)
may direct the transfer of funds to the Local Accounts from time to time, by delivery of an Operating Account Withdrawal Certificate to the Accounts Bank; provided, that the funds on deposit in and standing to the credit of all Local Accounts with respect to which a Blocked Account Agreement has been executed and is in full force and effect do not exceed, in the aggregate at any one time, two hundred thousand Dollars ($200,000) for each Plant that has achieved its Commercial Operation Date, as certified by the Borrowers' Agent in such Operating Account Withdrawal Certificate.

Section 8.10 Maintenance Capital Expense Account. (a) Funds shall be deposited into the Maintenance Capital Expense Account pursuant to Sections 8.08(b)(ii) and (c)(ii) (Revenue Account).

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, and so long as adequate funds are then available in the Maintenance Capital Expense Account, the Borrowers may, by written instruction to the Accounts Bank (with a copy to the Collateral Agent), withdraw or transfer funds from the Maintenance Capital Expense Account from time to time as may be necessary to pay directly any amounts owed by the Borrowers for Maintenance Capital Expenses in accordance with the most recent Revenue Account Withdrawal Certificate.

Section 8.11 Working Capital Reserve Account. (a) Funds shall be deposited into the Working Capital Reserve Account in accordance with Sections 8.08(b)(vi) and (c)(viii) (Revenue Account), Section 3.09(d)(iii)(B) (Optional Prepayments) and Section 3.10(e) (Mandatory Prepayments). Amounts deposited into the Working Capital Reserve Account pursuant to priority item second of Sections 3.10(d)(e)(i) and (ii) shall be deposited into a sub-account (the "Working Capital LC Collateral Sub-Account").

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct, by delivery of a Working Capital Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer or withdrawal of amounts standing to the credit of the Working Capital Reserve Account (other than amounts standing to the credit of the Working Capital LC Collateral Sub-Account) to pay directly:

(i)
amounts due and owing for Operation and Maintenance Expenses in accordance with the Operating Budget, but only to the extent that adequate funds are not available for the payment of such Operation and Maintenance Expenses in the Operating Account; provided, that the amount of such transfer of funds, when taken together with the amounts transferred to the Operating Account during such month pursuant to Section 8.08(b)(i) (Revenue Account) or Section 8.08(c)(i) (Revenue Account) (excluding any amounts transferred to the Operating Account to cover the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes), does not exceed the Permitted Operating Budget Deviation Levels;

(ii)
amounts due and owing for Maintenance Capital Expenses in accordance with the Operating Budget, but only to the extent that adequate funds are not available for the payment of such Maintenance Capital Expenses in the Maintenance Capital Expense Account; provided, that the amount of such transfer of funds, when taken together with the amounts transferred to the Maintenance Capital Expense Account during such month pursuant to Section 8.08(b)(ii) (Revenue Account) or Section 8.08(c)(ii) (Revenue Account), does not exceed the Permitted Operating Budget Deviation Levels; and

(iii)	amounts due and owing for start-up costs with respect to the Greenfield Plants.

(c) If, on any Quarterly Payment Date, the funds on deposit in or standing to the credit of the Working Capital Reserve Account (other than amounts standing to the credit of the Working Capital LC Collateral Sub-Account) are in excess of the Working Capital Reserve Required Amount, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to such transfer, the Borrowers may direct, by delivery of a Working Capital Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Revenue Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the Working Capital Reserve Account and (y) the Working Capital Reserve Required Amount, as certified by the Borrowers' Agent and confirmed by the Administrative Agent in such Working Capital Transfer Certificate.

(d) Following the funding of the Working Capital LC Collateral Sub-Account, the Borrowers or the Administrative Agent may direct in writing, in the case of the Borrowers by delivery of a Working Capital Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer of amounts standing to the credit of the Working Capital LC Collateral Sub-Account to pay to the Administrative Agent, for the account of the Working Capital Lenders, the amount of such Working Capital Loans then due and payable.

(e) If at any time the amounts standing to the credit of the Working Capital LC Collateral Sub-Account are in excess of the aggregate Maximum Available Amounts under all Letters of Credit then outstanding, the Borrowers may direct, by delivery of a Working Capital Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Working Capital Reserve Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the Working Capital LC Collateral Sub-Account and (y) the aggregate of all such Maximum Available Amounts, as certified by the Borrowers' Agent.

Section 8.12 Debt Service Reserve Account. (a) Funds shall be deposited into the Debt Service Reserve Account:

(i)
on the In-Progress Plant 1 Construction Loan Funding Date, from the Escrow Account as directed in writing pursuant to Section 8.03(b) (Escrow Account), in the amount required pursuant to Section 7.01(g) (Affirmative Covenants-Use of Proceeds) with respect to such Construction Loans to cover the required funding of fifty percent (50%) of the Debt Service Reserve Requirement;

(ii)
on the In-Progress Plant 2 Construction Loan Funding Date, from the Escrow Account as directed in writing pursuant to Section 8.03(b) (Escrow Account), and the proceeds (if any) of In-Progress Plant 2 Tranche A Construction Loans, as applicable, in the amount required pursuant to Section 7.01(g) (Affirmative Covenants-Use of Proceeds) with respect to such Construction Loans to cover the required funding of fifty percent (50%) of the Debt Service Reserve Requirement;

(iii)	on the Conversion Date, pursuant to disbursement priority first as set forth in Section 2.06(e) (Funding of Loans); and

(iv)	pursuant to Section 8.08(c)(ix) (Revenue Account);

provided that, notwithstanding the foregoing, in lieu of cash, the Borrowers may cause to be delivered to the Accounts Bank one or more Debt Service Reserve Letters of Credit (each of which shall be accompanied by a Debt Service LC Waiver Letter), the Stated Amounts of which shall be credited to the Debt Service Reserve Account.

(b) On any date when the amounts available at priorities third through sixth as set forth in Section 8.08(c) (Revenue Account) are insufficient to pay Debt Service then due and owing, the Accounts Bank shall (upon written notification from the Borrowers' Agent or the Administrative Agent setting forth the amount of such shortfall) withdraw funds from the Debt Service Reserve Account to pay to the Administrative Agent, for the account of the Senior Secured Parties, the amount of such shortfall of the Debt Service then due and payable, which funds shall be applied in the order of priority set forth in priorities third through sixth of Section 8.08(c) (Revenue Account). The Accounts Bank shall promptly notify the Administrative Agent and the Collateral Agent if, at any time, there are insufficient funds (without taking into account any Debt Service Reserve Letters of Credit) standing to the credit of the Debt Service Reserve Account to make the payments required under this Section 8.12(b).

(c) Upon the written instruction of the Administrative Agent, the Collateral Agent shall make a demand in accordance with the provisions of each Debt Service Reserve Letter of Credit, drawdown all or a portion of the Stated Amount of any Debt Service Reserve Letter of Credit that has been delivered in accordance with this Agreement, and deposit the funds received into the Debt Service Reserve Account. The Administrative Agent shall instruct Collateral Agent to make such demand:

(i)
if amounts are required to be withdrawn from the Debt Service Reserve Account pursuant to Section 8.12(b), and the amounts to be so withdrawn exceed the funds, not including the aggregate Stated Amounts of the Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account, in the amount necessary to make the payments of Debt Service then due and payable;

(ii)	in full, if the commercial bank that issued such Debt Service Reserve Letter of Credit is no longer an Acceptable Bank; or

(iii)
in full, if (A) no less than thirty (30) days prior to the expiry date of each such Debt Service Reserve Letter of Credit, the Collateral Agent has not received notice from the issuing bank that it will extend such expiry date or renew such Debt Service Reserve Letter of Credit and no substitute or replacement letter of credit satisfying the requirements of a "Debt Service Reserve Letter of Credit" has been delivered to the Collateral Agent to replace the Stated Amount of such expiring Debt Service Reserve Letter of Credit and (B) excluding the Stated Amount of such Debt Service Reserve Letter of Credit and the Stated Amount of any other Debt Service Reserve Letter of Credit that similarly could be drawndown, an amount equal to the Debt Service Reserve Requirement is not on deposit in or standing to the credit of the Debt Service Reserve Account on the date of such drawdown.

(d) If, on any Quarterly Payment Date, the funds on deposit in or standing to the credit of the Debt Service Reserve Account (taking into account the Stated Amounts of any Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account) are in excess of the Debt Service Reserve Requirement, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to such transfer, the Borrowers may direct, by delivery of a Debt Service Reserve Release Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Revenue Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the Debt Service Reserve Account (taking into account the Stated Amounts of any Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account) and (y) the Debt Service Reserve Requirement, as certified by the Borrowers' Agent and confirmed by the Administrative Agent in such Debt Service Release Certificate; provided, that if such difference is positive due to the posting of a Debt

Service Reserve Letter of Credit to the Debt Service Reserve Account to replace or substitute for cash then on deposit, such amount may be distributed directly to Pacific Ethanol or such other Affiliate of the Borrowers who provided such Debt Service Reserve Letter of Credit (and such distribution shall not be treated as a Restricted Payment for purposes of this Agreement).

Section 8.13 Prepayment Holding Account. (a) Funds shall be deposited into the Prepayment Holding Account pursuant to Section 8.08(c)(xiv)(B) (Revenue Account).

(b) The Accounts Bank shall withdraw funds from the Prepayment Holding Account upon receipt of written instructions from the Borrowers' Agent or the Administrative Agent in accordance with the terms set forth below.

(i)
If, on any such Quarterly Payment Date, each of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio are greater than or equal to 1.5:1 then, subject to the satisfaction of the conditions set forth in Section 7.02(s) (Negative Covenants - Restricted Payments), the Borrowers may submit a Restricted Payment Certificate to the Accounts Bank directing the transfer of amounts on deposit in and standing to the credit of the Prepayment Holding Account for Restricted Payments by the Borrowers.

(ii)
If, on any such Quarterly Payment Date, the Historical Debt Service Coverage Ratio is less than 1.5:1 then all amounts on deposit in and standing to the credit of the Prepayment Holding Account shall, upon the written instruction of the Borrowers' Agent or the Administrative Agent, be transferred to the Administrative Agent for application as a prepayment of the Term Loans in accordance with Section 3.10 (Mandatory Prepayment).

Section 8.14 Insurance and Condemnation Proceeds Accounts. (a) From and after the Closing Date, in the case of Pacific Holding, and from and after the initial Funding Date for each other Borrower and such Borrower's Plant, the applicable Borrowers shall cause all Insurance Proceeds and all Condemnation Proceeds payable to each such Borrower, or otherwise relating to the each Plant, to be deposited in or credited to the Insurance and Condemnation Proceeds Account for such Plant.

(b) The Borrowers shall not make, direct, or request the Accounts Bank to make, any withdrawals from any Insurance and Condemnation Proceeds Account except as permitted by this Section 8.14, and provided that no Notice of Suspension has been delivered that has not been withdrawn and no Default or Event of Default would occur as a result of such transfer or withdrawal.

(c) The Borrowers may apply any Insurance Proceeds and Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts less than or equal to two million five hundred thousand Dollars ($2,500,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant directly for the replacement or repair of damaged assets to which such Insurance Proceeds or Condemnation Proceeds. as the case may be, relate; provided, that the Borrowers deliver to the Administrative Agent and the Accounts Bank, no fewer than three (3) Business Days in advance of any such proposed transfers or withdrawals from such Insurance and Condemnation Proceeds Account, an Insurance and Condemnation Proceeds Request Certificate setting forth proposed instructions for such withdrawals or transfers. A Financial Officer of the Borrowers' Agent shall certify that each Insurance and Condemnation Proceeds Request Certificate is being delivered, and the withdrawals specified therein are being directed, in accordance with this Agreement and the other Transaction Documents, and shall also certify that the directed withdrawals or transfers will be used exclusively for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate.

(d) Any Insurance Proceeds and Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts greater than two million five hundred thousand Dollars ($2,500,000) but less than or equal to fifteen million Dollars ($15,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant shall:

(i)
be applied for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate in accordance with the Borrowers' direction in an Insurance and Condemnation Proceeds Request Certificate delivered to the Administrative Agent and the Accounts Bank if, within sixty (60) days after the occurrence of the Casualty Event or Event of Taking giving rise to such proceeds, the Borrowers deliver a Restoration or Replacement Plan to the Administrative Agent and the Independent Engineer with respect to such Casualty Event or Event of Taking that is based upon, and accompanied by, each of the following:

(A)	a description of the nature and extent of such Casualty Event or Event of Taking, as the case may be;

(B)
a bona fide assessment (from a contractor reasonably acceptable to the Independent Engineer) of the estimated cost and time needed to restore or replace the relevant Plant to substantially the same value and general performance capability as prior to such event;

(C)	reasonably satisfactory evidence that such Insurance Proceeds or Condemnation Proceeds, as the case may be, are sufficient to make the necessary restorations or replacements;

(D)
a certificate of a Financial Officer of the Borrowers' Agent certifying that (1) all work contemplated to be done under the Restoration or Replacement Plan can be done within the time periods, if any, required under any Project Document relating to the relevant Plant; (2) all Governmental Approvals necessary to perform the work have been obtained (or are reasonably expected to be obtained without undue delay); and (3) the relevant Plant once repaired/restored will continue to perform at the levels set forth in the then-current Operating Budget for such Plant with respect to production volume, yield and utility consumption (or other levels approved by the Required Lenders);

(E)
the Casualty Event or Event of Taking , as the case may be (including the non-operation of such Plant during any period of repair or restoration) has not resulted or would not reasonably be expected to result in a default giving rise to a termination of, or a materially adverse modification of, one or more of the Governmental Approvals or Project Documents;

(F)
after taking into consideration the availability of such Insurance Proceeds or Condemnation Proceeds, as applicable, and Business Interruption Insurance Proceeds and any additional documented voluntary equity contributions for the purpose of covering such costs, there will be adequate amounts available to pay all ongoing expenses including Debt Service during the period of repair or restoration;

(G)
construction contractors and vendors of recognized skill, reputation and creditworthiness and reasonably acceptable to the Administrative Agent have executed reconstruction contracts, purchase orders or similar arrangements for the repair, rebuilding or restoration on terms and conditions reasonably acceptable to the Administrative Agent; and

(H)	a confirmation by the Independent Engineer of its agreement with the matters set forth in Section 8.14(d)(i)(A)-(G) and its approval of such Restoration or Replacement Plan; or

(ii)
if (A) the Borrowers do not deliver such Restoration or Replacement Plan and the accompanying deliveries referred to in Section 8.14(d)(i) within such sixty (60) day period or (B) after the completion of such Restoration or Replacement Plan, there are excess Insurance Proceeds or Condemnation Proceeds, as the case may be, on deposit in or standing to the credit of such Insurance and Condemnation Proceeds Account, the Accounts Bank shall on the next succeeding Quarterly Payment Date thereafter, upon the written instruction of the Borrowers' Agent or the Administrative Agent, transfer to the Administrative Agent, for the account of the Lenders, an amount equal to such Insurance Proceeds or Condemnation Proceeds, as the case may be, for mandatory prepayment of the Loans in accordance with Section 3.10 (Mandatory Prepayments).

(e) Any Insurance Proceeds or Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts greater than fifteen million Dollars ($15,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant shall be applied, at the written instruction of the Administrative Agent, to prepay the Loans or for repair or replacement of damaged assets, as determined by the Required Lenders in their sole discretion.

Section 8.15 Extraordinary Proceeds Account. (a) From and after the Closing Date, in the case of Pacific Holding, and from and after the initial Funding Date for each other Borrower and such Borrower's Plant, the applicable Borrowers shall cause

(i) all proceeds of asset disposals (other than proceeds from the sale of Products) that will not be used for replacement in accordance with Section 7.02(f)(i) (Negative Covenants - Asset Dispositions) and (ii) all Project Document Termination Payments, in each such case relating to Pacific Holding or a Plant or Borrower with respect to which a Funding has been made, to be deposited into the Extraordinary Proceeds Account.

(b) If at any time proceeds of an asset disposal are deposited into the Extraordinary Proceeds Account, then on any Quarterly Payment Date:

(i)
if such proceeds are in an amount in the aggregate of less than two million five hundred thousand Dollars ($2,500,000) (taken together with any other proceeds of asset disposals deposited in the Extraordinary Proceeds Account during the then-current Fiscal Year) the Borrowers may submit an Extraordinary Proceeds Release Notice to the Accounts Bank, certified by an Authorized Officer of the Borrowers' Agent, directing the transfer of such funds to the Revenue Account; and

(ii)
if such proceeds are in an amount equal to or greater than two million five hundred thousand Dollars ($2,500,000) (taken together with any other proceeds of asset disposals deposited in the Extraordinary Proceeds Account during the then-current Fiscal Year), such amounts shall be transferred, upon the written instruction of the Borrowers' Agent or the Administrative Agent, to the Administrative Agent for application as a prepayment of the Loans in accordance with Section 3.10 (Mandatory Prepayment).

(c) If at any time Project Document Termination Payments are deposited into the Extraordinary Proceeds Account, then on any Quarterly Payment Date:

(i)
if such Project Document Termination Payments are in an amount in the aggregate of less than five million Dollars ($5,000,000) (taken together with any other Project Document Termination Payments received during the then-current Fiscal Year), the Borrowers may submit an Extraordinary Proceeds Release Notice to the Accounts Bank, certified by an Authorized Officer of the Borrowers' Agent, directing the transfer of such Project Document Termination Payments to the Revenue Account; and

(ii)
if such Project Document Termination Payments are in an amount equal to or greater than five million Dollars ($5,000,000) (taken together with any other Project Document Termination Proceeds received during the then-current Fiscal Year), such amounts shall be transferred, upon the written instruction of the Borrowers' Agent or the Administrative Agent, to the Administrative Agent for application as a prepayment of the Loans in accordance with Section 3.10 (Mandatory Prepayment).

Section 8.16 Warranty Accounts. (a)  The Borrowers shall cause all Warranty Proceeds payable to each Borrower, or otherwise relating to each Plant, to be deposited in the Warranty Account for such Plant.

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Warranty Accounts to pay any amounts necessary to cover costs and expenses incurred by the Borrowers in performing or causing to be performed any Warranty Work with respect to the Plant to which such Warranty Proceeds relate, by delivering a Warranty Proceeds Request Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer), which shall be for application strictly in accordance with the relevant Warranty Notice. All payments from the Warranty Accounts shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Warranty Proceeds Request Certificate. In the event that the Borrowers fail to deliver such a Warranty Proceeds Request Certificate, the Administrative Agent is hereby authorized to direct, in writing to the Accounts Bank to transfer or withdraw the funds necessary to pay any amounts necessary to cover costs and expenses incurred by the Borrowers in performing or causing to be performed any Warranty Work with respect to the Plant to which such Warranty Proceeds relate.

Section 8.17 Representations, Warranties and Covenants of Accounts Bank. The Accounts Bank hereby represents and warrants, covenants and agrees with the Lenders, the Agents and the Borrowers (and the other parties hereto agree, to the extent set forth below) as follows:

(a) it will act as depositary agent, as "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) with respect to each of the Project Accounts that is a "securities account" (within the meaning of Section 8-501 of the UCC) and the Financial Assets credited to such Project Accounts, and as "bank" (within the meaning of 9-102(a)(8) of the UCC) with respect to each of the Project Accounts as described in Section 8.19 (Project Accounts as Deposit Accounts) and credit balances not constituting Financial Assets credited thereto and to accept all cash, payments, other amounts and Cash Equivalents to be delivered to or held by the Accounts Bank pursuant to the terms of this Agreement. The Borrowers, the Senior Secured Parties and the Accounts Bank agree that, for purposes of Articles 8 and 9 of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Project Accounts, the jurisdiction of the Accounts Bank (in its capacity as the securities intermediary and bank) is the State of New York;

(b) the Accounts Bank hereby agrees and confirms that it has established and maintains the Project Accounts as set forth and defined in this Agreement. The Accounts Bank agrees that (i) each such Project Account established by the Accounts Bank is and will be maintained as a "securities account" (within the meaning of Section 8501 of the UCC); (ii) the Borrowers' Agent is the "entitlement holder" (within the meaning of Section 8102(a)(7) of the UCC) in respect of the "financial assets" (within the meaning of Section 8102(a)(9) of the UCC, the "Financial Assets") credited to such Project Accounts that are "securities accounts"; (iii) all Financial Assets in registered form or payable to or to the order of and credited to any such Project Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Accounts Bank or in blank, or credited to another securities account maintained in the name of the Accounts Bank ; and (iv) in no case will any Financial Asset credited to any such Project Account be registered in the name of, payable to or to the order of, or endorsed to, the Borrowers' Agent, Pacific Holding or any other Borrower except to the extent the foregoing have been subsequently endorsed by such Person to the Accounts Bank or in blank. Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Project Account shall to the fullest extent permitted by law be treated as a Financial Asset. Until the Discharge Date, this Agreement is intended to provide the Collateral Agent with "control" (within the meaning of Section 8106(d)(2) or Section 9-104(a) (as applicable) of the UCC) of the Project Accounts and each Borrower's "security entitlements" (within the meaning of Section 8102(a)(17) of the UCC) with respect to the Financial Assets credited to the Project Accounts. The Borrowers' Agent hereby irrevocably directs, and the Accounts Bank (in its capacity as securities intermediary) hereby agrees, that the Accounts Bank will comply with all instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the UCC) regarding each Project Account and any Financial Asset therein originated by the Collateral Agent without the further consent of the Borrowers' Agent or any other Person. In the case of a conflict between any instruction or order originated by the Collateral Agent and any instruction or order originated by the Borrowers' Agent or any other Person other than a court of competent jurisdiction, the instruction or order originated by the Collateral Agent shall prevail. The Accounts Bank shall not change the name or account number of any Project Account without the prior written consent of the Collateral Agent and at least five (5) Business Days' prior notice to the Borrowers' Agent, and shall not change the entitlement holder;

(c) it shall promptly perform all duties imposed upon a securities intermediary and a bank under the UCC and this Agreement. In this regard, (i) if the Accounts Bank has knowledge that an issuer of any Financial Asset is required to make a payment or distribution in respect of such Financial Asset, the Accounts Bank shall have fulfilled its duty under applicable Law to take action to obtain such payment or distribution if (A) it credits such payment or distribution to the Project Accounts in accordance with this Agreement if such payment or distribution is made or (B) it notifies the Borrowers' Agent, the Collateral Agent and the Administrative Agent that such payment or distribution has not been made, and (ii) if the Accounts Bank is required by applicable Law or this Agreement to credit to any Project Account any Financial Asset purported to be transferred or credited to the Accounts Bank pursuant to applicable Law, the Accounts Bank shall have fulfilled its duty to so credit any Project Account if it credits as a security entitlement to the applicable party whatever rights the Accounts Bank purportedly has, in its capacity as Accounts Bank, in the Financial Asset transferred or credited to the Accounts Bank, in its capacity as Accounts Bank, and the Accounts Bank shall have no duty to ensure that applicable Law has been complied with in respect of the transfer of the Financial Asset or to create a security interest in or Lien on any Financial Asset purported to be transferred or credited to the Accounts Bank and subsequently credited to any Project Account;

(d) all Financial Assets acquired by or delivered to the Accounts Bank shall be held by the Accounts Bank and credited by book entry to the relevant Project Account or otherwise accepted by the Accounts Bank for credit to the relevant Project Account;

(e) each item of property (including any cash, security, general intangible, document, instrument or obligation, share, participation, interest or other property whatsoever) deposited in or credited to any Project Account shall be treated as a Financial Asset for the purposes of Section 8-102(a)(9)(iii) of the UCC. Notwithstanding any provision herein contained to the contrary, any property contained in the Project Accounts that is not deemed to be a Financial Asset under applicable Law, to the extent permitted by applicable Law, will be deemed to be deposited in a deposit account and subject to Section 8.19 (Project Accounts as Deposit Account);

(f) The Collateral Agent shall have control of the security entitlements carried in the Project Accounts and of the Financial Assets carried in the Project Accounts, and each Borrower hereby disclaims any entitlement to claim control of such security entitlements;

(g) all property delivered to the Accounts Bank pursuant to this Agreement or the other Financing Documents will be promptly deposited in or credited to a Project Account by an appropriate entry in its records in accordance with this Agreement;

(h) if any Person (other than Collateral Agent, on behalf and for the benefit of the Senior Secured Parties) asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account or in any Financial Asset or other property deposited therein or credited thereto of which the Accounts Bank has actual knowledge, the Accounts Bank will promptly notify the Collateral Agent, the Administrative Agent and the Borrowers' Agent in writing thereof; and

(i) the Accounts Bank has not entered into and will not enter into any agreement with respect to the Project Accounts or any Financial Assets or other property deposited in or credited to any Project Account other than this Agreement and its Fee Letter. The Accounts Bank has not entered into and will not enter into any agreement with any Borrower or any other Person purporting to limit or condition the obligation of the Accounts Bank to comply with entitlement orders or any other order originated by the Collateral Agent in accordance with Sections 8.17(b) (Representations, Warranties and Covenants of Accounts Bank) or Sections 8.19(b) or (c) (Project Accounts as Deposit Account).

Section 8.18 Project Accounts. (a) The Accounts Property will not constitute repayment of the Obligations until so applied as payments in accordance with the terms of this Agreement and the other Financing Documents.

(b) The Accounts Bank shall not have title to the funds on deposit in the Project Accounts, and shall credit the Project Accounts with all receipts of interest, dividends and other income received on the property held in the Project Accounts. The Accounts Bank shall administer and manage the Project Accounts in strict compliance with its duties with respect to the Project Accounts pursuant to this Agreement, and shall be subject to and comply with all of the obligations that the Accounts Bank owes to the Borrowers' Agent and the Collateral Agent, on behalf of the Senior Secured Parties, with respect to the Project Accounts, including all subordination obligations set forth in Section 8.21 (Subordination) with respect to the Accounts Bank's right of set-off or recoupment or right to obtain a Lien, pursuant to the terms of this Agreement. The Accounts Bank hereby agrees to comply with any and all instructions originated by the Collateral Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts without any further consent of any Borrower or any other Person and to comply with any and all instructions originated by the Borrowers' Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts subject to the terms of this Agreement.

Section 8.19 Project Accounts as Deposit Account. (a) To the extent that the Project Accounts are not considered securities accounts, the Project Accounts shall be deemed to be deposit accounts in respect of any property deposited in or credited to the Project Accounts that is not deemed to be a Financial Asset under applicable Law. Such deposit accounts and such property shall be maintained with the Accounts Bank acting not as a securities intermediary, but as a bank.

(b) The Borrowers' Agent shall be deemed the customer of the Accounts Bank for purposes of the Project Accounts and, as such, shall be entitled to all of the rights that customers of banks have under applicable Law with respect to deposit accounts, including the right to withdraw funds from, or close, the Project Accounts, in each such case subject to, and in accordance with, the terms of this Agreement.

(c) The parties hereto agree that, to the extent that the Project Accounts are not considered "securities accounts" (within the meaning of Section 8-501(a) of the UCC), the Project Accounts shall be deemed to be "deposit accounts" (as defined in Section 9-102(a)(29) of the UCC) to the extent a security interest can be granted and perfected under the UCC in the Project Accounts as deposit accounts, which the Borrowers shall maintain with the Accounts Bank acting not as a securities intermediary but as a "bank" (within the meaning of Section 9-102(a)(8) of the UCC). The Accounts Bank shall not have title to the funds on deposit in the Project Accounts, and shall credit the Project Accounts with all receipts of interest, dividends and other income received on the property held in the Project Accounts. The Accounts Bank shall administer and manage the Project Accounts in strict compliance with all the terms applicable to the Project Accounts pursuant to this Agreement, and shall be subject to and comply with all the obligations that the Accounts Bank owes to the Collateral Agent with respect to the Project Accounts, including all subordination obligations, pursuant to the terms of this Agreement. The Accounts Bank hereby agrees to comply with any and all instructions originated by the Collateral Agent directing disposition of funds and all other property in the Project Accounts without any further consent of the Borrowers or any other Person and to comply with any and all instructions originated by the Borrowers' Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts, in each such case subject to, and in accordance with, the terms of this Agreement.

Section 8.20 Duties of Accounts Bank. (a) The Accounts Bank will also have those duties and responsibilities expressly set forth in this Agreement, and no additional duties, responsibilities, obligations or liabilities shall be inferred from the provisions of this Agreement or imposed on the Accounts Bank. The Accounts Bank will act at the written direction of the Collateral Agent, the Administrative Agent and, as expressly provided in this Agreement, Borrowers' Agent, but will not be required to take any action that is contrary to this Agreement or applicable Law or that, in its reasonable judgment, would involve it in expense or liability, unless it has been furnished with adequate indemnity against such expense or liability. The Accounts Bank will have no responsibility to ensure the performance by any other party of its duties and obligations hereunder. The Accounts Bank will use the same care with respect to the safekeeping and handling of property held in the Project Accounts as the Accounts Bank uses in respect of property held for its own sole benefit.

(b) In performing its functions and duties under this Agreement, the Accounts Bank will act solely as the depository agent and as securities intermediary or as a bank, as the case may be, with respect to the Project Accounts. None of the Senior Secured Parties or any Borrower will have any rights against the Accounts Bank hereunder, other than for the Accounts Bank's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment. Except as otherwise expressly provided in this Agreement, the Borrowers will not have any right to direct the Accounts Bank to distribute or allocate any funds, instruments, securities, Financial Assets or other assets in the Project Accounts or to withdraw or transfer any funds, instruments, securities, Financial Assets or other assets from the Project Accounts. Except as otherwise expressly provided in this Agreement, the Collateral Agent will have the sole right to issue directions and instructions to the Accounts Bank, acting as securities intermediary or bank, as the case may be, in accordance with this Agreement, and to issue entitlement orders with respect to the Project Accounts. It is expressly understood and agreed that any investment made with funds held in the Project Accounts may be made only in accordance with the express provisions of Section 8.24 (Interest and Investments). The Accounts Bank shall not in any way whatsoever be liable for any loss or depreciation in the value of the investments made pursuant to the terms of this Agreement.

Section 8.21 Subordination. (a) The Accounts Bank hereby acknowledges the security interest granted hereby to the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, by the Borrowers. In the event that the Accounts Bank has or subsequently obtains by agreement, operation of applicable Law or otherwise a right of recoupment or set-off or any Lien in any of the Project Accounts or any Financial Asset or other property deposited therein or credited thereto or any security entitlement related thereto, the Accounts Bank hereby agrees that such right of recoupment or set-off and/or any such Lien shall be subordinate to the security interest of the Collateral Agent, on behalf of and for the benefit of the Senior Secured Parties. The Accounts Bank agrees that it shall not assert or enforce any such right of recoupment or set-off and/or any Lien until the Discharge Date.

(b) The Financial Assets and other items deposited in or credited to the Project Accounts and the Accounts Property will not be subject to deduction, set-off, banker's lien or any other right in favor of any Person other than the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties.

Section 8.22 Borrower Acknowledgments. (a) Each Borrower acknowledges that neither any insufficiency of funds in the Project Accounts (or any of them), nor any inability to apply any funds in the Project Accounts (or any of them) against any or all amounts owing under any Financing Document, shall at any time limit, reduce or otherwise affect the Borrowers' obligations under any Financing Document.

(b) Each party to this Agreement acknowledges that the Accounts Bank and the Collateral Agent shall not incur any obligation or liability in circumstances where there are insufficient funds deposited in or credited to any Project Account to make a payment in full that would otherwise have been made pursuant to the terms of this Agreement, except (i) in the case of the Accounts Bank to the extent that the loss arises directly from the Accounts Bank's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment, and (ii) in the case of the Collateral Agent, to the extent that the loss arises directly from the Collateral Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment.

Section 8.23 Agreement to Hold In Trust. All payments received directly by any Borrower that are required to be deposited into the Project Accounts in accordance with the terms of this Agreement or any other Financing Document shall be held by such Borrower in trust for the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, shall be segregated from other funds of such Borrower and shall, forthwith upon receipt by such Borrower, be turned over to the Collateral Agent or its designee in the same form as received by such Borrower (duly endorsed by such Borrower to the Collateral Agent or the Accounts Bank, if requested) for deposit and disbursement in accordance with this Agreement.

Section 8.24 Interest and Investments. (a) Each amount deposited in or credited to a Project Account from time to time shall, from the time it is so deposited or credited until the time it is withdrawn from that Project Account (whether for the purpose of making an investment in Cash Equivalents or otherwise applied in accordance with the terms of this Agreement), earn interest at such rates as may be agreed from time to time by Pacific Holding and the Accounts Bank.

(b) Prior to the receipt by the Accounts Bank of a Notice of Suspension, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, at the risk and expense of the

Borrowers, solely in such Cash Equivalents as the Borrowers' Agent shall direct in writing. The Borrowers shall select Cash Equivalents having such maturities as shall cause the Project Accounts to have a cash balance as of any day sufficient to cover the transfers to be made from the Project Accounts on such day in accordance with this Agreement, the other Financing Documents and the Project Documents. Upon delivery by the Collateral Agent to the Accounts Bank of a Notice of Suspension and until written revocation of such Notice of Suspension is delivered to the Accounts Bank by the Collateral Agent, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, solely in such Cash Equivalents as the Collateral Agent may direct.

(c) In the event that the cash balance in any of the Project Accounts is as of any day insufficient to cover the transfers to be made from such Project Account on such day, the Collateral Agent may direct the Accounts Bank to sell or liquidate the Cash Equivalents standing to the credit of such Project Account (without regard to maturity date) in such manner as the Collateral Agent may deem necessary in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Accounts Bank shall be authorized to pay with cash on deposit in such Project Account. Neither the Accounts Bank nor any Senior Secured Party shall be liable to any Person for any loss suffered because of any such sale or liquidation.

(d) All interest and other investment income earned from Cash Equivalents made from amounts in any Project Account shall remain in such Project Account until transferred from such Project Account in accordance with the terms of this Article VIII.

(e) It is acknowledged by the parties hereto that all investment income earned on amounts on deposit in or credited to the Project Accounts for all Tax purposes shall be attributed to and be income of Pacific Holding. Pacific Holding shall be responsible for determining any requirements for paying Taxes or reporting or withholding any payments for Tax purposes hereunder. Pacific Holding shall prepare and file all Tax information required with respect to the Project Accounts. Each Borrower agrees to indemnify and hold each Senior Secured Party harmless against all liability for Tax withholding and/or reporting for any investment income earned on the Project Accounts and payments in respect thereof. Such indemnities shall survive the termination or discharge of this Agreement or resignation of the Accounts Bank. No Senior Secured Party shall have any obligation with respect to the making of or the reporting of any payments for Tax purposes. From time to time, and as reasonably requested by the Accounts Bank, Pacific Holding or any other Borrower shall provide to the Accounts Bank a United States Department of the Treasury Internal Revenue Service tax Form W-8 or W-8BEN or other appropriate form required with respect to the withholding or exemption from withholding of income tax on any investment income earned on the Project Accounts.

Section 8.25 Accounts Bank Information. (a) The Accounts Bank will:

(i)
within five (5) Business Days after the end of the month in which the first deposit is made into any Project Account and within five (5) Business Days after the end of each month thereafter, provide the Borrowers' Agent, the Collateral Agent and the Administrative Agent a report with respect to the Project Accounts, setting forth in reasonable detail all deposits to and disbursements from each of the Project Accounts during such month, including the date on which made, and the balances of and any investments in each of the Project Accounts at the end of such month, including information regarding categories, amounts, maturities and issuers of Cash Equivalents; and

(ii)
within three (3) Business Days after receipt of any written request by the Borrowers' Agent, the Collateral Agent or the Administrative Agent, provide to the Borrowers' Agent, the Collateral Agent or the Administrative Agent, as the case may be, such other information as the Borrowers' Agent, the Collateral Agent or the Administrative Agent may specify regarding all Cash Equivalents and any other investments made by the Accounts Bank pursuant hereto and regarding amounts available in the Project Accounts.

Notwithstanding the foregoing, the Accounts Bank will provide the Borrowers' Agent, the Collateral Agent and the Administrative Agent such additional information regarding the Project Accounts and the balances and Cash Equivalents therein as any of them may reasonably request from time to time.

(b) The Accounts Bank will maintain all of the Project Accounts and all books and records with respect thereto as may be necessary to record properly all transactions carried out by it under this Agreement.

(c) If any Cash Equivalent ceases to be a Cash Equivalent, the Accounts Bank will, as soon as reasonably practicable after becoming aware of such cessation, notify the Collateral Agent and the Borrowers' Agent in writing of such cessation and, upon the written direction of the Borrowers' Agent or the Collateral Agent, as the case may be, will cause the relevant investment to be replaced by a Cash Equivalent or by cash; provided that this Section 8.25(c) will not oblige the Accounts Bank to liquidate any investment earlier than its normal maturity date unless:

(i)	directed to do so under Section 8.24 (Interest and Investments); or

(ii)	the maturity date of the relevant investment exceeds the maturity date that would enable it to continue to qualify as a Cash Equivalent.

Section 8.26 Notices of Suspension of Accounts. (a) The Collateral Agent may, but shall not be required to, suspend the right of the Accounts Bank and the Borrowers' Agent to withdraw or otherwise deal with any funds deposited in or credited to the Project Accounts at any time during the occurrence and continuance of an Event of Default by delivering a notice to the Accounts Bank (with a copy to the Borrowers' Agent and the Administrative Agent) (a "Notice of Suspension").

(b) Notwithstanding any other provision of the Financing Documents, after the issuance by the Collateral Agent of a Notice of Suspension in accordance with Section 8.26(a) and until such time as the Collateral Agent advises the Accounts Bank and the Borrowers' Agent (with a copy to the Administrative Agent) that it has withdrawn such Notice of Suspension, (which it shall do if such Event of Default is no longer continuing) no amount may be withdrawn by the Accounts Bank from any Project Account, including for investment in Cash Equivalents, without the express prior written consent of the Collateral Agent.

(c) Notwithstanding any other provision of the Financing Documents (but without limitation of Sections 8.02(g) or (h) (Deposits into and Withdrawals from Project Accounts), without the express prior written consent of the Required Lenders, no amount may be withdrawn from any Project Account if a Default or Event of Default would occur as a result of such withdrawal.

(d) On the date of each withdrawal by the Accounts Bank from a Project Account, the Borrowers' Agent shall be deemed to represent and warrant that no Notice of Suspension is in effect and that that no Default or Event of Default would occur as a result of such withdrawal, unless the Required Lenders have previously consented in writing to such withdrawal, notwithstanding that a Notice of Suspension is in effect or that a Default or Event of Default would occur as a result of such withdrawal.

ARTICLE IX

DEFAULT AND ENFORCEMENT

Section 9.01 Events of Default. Each of the following events or occurrences described in this Section 9.01 shall constitute an Event of Default.

(a) Nonpayment. (i) Any Borrower fails to pay any amount of principal of any Loan when the same becomes due and payable or (ii) any Borrower fails to pay any interest on any Loan or any fee or other Obligation or amount payable hereunder or under any other Financing Document within three (3) Business Days after the same becomes due and payable.

(b) Breach of Warranty. Any representation or warranty of any Loan Party or any Major Project Party made or deemed to be restated or remade in any Financing Document is or shall be incorrect or misleading in any material respect when made or deemed made; provided that (i) if such Loan Party or Major Project Party, as the case may be, was not aware that such representation or warranty was incorrect or misleading at the time such representation or warranty was made or deemed repeated, (ii) the fact, event or circumstance resulting in such incorrect or misleading representation or warranty is capable of being cured, corrected or otherwise remedied, (iii) such fact, event or circumstance resulting in such incorrect or misleading representation or warranty is cured, corrected or otherwise remedied within thirty (30) days from the date any Loan Party obtains, or should have obtained, knowledge thereof, and (v) no Material Adverse Effect shall have occurred as a result of such representation or warranty being incorrect or misleading, then such incorrect representation or warranty shall not constitute an Event of Default.

(c) Non-Performance of Certain Covenants and Obligations. Any Borrower defaults in the due performance and observance of any of its obligations under any of Sections 7.01(d)(i), (ii) and (iii)(A) (Affirmative Covenants - Construction and Completion of Project; Maintenance of Properties), 7.01(g) (Affirmative Covenants - Use of Proceeds and Cash Flow), 7.01(h) (Affirmative Covenants - Insurance), 7.01(r) (Affirmative Covenants - First Priority Ranking), 7.01 (w) (Debt Service Reserve), 7.02 (Negative Covenants) and 7.03(e) (Reporting Requirements) of this Agreement, Sections 5.02 (Limitation of Liens) or 5.06 (Name; Jurisdiction of Organization) of any Security Agreement, or any Borrower or the Pledgor defaults in the due performance and observance of any of its obligations under Sections 5.02 (Limitation of Liens), 5.03 (No Sale of Collateral), 5.04 (No Impairment of Security), 5.05 (Filing of Bankruptcy Proceedings) or 5.08 (Name; Jurisdiction of Organization) of any Pledge Agreement, or Pacific Ethanol defaults in the due performance and observance of any of its obligations under Section 2.04(a) (Sponsor's Deficiency Funding Obligation), Section 3.04(a) (Sponsor's Warranty Performance Obligations), Section 3.05(a) (Sponsor's Warranty Funding Obligation), Section 4.01(a) (Acceleration of Senior Debt Obligations) or Sections 5.05(b) or (c) (Accounting Matters) of the Sponsor Support Agreement.

(d) Non-Performance of Other Covenants and Obligations. Any Loan Party or any Major Project Party defaults in the due performance and observance of any covenant or agreement (other than covenants and agreements referred to in Section 9.01(a) or 9.01(c)) contained in any Financing Document, and such default shall continue unremedied for a period of thirty (30) days after any Borrower obtains, or should have obtained, knowledge thereof; provided, that any such default by any Major Project Party shall only constitute an Event of Default hereunder in the event that such default occurs on or after the date of the initial Funding Notice for the Plant to which such Project Document relates (or in the case of any Project Document that does not relate to a specific Plant, the date of the initial Funding Notice).

(e) Project Completion. The Commercial Operation Date for each Plant with respect to which any Funding has been made does not occur on or before the Conversion Date Certain.

(f) Cross Defaults. Any one of the following occurs with respect to any Borrower, the Pledgor, Pacific Ethanol, or any Major Project Party with respect to Indebtedness (other than the Obligations) (provided that if any such event has been cured in accordance with the terms of such Indebtedness, it shall serve as a cure of this Event of Default):

(i)	a default occurs in the payment when due (subject to any applicable grace period and notice requirements), whether by acceleration or otherwise, of such Indebtedness; or

(ii)
such Person fails to observe or perform (subject to any applicable grace periods and notice requirements) any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; and

(A)	in the case of the Borrowers, with respect to Indebtedness in an amount greater than or equal to two million Dollars ($2,000,000) in the aggregate;

(B)	in the case of either of the Pledgor or Kinergy, with respect to Indebtedness in an amount greater than or equal to two million five hundred thousand Dollars ($2,500,000) in the aggregate;

(C)	in the case of Pacific Ethanol, with respect to Indebtedness in an amount in excess of five million Dollars ($5,000,000) in the aggregate; and

(D)	in the case of any other Major Project Party only, has or could reasonably be expected to result in a Material Adverse Effect;

provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party relating to each Plant with respect to which any Funding has been made or is being requested (and each Project Document to which such Major Project Party is a party that does not relate to a specific Plant), in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof.

(g) Judgments. (i) Any judgment or order that has or could reasonably be expected to have a Material Adverse Effect is rendered against any Loan Party or any Major Project Party, or (ii) any judgment or order is rendered against (A) any or all of the Borrowers, in an amount in excess of two million Dollars ($2,000,000) in the aggregate, (B) either of the Pledgor or Kinergy in an amount in excess of two million five hundred thousand Dollars ($2,500,000) in the aggregate or (C) Pacific Ethanol in an amount in excess of five million Dollars ($5,000,000) in the aggregate and, in any such case, (x) enforcement proceedings are commenced by any creditor upon such judgment or order or

(y) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment is not in effect; provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party relating to each Plant with respect to which any Funding has been made or is being requested (and each Project Document to which such Major Project Party is a party that does not relate to a specific Plant), in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof.

(h) ERISA Events. (i) Any Termination Event occurs, (ii) any Plan incurs an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), (iii) any Borrower or member of any Borrower's ERISA Controlled Group engages in a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA, (iv) any Borrower or any ERISA Affiliate fails to pay when due any amount it has become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, (v) a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer it, (vi) any Borrower or any ERISA Affiliate suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, (vii) a proceeding is instituted against any Borrower to enforce Section 515 of ERISA, (viii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Code, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than two million Dollars ($2,000,000) at such time, or (ix) any other event or condition occurs or exists with respect to any Plan that would subject any Borrower to any tax, penalty or other liability.

(i) Bankruptcy, Insolvency. Any Borrower, the Pledgor, Pacific Ethanol or any Major Project Party:

(i)	generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due;

(ii)
applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or a substantial portion of its property, or makes a general assignment for the benefit of creditors;

(iii)
in the absence of such application, consent or acquiescence, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian is not discharged within sixty (60) days; provided that nothing in the Financing Documents shall prohibit or restrict any right any Senior Secured Party may have under applicable Law to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Financing Documents (and such Person shall not object to any such appearance);

(iv)
permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person and, if any such case or proceeding is not commenced by such Person, such case or proceeding is be consented to or acquiesced in by such Person or results in the entry of an order for relief or remains for sixty (60) days undismissed; provided that nothing in the Financing Documents shall prohibit or restrict any right any Senior Secured Party may have under applicable Law to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Financing Documents (and such Person shall not object to any such appearance);

(v)	takes any action authorizing, or in furtherance of, any of the foregoing; or

(vi)	becomes insolvent;

provided, that any such event or occurrence with respect to a Major Project Party shall only constitute an Event of Default hereunder on or after the date of the initial Funding Notice for any Plant with respect to which such Major Project Party is party to a Project Document (or in the case of a Project Document that does not relate to a specific Plant, the date of the initial Funding Notice); provided, further, that such occurrence (A) shall only constitute an Event of Default with respect to a Major Project Party that is not an Affiliate of any Borrower if such occurrence has had or could reasonably be expected to have a Material Adverse Effect and (B)

shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party relating to each Plant with respect to which any Funding has been made or is being requested (and each Project Document to which such Major Project Party is a party that does not relate to a specific Plant), in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such bankruptcy or insolvency could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days).

(j) Project Document Defaults; Termination.

(i)
Any Borrower or any other Major Project Party shall be in material breach of or otherwise in material default under any Project Document (other than a Project Document relating exclusively to a Plant with respect to which no Funding has been made or is being requested) and such breach or default has continued beyond any applicable grace period expressly provided for in such Project Document (or, if no such cure period is provided, thirty (30) days), as the same may be extended pursuant to any Consent (which, in the case of any Major Project Party that is not an Affiliate of any Borrower (other than, prior to the Commercial Operation Date for the applicable Plant, any Construction Contractor) has had or could reasonably be expected to have a Material Adverse Effect with respect to such Plant or such Borrower); provided, that any such breach or default by any Major Project Party under any Project Document shall not constitute an Event of Default if an agreement replacing such Project Document, in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such breach or default could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days); provided, further, that if such material breach or material default on the part of such Major Project Party relates to the performance of Warranty Work that is being performed by Pacific Ethanol, or to a Project Completion Deficiency that is being funded by Pacific Ethanol, in either such case in accordance with the Sponsor Support Agreement, then such breach or default shall be deemed to be cured.

(ii)
Any Project Document (other than a Project Document relating exclusively to a Plant with respect to which no Funding has been made or is being requested) ceases to be in full force and effect prior to its scheduled expiration, is repudiated, or its enforceability is challenged or disaffirmed by or on behalf of any Borrower or any Major Project Party thereto (which, in the case of any Major Project Party that is not an Affiliate of any Borrower (other than, prior to the Commercial Operation Date for the applicable Plant, any Construction Contractor) has had or could reasonably be expected to have a Material Adverse Effect with respect to such Plant or such Borrower); provided, that such occurrence shall not constitute an Event of Default with respect to any Project Document if an agreement replacing such Project Document, in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such occurrence could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days).

(k) Governmental Approvals. Any Borrower fails to obtain, renew, maintain or comply in all material respects with any Necessary Project Approval or any Necessary Project Approval is revoked, canceled, terminated, withdrawn or otherwise ceases to be in full force and effect, or any Necessary Project Approval is modified without the consent of the Required Lenders in a manner that, in each case, has, or could reasonably be expected to result in, a Material Adverse Effect on such Borrower or its Plant.

(l) Unenforceability of Documentation. At any time after the execution and delivery thereof:

(i)	any material provision of any Financing Document shall cease to be in full force and effect;

(ii)	any Financing Document is revoked or terminated, becomes unlawful or is declared null and void by a Governmental Authority of competent jurisdiction;

(iii)	any Financing Document becomes unenforceable, is repudiated or the enforceability thereof is contested or disaffirmed by or on behalf of any party thereto other than the Senior Secured Parties; and

(iv)
any Liens against any of the Collateral cease to be a first priority, perfected security interest in favor of the Collateral Agent, or the enforceability thereof is contested by any Loan Party, or any of the Security Documents ceases to provide the security intended to be created thereby with the priority purported to be created thereby.

(m) Environmental Matters. This Section 9.01(m) shall not apply to matters or occurrences related exclusively to a Plant with respect to which no Funding has been made or is being requested. (i) Any Environmental Claim has occurred with respect to any Borrower, any Plant or any Environmental Affiliate, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern occurs, and such event could reasonably be expected to form the basis of an Environmental Claim against any Borrower, any Plant or any Environmental Affiliate, or (iii) any violation or alleged violation of any Environmental Law or Environmental Approval occurs that would reasonably result in an Environmental Claim against any Borrower or any Plant or, to the extent any Borrower may have liability, any Environmental Affiliate, that, in the case of any of Sections 9.01(m)(i), (ii) or (iii), could reasonably be expected to result in liability for any Borrower (or the Borrowers on an aggregate basis) in an amount greater than five hundred thousand Dollars ($500,000) for any single claim or one million Dollars ($1,000,000) for all such claims during any twelve (12) month period or could otherwise reasonably be expected to result in a Material Adverse Effect; provided that such occurrence shall not constitute an Event of Default if (A) the estimated liability associated therewith is reasonably expected to be less than five million Dollars ($5,000,000) (net of any Insurance Proceeds that have actually been paid to, and received by, the Borrowers or the Collateral Agent as loss payee in connection therewith, or as reduced by taking into account any amounts that the Borrowers demonstrate, to the reasonable satisfaction of the Administrative Agent, within ten (10) Business Days following such occurrence, will be available as and when needed, without conditions, from sources (including Insurance Proceeds and documented voluntary equity contributions made to the Borrowers for the purpose of covering such costs) other than Cash Flow or Loan proceeds, to cover such costs) (and such occurrence could not otherwise reasonably be expected to result in a Material Adverse Effect) and within ninety (90) days of such occurrence, such liability is reduced below the threshold set forth above this proviso from sources other than Cash Flow or Loan proceeds, (B) there have been no more than two (2) occurrences of the nature described in this Section 9.01(m) during the immediately preceding twelve (12) month period and (C) during such cure period, the Borrowers undertake any remedial or responsive actions then required to be undertaken under applicable Law.

(n) Loss of Collateral. Any portion of the Collateral (other than a portion that is immaterial) is damaged, seized or appropriated; provided, that such an occurrence shall not constitute an Event of Default if the applicable Borrowers repair, replace, rebuild or refurbish such damaged, seized or appropriated Collateral (i) in accordance with Section 8.14(d)(i) (Insurance and Condemnation Proceeds Accounts), or (ii) otherwise (provided that such approval is obtained within sixty (60) days hereafter) with the approval of the Required Lenders, in consultation with the Independent Engineer.

(o) Event of Abandonment. An Event of Abandonment occurs.

(p) Taking or Total Loss. An Event of Taking with respect to all or a material portion of any Plant or any Equity Interests in any Borrower occurs, or an Event of Total Loss occurs.

(q) Change of Control. A Change of Control occurs.

Section 9.02 Action Upon Bankruptcy. If any Event of Default described in Section 9.01(i) (Events of Default - Bankruptcy; Insolvency) occurs with respect to any Borrower, any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments (if not theretofore terminated) shall automatically terminate, and any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders. The outstanding principal amount of the outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice, demand or further act of the Administrative Agent, the Collateral Agent or any other Senior Secured Party.

Section 9.03 Action Upon Other Event of Default. (a) If any other Event of Default occurs and is continuing for any reason, whether voluntary or involuntary, and is continuing, the Administrative Agent may, or upon the direction of the Required Lenders shall, by written notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations that has been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments shall terminate, and any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders. During the continuance of an Event of Default, the Administrative Agent may, or upon the direction of the Required Lenders shall, instruct the Collateral Agent to exercise any or all remedies provided for under this Agreement or the other Financing Documents.

(b) Any declaration made pursuant to Section 9.03(a) may, should the Required Lenders in their sole and absolute discretion so elect, be rescinded by written notice to the Borrowers at any time after the principal of the Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.04 Application of Proceeds. Any moneys received by the Collateral Agent after the occurrence and during the continuance of an Event of Default may be held by the Collateral Agent as Collateral and/or, at the direction of the Administrative Agent, may be applied in full or in part by the Collateral Agent against the Obligations in the following order of priority (but without prejudice to the right of the Collateral Agent to recover any shortfall from the Borrower):

(a) first, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under Article IV (Eurodollar Rate and Tax Provisions)) payable to the Agents in their capacities as such ratably among them in proportion to the amounts described in this clause first;

(b) second, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under Article IV (Eurodollar Rate and Tax Provisions)) but excluding principal of and accrued interest on the Loans or any Interest Rate Protection Agreement payable to the Lenders and the Interest Rate Protection Providers, ratably among the Lenders and the Interest Rate Protection Providers in proportion to the amounts described in this clause second payable to them;

(c) third, to payment of the portion of the Obligations constituting accrued and unpaid interest (including default interest) with respect to the Loans and Interest Rate Protection Agreement (other than any payments of Swap Termination Value), ratably among the Lenders and the Interest Rate Protection Providers in proportion to the respective amounts described in this clause third payable to them;

(d) fourth, to the principal amount of the Loans and any Primary Swap Obligations payable by the Borrower to the Lenders and Interest Rate Protection Providers, ratably among the Lenders and the Interest Rate Protection Providers in proportion to the respective amounts described in this clause fourth held by them; and

(e) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Applicable Law.

ARTICLE X

THE AGENTS

Section 10.01 Appointment and Authority. (a) Each of the Lenders (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Financing Document, together with such actions as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and neither the Borrowers nor any other Person shall have rights as a third party beneficiary of any of such provisions.

(b) Each Lender hereby appoints WestLB as its Administrative Agent under and for purposes of each Financing Document to which it is a party. WestLB hereby accepts this appointment and agrees to act as the Administrative Agent for the Lenders in accordance with the terms of this Agreement. Each Lender appoints and authorizes the Administrative Agent to act on behalf of such Lender under each Financing Document to which it is a party and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section 10.01 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any

Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c) Each Lender (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) hereby appoints WestLB as its Collateral Agent under and for purposes of each Financing Document to which it is a party. WestLB hereby accepts this appointment and agrees to act as the Collateral Agent for the Senior Secured Parties in accordance with the terms of this Agreement. Each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrowers or the Pledgor to the Collateral Agent in order to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent, as the case may be, pursuant to Section 10.05 (Delegation of Duties) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, as the case may be, shall be entitled to the benefits of all provisions of this Article X and Article XI (Miscellaneous Provisions) (including Section 11.09 (Indemnification by the Borrowers), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Financing Documents) as if set forth in full herein with respect thereto. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Financing Documents, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) Each Lender hereby appoints and authorizes the Accounts Bank to act as depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, with such powers as are expressly delegated to the Accounts Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Accounts Bank hereby accepts this appointment and agrees to act as the depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts, for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, in accordance with the terms of this Agreement. The Accounts Bank further agrees to accept and hold, as securities intermediary or as a bank, in its custody and in accordance with the terms of this Agreement, for the Collateral Agent, on behalf of the Senior Secured Parties, the Project Accounts and the Accounts Property. Each Lender also appoints and authorizes the Accounts Bank to act on its behalf for the purpose of the creation and perfection of a first priority security interest in favor of the Collateral Agent, on behalf of the Senior Secured Parties, in the Project Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Accounts Property that is deemed under applicable Law not to constitute a Financial Asset. The Accounts Bank accepts this appointment and agrees to act as the Accounts Bank for the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, for such purpose and to hold and maintain exclusive dominion and control over the Project Accounts and any such Accounts Property on behalf of the Collateral Agent, acting on behalf of the Senior Secured Parties. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Accounts Bank shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Accounts Bank have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Accounts Bank. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Accounts Bank is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.02 Rights as a Lender or Interest Rate Protection Provider. Each Person serving as Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Lender or Interest Rate Protection Provider, as the case may be, as any other Lender or Interest Rate Protection Provider, as the case may be, and may exercise the same as though it were not an Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, any other Agent or the Interest Rate Protection Provider.

Section 10.03 Exculpatory Provisions. (a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, no Agent shall:

(i)	be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Financing Document or applicable Law; or

(iii)
except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, nor shall any Agent be liable for any failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as may be necessary, or as such Agent may believe in good faith to be necessary, under the circumstances as provided in Section 10.01 (Appointment and Authority)), (ii) in connection with any amendment, consent, approval or waiver which it is permitted under the Financing Documents to enter into, agree to or grant or (iii) in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent in writing by a Borrower or a Lender.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in Article VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to any such Agent.

Section 10.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with their acting as Agent.

Section 10.06 Resignation or Removal of Agent. (a) Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) days' prior notice to the Borrowers and the Lenders. Any Agent may be removed at any time by the Required

Lenders. The Accounts Bank may be removed by the Administrative Agent within six (6) months of the date hereof if the Accounts Bank is not also a Lender under this Agreement (provided, that any successor Accounts Bank appointed following a removal of the Accounts Bank pursuant to this sentence shall be appointed by the Administrative Agent in consultation with the Borrowers' Agent (so long as no Default or Event of Default has occurred and is continuing)). Such resignation or removal shall take effect upon the appointment of a successor Agent, in accordance with this Section 10.06.

(b) Upon any notice of resignation by any Agent or upon the removal of any Agent by the Required Lenders, the Required Lenders shall appoint a successor Agent hereunder and under each other Financing Document who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000).

(c) If no successor Agent has been appointed by the Required Lenders within thirty (30) days after the date such notice of resignation was given by such Agent or the Required Lenders elected to remove such Agent, and provided that no Default or Event of Default has occurred and is continuing, the Borrowers may appoint a replacement Agent (who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000)) within the immediately succeeding fifteen (15) days.

(d) If no successor Agent has been appointed within forty-five (45) days (or, if a Default or Event of Default has occurred and is continuing, within thirty (30) days) after the date such notice of resignation was given by such Agent or the Required Lenders elected to remove such Agent, any Senior Secured Party may petition any court of competent jurisdiction for the appointment of a successor Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Agent, as applicable, who shall serve as Agent, hereunder and under each other Financing Document until such time, if any, as the Required Lenders appoint a successor Agent, as provided above.

(e) Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent, and the retiring (or removed) Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. After the retirement or removal of any Agent hereunder and under the other Financing Documents, the provisions of this Article X shall continue in effect for the benefit of such retiring (or removed) Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(f) If a retiring or removed Agent is the Accounts Bank, such Accounts Bank will promptly transfer all of the Project Accounts and the Accounts Property to the possession or control of the successor Accounts Bank and will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Accounts Bank with respect to the Project Accounts and the Accounts Property to the successor Accounts Bank.

(g) If a retiring or removed Agent is the Collateral Agent, such Collateral Agent will promptly transfer any Collateral in the possession or control of such Collateral Agent to the successor Collateral Agent and will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to such Collateral property to the successor Collateral Agent.

Section 10.07 No Amendment to Duties of Agent Without Consent. No Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Agent shall have given its prior written consent, in its capacity as Agent, thereto.

Section 10.08 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its Loans. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.09 No Lead Arranger, Syndication Agent, Bookrunner Duties. Anything herein to the contrary notwithstanding, no Lead Arranger, Syndication Agent or Sole Lead Bookrunner shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.

Section 10.10 Collateral Agent May File Proofs of Claim. (a) In case of the pendency of any bankruptcy or insolvency proceeding relative to any Borrower or the Pledgor (including any event described in Section 9.01(i) (Events of Default - Bankruptcy; Insolvency), the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent or any other Senior Secured Party shall have made any demand on any Borrower) shall be entitled and empowered, but shall not be obligated to, by intervention in such proceeding or otherwise:

(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Secured Parties and their respective agents and counsel and all other amounts due the Senior Secured Parties under Sections 3.13 (Fees), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers)) allowed in such judicial proceeding;

(ii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(iii)
any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent may consent to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 3.13 (Fees), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers).

(b) Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.11 Collateral Matters. (a) The Lenders irrevocably authorize the Collateral Agent to release any Lien on any property granted to or held by the

Collateral Agent under any Financing Document (i) upon the occurrence of the Discharge Date, (ii) if approved, authorized or ratified in writing in accordance with Section 11.01 (Amendments, Etc.) or (iii) as permitted pursuant to the terms of the Financing Documents (including as contemplated by Sections 7.02(f) (Negative Covenants-Asset Dispositions) and 7.04 (Release of Borrowers)).

(b) Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release its interest in particular types or items of property pursuant to this Section 10.11. In each case as specified in this Section 10.11, the Collateral Agent will, at the Borrowers' expense, execute and deliver to the applicable Borrower or the Pledgor, as the case may be, such documents as such Person may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Financing Documents and this Section 10.11.

Section 10.12 Copies. Each Agent shall give prompt notice to each Lender of each material notice or request required or permitted to be given to such Agent by the Borrowers pursuant to the terms of this Agreement or any other Financing Document (other than instructions for the transfer of funds from Project Accounts pursuant to Article VIII (Project Accounts) or if otherwise concurrently delivered to the Lenders by the Borrowers). Each Agent will distribute to each Lender each document or instrument (including each document or instrument delivered by any Borrower to such Agent pursuant to Article V (Representations and Warranties), Article VI (Conditions Precedent) and Article VII (Covenants)) received for its account and copies of all other communications received by such Agent from the Borrowers for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or any other Financing Document.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by any Borrower, Borrowers' Agent or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or, if expressly contemplated hereby, the Administrative Agent) and, in the case of an amendment, the Borrowers, Borrowers' Agent or, as the case may be, the applicable Loan Party, and in each such case acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.03(a) (Action Upon Other Event of Default) without the prior written consent of such Lender (other than any Non-Voting Lender);

(b) postpone any date scheduled for any payment of principal or interest under Section 3.01 (Repayment of Construction Loan Fundings), 3.02 (Repayment of Term Loan Fundings),3.03 (Repayment of Working Capital Loan Fundings) or 3.04 (Interest Payment Dates), or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any Fees or other amounts (including the Required Cash Sweep or any other mandatory prepayments under Section 3.10 (Mandatory Prepayment) payable hereunder or under any other Financing Document to any Lender without the prior written consent of each Lender directly affected thereby (other than any Non-Voting Lender); provided that only the prior written consent of the Required Lenders shall be necessary to amend the definition of Default Rate or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) change the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.08 (Termination or Reduction of Commitment), Section 3.09 (Optional Prepayment) or 3.10 (Mandatory Prepayment), respectively, in any manner without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

(e) change any provision of this Section 11.01, the definition of Required Lenders or any other provision of any Financing Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights under any Financing Document (including any such provision specifying the number or percentage of Lenders required to waive any Event of Default or forbear from taking any action or pursuing any remedy with respect to any Event of Default), or make any determination or grant any consent under any Financing Document, without the prior written consent of each Lender (other than any Non-Voting Lender); or

(f) other than in accordance with Section 7.04 (Release of Borrower), release (i) any Borrower from all or substantially all of its obligations under any Financing Document, or (ii) all or substantially all of the Collateral in any transaction or series of related transactions, without the prior written consent of each Lender (other than any Non-Voting Lender);

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Financing Document; and (ii) Section 11.03(h) (Assignments) may not be amended, waived or otherwise modified without the prior written consent of each Granting Lender all or any part of whose Loan is being funded by an SPV at the time of such amendment, waiver or other modification.

Notwithstanding the other provisions of this Section 11.01, the Borrowers, the Borrowers' Agent, the Collateral Agent and the Administrative Agent may (but shall have no obligation to) amend or supplement the Financing Documents without the consent of any Lender: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Lenders; (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents; or (iv) to update the Schedules in connection with the initial Funding for each Plant.

Section 11.02 Applicable Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) SUBMISSION TO JURISDICTION. EACH BORROWER AND THE BORROWERS' AGENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES

HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER AND THE BORROWERS' AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.02(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Appointment of Process Agent and Service of Process. Each of the Borrowers and the Borrowers' Agent hereby irrevocably appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York. If for any reason the Process Agent shall cease to act as such for any Person, such Person hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 11.02 reasonably satisfactory to the Administrative Agent. Such service may be made by mailing or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent's above address, and each of the Borrowers and the Borrowers' Agent hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Borrowers and the Borrowers' Agent also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 11.12 (Notices and Other Communications). Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction.

(e) Immunity. To the extent that any Borrower or the Borrowers' Agent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Borrowers and the Borrowers' Agent hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.02.

Section 11.03 Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor the Borrowers' Agent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 11.03(b), (ii) by way of participation in accordance with Section 11.03(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.03(f), or (iv) to an SPV in accordance with the provisions of Section 11.03(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 11.03 and, to the extent expressly contemplated hereby, the Related Parties of each Agent and Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Any Lender may at any time after the date hereof assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the Commitment (which for this purpose includes the Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Lender Assignment Agreement, as of the Trade Date, shall not be less than three million Dollars ($3,000,000) and in integral multiples of one million Dollars ($1,000,000) in excess thereof, unless the Administrative Agent otherwise consents in writing; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of two thousand five hundred Dollars ($2,500); provided that (A) no such fee shall be payable in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender and (B) in the case of contemporaneous assignments by a Lender to one or more Funds managed by the same investment advisor (which Funds are not then Lenders hereunder), only a single such two thousand five hundred Dollars ($2,500) fee shall be payable for all such contemporaneous assignments; (iv) the Eligible Assignee, if it is not a Lender prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire and (v) the assignor shall provide notice of such assignment to the Borrowers' Agent. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.03(c), on and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs), 4.05 (Funding Losses), 11.07 (Costs

and Expenses) and 11.09 (Indemnification by the Borrowers) with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.03(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.03(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's office a copy of each Lender Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Financing Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Borrowers' Agent or any Agent, sell participations to any Person (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Borrowers' Agent, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 (Amendments, Etc.) that directly affects such Participant. Subject to Section 11.03(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs) and 4.05 (Funding Losses), to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.03(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.15 (Right of Setoff) as though it were a Lender; provided such Participant agrees to be subject to Section 3.15 (Sharing of Payments) as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 4.01 (Eurodollar Rate Lending Unlawful) or 4.03 (Increased Eurodollar Loan Costs) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrowers' Agent.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) The words "execution," "signed," "signature," and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an "SPV") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to fund any Loan, and (ii) if an SPV elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 3.15 (Sharing of Payments). Each party hereto hereby agrees that (A) neither the grant to any SPV nor the exercise by any SPV of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including their obligations under Section 4.03 (Increased Eurodollar Loan Costs), (B) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Financing Document, remain the lender of record hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior debt of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPV may (1) with notice to, but without prior consent of the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of any Loan to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPV.

(i) Following the occurrence of a Successful Syndication, the Borrowers will be permitted, with the approval of the Administrative Agent and the Issuing Bank, to replace (with one or more replacement Lenders) any Lender that (x) fails to approve a Substitute Facility upon the Borrowers' written request for such approval, (y) provides notice under Section 4.01(a) (Eurodollar Rate Lending Unlawful) that it is unable to make, maintain or fund any Loan as a Eurodollar Loan or requests reimbursement for, or is otherwise entitled to, amounts owing pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(c) (Taxes-Indemnification by Borrowers) or (z) fails to approve any request for a consent or waiver requested of the Lenders in writing by the Borrowers; provided, that (i) such replacement does not conflict with any Law or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to any Borrower or such Lender or to which any Borrower or such Lender or any of their respective property is subject, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement Lender shall purchase, at par, the Loans and all other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrowers shall be liable to such replaced Lender under Section 4.05 (Funding Losses) if any Eurodollar Loan owing to such replaced Lender is be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) until such time as such replacement is consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(c) (Taxes-Indemnification by Borrowers), as the case may be, (vi)the replacement Lender is an Eligible Assignee, (vii) such replacement is made in accordance with the provisions of Section 11.03(b) (provided, that the Borrower shall be obligated to pay the registration and processing fee), (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, any Agent or any other Lender may have against the replaced Lender, and (ix) prior to any such replacement, (A) in the case of any replacement of a Lender that fails to approve a Substitute Facility, the Lender to be replaced shall have delivered a written notice indicating that it will not approve such request for a Substitute Facility, (B) in the case of any replacement of a Lender that has claimed increased costs, the Lender to be replaced shall not have delivered a notice to the Borrowers under Section 4.01(b) (Eurodollar Rate Lending Unlawful) that it is no longer unable to make, maintain or fund any Loan as a Eurodollar Loan and shall have taken no action under Section 4.04 (Obligation To Mitigate) so as to eliminate the need for payment of amounts owing pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(c) (Taxes-Indemnification by Borrowers), as the case may be or (C) in the case of any replacement of a Lender that fails to provide a consent or waiver requested by the Borrowers, the Lender to be replaced shall have delivered a written notice indicating that it will not grant such request.

Section 11.04 Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement.

Section 11.05 Borrowers' Agent. Each Borrower hereby appoints and authorizes Pacific Holding, and Pacific Holding hereby accepts such appointment, as such Borrower's Borrowers' Agent to act as agent on such Borrower's behalf and to make any representations or certifications, deliver and receive any notices or other communications, and otherwise represent and act on behalf of such Borrower under the Financing Documents, and to comply with all covenants, conditions and other provisions of the Financing Documents required to be satisfied by the Borrowers' Agent. Each Borrower hereby acknowledges and agrees that it will be bound by any action or inaction taken by the Borrowers' Agent as if such action or inaction had been taken by such Borrower.

Section 11.06 Consultants. (a) The Required Lenders or the Administrative Agent may, in their sole discretion, appoint any Consultant for the purposes specified herein. If any of the Consultants is removed or resigns and thereby ceases to act for purposes of this Agreement and the other Financing Documents, the Required Lenders or the Administrative Agent, as the case may be, shall designate a Consultant in replacement.

(b) The Borrowers shall reimburse each Consultant appointed hereunder for the reasonable fees and reasonable and documented out-of-pocket expenses of such Consultant retained on behalf of the Lenders pursuant to this Section 11.06.

(c) In all cases in which this Agreement provides for any Consultant to "agree," "approve," "certify" or "confirm" any report or other document or any fact or circumstance, such Consultant may make the determinations and evaluations required in connection therewith based upon information provided by the Borrowers, the Borrowers' Agent or other sources reasonably believed by such Consultant to be knowledgeable and responsible, without independently verifying such information; provided that, notwithstanding the foregoing, such Consultant shall engage in such independent investigations or findings as it may from time to time deem necessary in its reasonable discretion to support the determinations and evaluations required of it.

Section 11.07 Costs and Expenses. Each Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Lead Arrangers and the Agents (including all reasonable fees, costs and expenses of counsel for any Agent), in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (b) all reasonable and documented out-of-pocket expenses incurred by the Agents (including all reasonable fees, costs and expenses of counsel for any Agent), in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (c) all reasonable and documented out-of-pocket expenses incurred by the Agents (including all reasonable fees, costs and expenses of counsel for any Agent), in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); and (d) all out-of-pocket expenses incurred by the Agents or any Lender (including all fees, costs and expenses of counsel for any Senior Secured Party), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Financing Documents, including its rights under this Section 11.07, including in connection with any workout, restructuring or negotiations in respect of the Obligations.

Section 11.08 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format ("pdf") shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.09 Indemnification by the Borrowers. (a) Each Borrower hereby agrees to indemnify each Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable and documented fees, costs and out-of-pocket expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of:

(i)
the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(ii)	any Loan or the use or proposed use of the proceeds therefrom;

(iii)
any actual or alleged presence, release or threatened release of Materials of Environmental Concern on or from any Plant or any property owned, leased or operated by any Borrower, or any liability pursuant to an Environmental Law related in any way to any Plant, any Site or the Borrowers;

(iv)
any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any of such Borrower's members, managers or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; and/or

(v)
any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Borrowers, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by the Lenders or the Agents without the knowledge of the Borrowers;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) To the extent that any of the Borrowers for any reason fails to indefeasibly pay any amount required under Section 11.09(a) to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender's ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any sub-agent thereof) in connection with such capacity. The obligations of the Lenders under this Section 11.09(b) are subject to the provisions of Section 2.06(d) (Funding of Loans). The obligations of the Lenders to make payments pursuant to this Section 11.09(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any Lender to make payments on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to do so.

(c) Except as otherwise provided in Article VI (Conditions Precedent), all amounts due under this Section 11.09 shall be payable not later than ten (10) Business Days after demand therefor.

Section 11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by any Senior Secured Party exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11 No Waiver; Cumulative Remedies. No failure by any Senior Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.12 Notices and Other Communications. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.12(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	if to the Borrowers, the Borrowers' Agent or any Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.12;

(ii)	if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire; and

(iii)	if to any Interest Rate Protection Provider, to the address, telecopier, number, electronic mail address or telephone number specified on Schedule 11.12.

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.12(d) shall be effective as provided in Section 11.12(d). Any notice sent to the Borrowers' Agent shall be deemed to have been given to all Borrowers.

(c) Notices and other communications to the Senior Secured Parties hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II (Commitments and Funding) if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II (Commitments and Funding) by electronic communication. Each of the Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Section 11.12(d)(i) of notification that such notice or communication is available and identifying the website address therefor.

(e) Each of the Borrowers, the Borrowers' Agent and the Agents may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender and Interest Rate Protection Provider may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Borrowers' Agent and each Agent.

(f) The Senior Secured Parties shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrowers or the Borrowers' Agent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Senior Secured Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers or the Borrowers' Agent (or any one of the Borrowers). All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

(g) So long as WestLB is the Administrative Agent, each Borrower and the Borrowers' Agent hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Agreements, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the Funding, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to Funding (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to ny_agency services@westlb.com. In addition, each Borrower and the Borrowers' Agent agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Financing Agreements but only to the extent requested by the Administrative Agent.

(h) So long as WestLB is the Administrative Agent, each Borrower and the Borrowers' Agent further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on http: www.intralinks.com (or any replacement or successor thereto) or a substantially similar electronic transmission systems (the "Platform").

(i) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO ANY BORROWER, THE BORROWERS' AGENT, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR

CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S, THE BORROWERS' AGENTS' OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(j) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth in Schedule 11.12 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Agreements. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Agreements. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(k) Notwithstanding clauses (g) to (j) above, nothing herein shall prejudice the right of any Senior Secured Party to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

Section 11.13 Patriot Act Notice. Each Senior Secured Party (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Senior Secured Party to identify the Borrowers in accordance with the Patriot Act.

Section 11.14 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent or Lender, or any Agent or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to each Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under Section 11.14(b) shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.15 Right of Setoff. Each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Financing Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 11.15 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrowers' Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.16 Severability. If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.17 Survival. Notwithstanding anything in this Agreement to the contrary, Section 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Senior Secured Party, regardless of any investigation made by any Senior Secured Party or on their behalf and notwithstanding that any Senior Secured Party may have had notice or knowledge of any Default or Event of Default at the time of the Funding, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.

Section 11.18 Treatment of Certain Information; Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 11.18, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrowers or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with such Agent or Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Lender under any Financing Document (including any rating agency); (g) with the consent of any Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.18 or (ii) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrowers received by it from such Lender). In addition, any Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments, and the Funding. For the purposes of this Section 11.18, "Information" means written information that any Borrower furnishes to any Agent or Lender after the date hereof (and designated at the time of delivery thereof in writing as confidential) pursuant to or in connection with any Financing Document, relating to the assets and business of such Borrower, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by such Agent or Lender of its obligations hereunder, (ii) is or becomes available to such Agent or Lender from a source other than the Borrowers that is not, to the knowledge of such Agent or Lender, acting in violation of a confidentiality obligation with such Borrower or (iii) is independently compiled by any Agent or Lender, as evidenced by their records, without the use of the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 11.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.19 Waiver of Consequential Damages, Etc. Except as otherwise provided in Section 11.09 (Indemnification by Borrowers) for the benefit of any Indemnitee, to the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 11.20 Waiver of Litigation Payments. To the extent that any Borrower or the Borrowers' Agent may, in any action, suit or proceeding brought in any of the courts referred to in Section 11.02(b) (Applicable Law; Jurisdiction) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any Senior Secured Party in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrower

By:	/s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL MADERA LLC,
as Borrower

By:	/s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL COLUMBIA, LLC,
as Borrower

By:	/s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL STOCKTON, LLC,
as Borrower

By:	/s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL IMPERIAL, LLC,
as Borrower

By:	/s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL MAGIC VALLEY, LLC,
as Borrower

By:	/s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrowers' Agent

By:	/s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

WESTLB AG, NEW YORK BRANCH,
as Lead Arranger and Sole Bookrunner

By:	/s/ PAUL VASTOLA
Name: Paul Vastola
Title: Director

By:	/s/ JAMES R. ANDERSON
Name: James R. Anderson
Title: Associate Director

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ PAUL VASTOLA
Name: Paul Vastola
Title: Director

By:	/s/ JAMES R. ANDERSON
Name: James R. Anderson
Title: Associate Director

WESTLB AG, NEW YORK BRANCH,
as Lender

By:	/s/ PAUL VASTOLA
Name: Paul Vastola
Title: Director

By:	/s/ JAMES R. ANDERSON
Name: James R. Anderson
Title: Associate Director

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent

By:	/s/ PAUL VASTOLA
Name: Paul Vastola
Title: Director

By:	/s/ JAMES R. ANDERSON
Name: James R. Anderson
Title: Associate Director

MIZUHO CORPORATE BANK, LTD.,
as Lead Arranger and Co-Syndication Agent

By:	/s/ AKIRA TAZUKA
Name: Akira Tazuka
Title: General Manager

MIZUHO CORPORATE BANK, LTD.,
as Lender

By:	/s/ AKIRA TAZUKA
Name: Akira Tazuka
Title: General Manager

CIT CAPITAL SECURITIES LLC.
as Lead Arranger and Co-Syndication Agent

By:	/s/ ROBERT W. SEXTON
Name: Robert W. Sexton
Title: SVP

CIT CAPITAL USA INC.,
as Lender

By:	/s/ ROBERT W. SEXTON
Name: Robert W. Sexton
Title: Managing Director

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH,
as Lead Arranger and Co-Documentation Agent

By:	/s/ JEFF BLISS
Name: Jeff Bliss
Title: Vice President

By:	/s/ NICK BAIKIE
Name: Nick Baikie
Title: Attorney-in-fact

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH,
as Lender

By:	/s/ JEFF BLISS
Name: Jeff Bliss
Title: Vice President

By:	/s/ NICK BAIKIE
Name: Nick Baikie
Title: Attorney-in-fact

BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH,
as Lead Arranger and Co-Documentation Agent

By:	/s/ J. RUBEN PEREZ-ROMO
Name: J. Ruben Perez-Romo
Title: Vice President Global Corporate Banking

By:	/s/ JOSE CASTELLO
Name: Jose Castello
Title: Managing Director Head of U.S. Global Corporate Banking

BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH,
as Lender

By:	/s/ J. RUBEN PEREZ-ROMO
Name: J. Ruben Perez-Rp,p
Title: Vice President Global Corporate Banking

By:	/s/ JOSE CASTELLO
Name: Jose Castello
Title: Managing Director Head of U.S. Global Corporate Banking

UNION BANK OF CALIFORNIA, N.A.,
as Accounts Bank

By:	/s/ JESUS SERRANO
Name: Jesus Serrano
Title: VP

NORTHWEST FARM CREDIT SERVICE, FLCA,
as Lender

By:	/s/ CASEY KINSER
Name: Casey Kinser
Title: Account Manager

NORDKAP BANK AG,
as Lender

By:	/s/ J. OGRIG
Name: J. Ogrig
Title: VP

By:	/s/ B. GADOLA
Name: B. Gadola
Title:

GREENSTONE FARM CREDIT SERVICES,
as Lender

By:	/s/ BEN MAHLICH
Name: Ben Mahlich
Title: Assistant Vice President/Lending Officer

SHOREBANK PACIFIC,
as Lender

By:	/s/ RANDELL LEACH
Name: Randell Leach
Title: Chief Credit Officer

NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH,
as Lender

By:	/s/ BRUNO MEJEAN
Name: Bruno Mejean
Title: Senior Vice President

By:	/s/ MARCO BURMESTER
Name: Marco Burmester
Title: Analyst

METROPOLITAN LIFE INSURANCE COMPANY.
as Lender

By:	/s/ JUDITH A. GULOTTA
Name: Judith A. Gulotta
Title: Director

Exhibit A

"Acceptable Bank" means a bank whose long-term unsecured and unguaranteed debt is rated at least "A-" (or the then-equivalent rating) by S&P or at least "A3" (or the then-equivalent rating) by Moody's.

"Account Debtor" means the Person who is obligated on or under any Account owing to any Borrower.

"Accounts" means all "accounts" as that term is defined in Section 9-102 of the UCC, now or hereafter owned by any Borrower.

"Accounts Bank" means Union Bank of California, N.A., not in its individual capacity, but solely as depositary bank, bank and securities intermediary hereunder, and each other Person that may, from time to time, be appointed as successor Accounts Bank pursuant to Section 10.06 (Resignation or Removal of Agent).

"Accounts Property" means any funds, instruments, securities, financial assets or other assets from time to time held in any of the Project Accounts or credited thereto or otherwise in possession or control of the Accounts Bank pursuant to this Agreement.

"Additional Project Document" means each contract, agreement, letter agreement or other instrument to which Pacific Holding or any Borrower with respect to whose Plant a Funding has been made or is being requested becomes a party after the date hereof, other than any document under which any Borrower (or, in the case of an agreement to which two or more Borrowers are party, such Borrowers on an aggregate basis) (a) would not reasonably be expected to have obligations or liabilities in the aggregate in excess of two million Dollars ($2,000,000), or be entitled to receive revenues in the aggregate in excess of three million Dollars ($3,000,000), in either case in value in any twelve (12) month period and (b) a termination of which would not reasonably be expected to result in a Material Adverse Effect; provided, that for the purposes of this definition, (i) (A) purchase orders under existing Project Documents relating to the sale of Products or the purchase of corn and (B) purchases of natural gas, water or electricity pursuant to standard user agreements, shall not constitute Additional Project Documents and (ii) any series of related transactions (other than transactions, including hedging transactions, relating to the sale of Products or the purchase of corn and natural gas) shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable.

"Administrative Agent" means WestLB, in its capacity as administrative agent for the Lenders hereunder, and includes each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 10.06 (Resignation or Removal of Agent).

1

"Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least ten percent (10%) of the Equity Interests in such Person.

"Affiliated Project Documents" means those Project Documents listed in Schedule 5.11 and identified as Affiliate agreements.

"Agents" means, collectively, the Administrative Agent, the Collateral Agent, and the Accounts Bank.

"Aggregate Construction Loan Commitment" means, collectively, the aggregate of the In-Progress Plant 1 Aggregate Construction Loan Commitment, the In-Progress Plant 2 Aggregate Construction Loan Commitment, the Greenfield Plant 1 Aggregate Construction Loan Commitment, the Greenfield Plant 2 Aggregate Construction Loan Commitment, and the Greenfield Plant 3 Aggregate Construction Loan Commitment.

"Aggregate Term Loan Commitment" means three hundred million Dollars ($300,000,000), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Aggregate Tranche Commitment" means, (a) with respect to Tranche B Lenders,  fifty million Dollars ($50,000,000) (as the same may be increased or reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation)) and (b) with respect to Tranche A Lenders, two hundred fifty million Dollars ($250,000,000) (as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

"Aggregate Working Capital Loan Commitment" means, as of any date of determination, the lesser of (a) the sum of the Borrowing Bases for each Plant (or, prior to the Commercial Operation Date of any Plant, five million Dollars ($5,000,000)) as of such date of determination, and (b) twenty-five million Dollars ($25,000,000), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Agreement" has the meaning set forth in the Preamble.

2

"Agricultural Market Consultant" means Muse, Stancil & Co., or any replacement agricultural market consultant appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower's Agent (which acceptance shall not be unreasonably withheld or delayed).

"ALTA 122 Endorsement" means an endorsement in substantially the form of Exhibit 6.02(g).

"Ancillary Documents" means, with respect to each Additional Project Document, the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, in the case of items (i), (ii) and (iv), the Collateral Agent:

(i)
each security instrument and agreement necessary or desirable to grant to the Collateral Agent a first priority perfected Lien (subject only to Permitted Liens) in such Additional Project Document and all property interests received by any Borrower in connection therewith;

(ii)	all recorded UCC financing statements and other filings required to perfect such Lien;

(iii)
if reasonably requested by the Administrative Agent, opinions of counsel for the Borrowers addressing such matters relating to such document, each applicable Security Document and Lien as the Administrative Agent may reasonably request;

(iv)
if reasonably requested by the Administrative Agent, the Borrowers shall use their best efforts to obtain a Consent with respect to such Additional Project Document from each Project Party thereto, and shall use their best efforts to obtain an opinion of counsel to such Project Party addressing matters relating to such Additional Project Document and such Consent as the Administrative Agent may reasonably request; provided, that if such Consent cannot be obtained, the relevant Additional Project Document shall be freely assignable by the applicable Borrower(s) to the Collateral Agent and to a transferee in foreclosure, in each such case without any consent or approval of such Project Party; and

3

(v)	if reasonably requested by the Administrative Agent, certified evidence of the authorization of such Additional Project Document by each Borrower that is a party thereto.

"Applicable Margin" means (i) with respect to the Tranche A Loans, the Tranche A Applicable Margin, (ii) with respect to the Tranche B Loans, the Tranche B Applicable Margin, and (iii) with respect to the Working Capital Loans, the Working Capital Loan Applicable Margin, as the context requires.

"Appraiser" means Natwick & Associates or any replacement appraiser appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrowers' Agent (which acceptance shall not be unreasonably withheld or delayed).

"Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Approved Performance Test Protocols" means the protocols for conducting Performance Tests set forth in Schedule 7.01(k)-B as the same may be updated or amended with the prior written consent of the Independent Engineer and Administrative Agent.

"Auditors" means those nationally recognized independent auditors selected by the Borrowers (including Hein & Associates) and approved by the Administrative Agent, acting reasonably; provided, that approval of the Administrative Agent shall not be required for the appointment of any United States domiciled accounting firm that (i) ranks among the top sixty-seven (67) accounting firms in the United States by size and (ii) has total revenues of at least thirty million Dollars ($30,000,000), of which at least fifty percent (50%) of such revenues are derived from conducting audit work (in which case the Borrowers' Agent shall provide a written notice to the Administrative Agent of any such change in the Auditors).

"Authorized Officer" means (i) with respect to any Person that is a corporation, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any manager, the president, any vice president, the treasurer or the chief financial officer of such Person, or an Authorized Officer of the managing member of such Person, or (iv) with respect to any Person, such other representative of such Person that is approved by the Administrative Agent in writing who, in each such case, has been named as an Authorized Officer on a certificate of incumbency of such Person delivered to the Administrative Agent and the Accounts Bank on or after the date hereof.

4

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" or any successor statute, and all rules promulgated thereunder.

"Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%) and (ii) the rate of interest in effect for such day as publicly announced from time to time by WestLB as its "prime rate." The "prime rate" is a rate set by WestLB based upon various factors including WestLB's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by WestLB shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of Article II (Commitments and Funding).

"Blocked Account Agreement" means an agreement, in substantially the form attached hereto as Exhibit 7.02(i) (or, if requested by the Borrowers, such other form reasonably satisfactory to the Administrative Agent and the Collateral Agent), with respect to a Local Account among the Borrower in whose name such Local Account has been opened, the bank with whom such Local Account was opened and the Collateral Agent.

"Boardman" has the meaning set forth in the Preamble.

"Boardman Deed of Trust" means the Leasehold Trust Deed, Security Agreement, Financing Agreement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, be made by Boardman to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

"Boardman Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(m) (Establishment of Project Accounts).

"Boardman Lease" means the lease dated April 20, 2006 between the Port of Morrow and Boardman.

5

"Boardman Plant" means the ethanol production facility located at Boardman, Oregon, with an expected capacity of approximately forty (40) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

"Boardman Pledge Agreement" means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, among Pacific Holding, Boardman and the Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Boardman to the Collateral Agent.

"Boardman Security Agreement" means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, made by Boardman in favor of the Collateral Agent.

"Boardman Warranty Account" has the meaning provided in Section 8.01(s) (Establishment of Accounts).

"Borrower LLC Agreements" means, collectively, the Pacific Holding LLC Agreement, the Madera LLC Agreement, the Boardman LLC Agreement, the Stockton LLC Agreement, the Brawley LLC Agreement, and the Burley LLC Agreement.

"Borrowers" has the meaning set forth in the Preamble.

"Borrowers' Agent" means Pacific Holding, in its capacity as agent for the Borrowers in accordance with Section 11.05 (Borrowers' Agent).

"Borrowing Base" means, on any given date and with respect to each Borrower whose Plant has achieved its Commercial Operation Date, an amount equal to, eighty percent (80%) of the sum of, without duplication:

(i)
the face amount (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) of all Eligible Accounts for such Plant that are set forth in the Borrowing Base Certificate then most recently delivered by the Borrowers' Agent to the Administrative Agent; and

(ii)
the Value of no more than sixty (60) days' Eligible Inventory for such Plant (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) as set forth in the Borrowing Base Certificate then most recently delivered by the Borrowers' Agent to the Administrative Agent.

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"Borrowing Base Certificate" means a certificate setting forth the Borrowing Base of each Borrower as of the date of such certificate, substantially in the form of Exhibit 7.03(n).

"Brawley" has the meaning set forth in the Preamble.

"Brawley Construction Account" has the meaning provided in Section 8.01(d) (Establishment of Project Accounts).

"Brawley Construction Budget" means the budget attached hereto as Schedule 7.02(t) that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Brawley Plant, including all construction costs and non-construction costs, all costs under the Brawley Construction Contracts, all interest, taxes and other carrying costs related to the Construction Loans for the Brawley Plant, and costs related to the construction of the facilities described under the Project Documents relating to the Brawley Plant, as updated from time to time in accordance with Section 6.04(h) (Conditions to First Funding for Each Greenfield Plant -Construction Schedule and Updated Budget) and Section 7.02(t) (Negative Covenants - Construction Budget).

"Brawley Construction Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.05, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Brawley Construction Account.

"Brawley Deed of Trust" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in substantially the form of Exhibit 6.04(g)-A (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Brawley to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

"Brawley Equity Contributions" means the aggregate total amount of (i) the Brawley Required Equity Contribution (following the contribution of such amounts to Brawley and their application to Brawley Project Costs) and (ii) all other equity contributed to Brawley and applied to Brawley Project Costs.

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"Brawley Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(o) (Establishment of Project Accounts).

"Brawley Option Agreement" means that certain option agreement dated August 22, 2005, between Pacific Ethanol and American Grain, LLC for approximately sixty (60) acres in Imperial, California (which shall be assigned by Pacific Ethanol to Brawley prior to the initial Funding Date for the Brawley Plant).

"Brawley Plant" means the ethanol production facility located at Brawley, California, with a design basis capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

"Brawley Pledge Agreement" means the Pledge and Security Agreement, in substantially the form of Exhibit 6.04(g)-B (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be entered into among Pacific Holding, Brawley and the Collateral Agent, pursuant to which Pacific Holding will pledge one hundred percent (100%) of the Equity Interests in Brawley to the Collateral Agent.

"Brawley Project Costs" means the following costs and expenses incurred by the Borrowers in connection with the Brawley Plant prior to the Commercial Operation Date for the Brawley Plant and set forth in the then-current Brawley Construction Budget or otherwise approved in writing by the Administrative Agent (in consultation with the Independent Engineer):

(i)
costs incurred by the Borrowers under the Brawley Construction Contracts, and other costs directly related to the acquisition, site preparation, design, engineering, construction, installation, start-up, and testing of the Brawley Plant;

(ii)
fees and expenses incurred by or on behalf of the Borrowers and allocated to the Brawley Plant in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including financial, accounting, legal, surveying and consulting fees, and the costs of preliminary engineering;

(iii)	interest and Fees on the Construction Loans for the Brawley Plant;

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(iv)
financing fees and expenses in connection with the Loans and the fees, costs and expenses of the Agents' counsel, any Interest Rate Protection Provider's counsel and the Consultants that are allocated to the Brawley Plant;

(v)	insurance premiums with respect to the Title Insurance Policy for the Brawley Plant and the insurance for the Brawley Plant required pursuant to Section 7.01(h) (Affirmative Covenants - Insurance);

(vi)	costs of corn and natural gas utilized for commissioning, Performance Tests for, and operation of, the Brawley Plant prior to its Commercial Operation Date; and

(vii)	all other costs and expenses included in the then-current Brawley Construction Budget.

"Brawley Required Equity Contribution" means, as of the initial Funding Date for the Brawley Plant, an amount equal to the aggregate total amount of Project Costs in the Construction Budget for the Brawley Plant approved pursuant to Section 6.04(h)(i) (Conditions to First Funding for Each Greenfield Plant - Construction Schedule and Updated Budget) minus (x) five million Dollars ($5,000,000) and (y) the lesser of (A) forty-five million Dollars ($45,000,000) or (B) an amount equal to forty percent (40%) of such aggregate Project Costs.

"Brawley Security Agreement" means the Assignment and Security Agreement, substantially the form of Exhibit 6.04(g)-C (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Brawley in favor of the Collateral Agent.

"Brawley Warranty Account" has the meaning provided in Section 8.01(u) (Establishment of Project Accounts).

"Burley" has the meaning set forth in the Preamble.

"Burley Construction Account" has the meaning provided in Section 8.01(e) (Establishment of Project Accounts).

"Burley Construction Budget" means the budget attached hereto as Schedule 7.02(t) that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Burley Plant, including all construction costs and non-construction costs, all costs under the Burley Construction Contract, all interest, taxes and other carrying costs related to the Construction Loans for the Burley Plant, and costs related to the construction of the facilities described under the Project Documents relating to the Burley Plant, as updated from time to time in accordance with Section 6.04(h) (Conditions to First Funding for Each Greenfield Plant -Construction Schedule and Updated Budget) and Section 7.02(t) (Negative Covenants - Construction Budget).

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"Burley Construction Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.05, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Burley Construction Account.

"Burley Deed of Trust" means the Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in substantially the form of Exhibit 6.04(g)-A (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Burley to the Collateral Agent.

"Burley Equity Contributions" means the aggregate total amount of (i) the Burley Required Equity Contribution (following the contribution of such amounts to Burley and their application to Burley Project Costs) and (ii) all other equity contributed to Burley and applied to Burley Project Costs.

"Burley Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(p) (Establishment of Project Accounts).

"Burley Option Agreement" means that certain option agreement dated July 17, 2006 between Pacific Ethanol and Glen Larson and Carol Larson, as amended by first amendment dated September 15, 2006, for approximately one hundred sixty (160) acres in Cassia County, Idaho (which shall be assigned by Pacific Ethanol to Burley prior to the initial Funding Date for the Burley Plant).

"Burley Plant" means the ethanol production facility located at Burley, Idaho, with a design basis capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

"Burley Pledge Agreement" means the Pledge and Security Agreement, in substantially the form of Exhibit 6.04(g)-B (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be entered into among Pacific Holding, Burley and the Collateral Agent, pursuant to which Pacific Holding will pledge one hundred percent (100%) of the Equity Interests in Burley to the Collateral Agent.

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"Burley Project Costs" means the following costs and expenses incurred by the Borrowers in connection with the Burley Plant prior to the Commercial Operation Date for the Burley Plant and set forth in the then-current Burley Construction Budget or otherwise approved in writing by the Administrative Agent (in consultation with the Independent Engineer):

(i)
costs incurred by the Borrowers under the Burley Construction Contracts, and other costs directly related to the acquisition, site preparation, design, engineering, construction, installation, start-up, and testing of the Burley Plant;

(ii)
fees and expenses incurred by or on behalf of the Borrowers and allocated to the Burley Plant in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including financial, accounting, legal, surveying and consulting fees, and the costs of preliminary engineering;

(iii)	interest and Fees on the Construction Loans for the Burley Plant;

(iv)
financing fees and expenses in connection with the Loans and the fees, costs and expenses of the Agents' counsel, any Interest Rate Protection Provider's counsel and the Consultants that are allocated to the Burley Plant;

(v)	insurance premiums with respect to the Title Insurance Policy for the Burley Plant and the insurance for the Burley Plant required pursuant to Section 7.01(h) (Affirmative Covenants - Insurance);

(vi)	costs of corn and natural gas utilized for commissioning, Performance Tests for, and operation of, the Burley Plant prior to its Commercial Operation Date; and

(vii)	all other costs and expenses included in the then-current Burley Construction Budget.

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"Burley Required Equity Contribution" means, as of the initial Funding Date for the Burley Plant, an amount equal to the aggregate total amount of Project Costs in the Construction Budget for the Burley Plant approved pursuant to Section 6.04(h)(i) (Conditions to First Funding for Each Greenfield Plant - Construction Schedule and Updated Budget) minus (x) five million Dollars ($5,000,000) and (y) the lesser of (A) forty-five million Dollars ($45,000,000) or (B) an amount equal to forty percent (40%) of such aggregate Project Costs.

"Burley Security Agreement" means the Assignment and Security Agreement, in substantially the form of Exhibit 6.04(g)-C (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Burley in favor of the Collateral Agent.

"Burley Warranty Account" has the meaning provided in Section 8.01(v) (Establishment of Project Accounts).

"Business Day" means:

(i)	any day that is neither a Saturday or Sunday nor a day on which commercial banks are authorized or required to be closed in Sacramento, California or New York, New York; and

(ii)	relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.

"Business Interruption Insurance Proceeds" means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to any Borrower, any Plant or the Project relating to business interruption or delayed start-up.

"Buy-Down L.D. Reimbursement" means, in the event that the Commitments for any Plant are reduced on such Plant's Commercial Operation Date in accordance with Section 2.08(e) (Termination or Reduction of Commitments), any performance liquidated damages paid or payable to the Borrowers (up to, and not in excess of, any such reduction) with respect to such Plant may be paid or distributed to Pacific Ethanol.

"Capitalized Lease Liabilities" of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

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"Cash Equivalents" means:

(a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organisation for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) of this definition; and

(f) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) of this definition.

13

"Cash Flow" means, for any period, the sum (without duplication) of the following: (i) all cash paid to the Borrowers during such period in connection with the Ethanol Offtake Agreements, DG Offtake Agreements and any other sales of Products, (ii) all interest and investment earnings paid to the Borrowers or the Project Accounts during such period on amounts on deposit in the Project Accounts, (iii) all cash paid to the Borrowers during such period as Business Interruption Insurance Proceeds or liability insurance proceeds (but only to the extent that such liability insurance proceeds represent reimbursement of third party claims already paid by the Borrowers) and (iv) all other cash paid to the Borrowers during such period; provided, however, that Cash Flow shall not include any proceeds of the Loans or any other Indebtedness incurred by any Borrower (other than payments (excluding payments of Swap Termination Value) made to any Borrower pursuant to any Permitted Commodity Hedging Arrangements); Insurance Proceeds; Condemnation Proceeds; Required Equity Contributions; Required Subordinated Debt Disbursements; any amounts paid pursuant to the Sponsor Support Agreement; any amounts drawn under, or paid pursuant to, any Debt Service Reserve Letter of Credit; proceeds from any disposition of assets of any Plant or any Borrower (other than Products); tax refunds; amounts received, whether by way of a capital contribution or otherwise, from any holders of Equity Interests of any Borrower (other than payments made under the Affiliated Project Documents when due and payable in accordance with the terms thereof and the terms of the Financing Documents); and any other extraordinary or non-cash income or receipt of any Borrower under GAAP; provided, further, that any proceeds of Permitted Commodity Hedging Arrangements that are treated as Cash Flow shall be calculated on a net basis taking into account any related payments required to be made by the Borrowers.

"Cash Flow Available for Debt Service" means, for any period, an amount equal to the amount of Cash Flow deposited in the Revenue Account during such period minus all amounts paid during such period (i) prior to the Conversion Date, pursuant to priorities first and second of Section 8.08(b) (Revenue Account) and (ii) on and after the Conversion Date, pursuant to priorities first and second of Section 8.08(c) (Revenue Account).

"Casualty Event" means an event that causes any Plant, or any material portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

"Change of Control" means any transaction or series of related transactions (including any merger or consolidation) the result of which is that (i) Pacific Holding fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of any of Madera, Boardman, Stockton, Brawley, or Burley, (ii) the Pledgor  fails to maintain directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of Pacific Holding (other than any Equity Interest held by an Independent Member), (iii) Pacific Ethanol fails to maintain, directly or indirectly, legally or beneficially, fifty-one percent (51%) of the Equity Interests of each of the Borrowers, or (iv) twenty percent (20%) or more of the Equity Interests of any Borrower are indirectly, legally or beneficially owned by, or under common control of, any Person other than those identified in clauses (i) through (iii) above.

14

"Change Order" means each "Change Order" (if any) as described in any Construction Contract.

"Closing Date" means the date on which all the conditions set forth in Section 6.01 (Conditions to Closing) have been satisfied or waived.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means all assets of and Equity Interests in the Borrowers, whether now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document then in effect or contemplated to be in effect.

"Collateral Agent" means WestLB AG, New York Branch, in its capacity as collateral agent for the Senior Secured Parties under the Financing Documents, and includes each other Person that may, from time to time be appointed as successor Collateral Agent pursuant to Section 10.06 (Resignation or Removal of Agent).

"Commercial Operation Date" means with respect to any Plant, the date (which for each Plant shall occur on or before the Conversion Date Certain) on which the following conditions have been satisfied for such Plant, as certified by the Borrowers' Agent and confirmed in writing by the Independent Engineer in a Commercial Operation Date Certificate completed to the reasonable satisfaction of the Administrative Agent:

(i)
construction of such Plant shall have been completed (other than punch list items) and such Plant shall be ready to grind corn and begin operation for its intended use as an ethanol production facility at its design basis capacity;

(ii)
the Performance Test, in accordance with the Approved Performance Test Protocols shall have been completed and shall have demonstrated that such Plant has achieved the Minimum Performance Criteria, while meeting air emissions requirements;

15

(iii)	training shall have been completed for all required Plant personnel in a manner that is reasonably satisfactory to the Independent Engineer;

(iv)
the Borrowers shall have received a plant operation manual and plant maintenance manual, associated documents, training manuals, final safety plans, and all materials and documents provided by the Construction Contractors and other manufacturers, suppliers and vendors for such Plant, and in each case, shall have been reviewed by the Independent Engineer;

(v)	the Borrowers shall have received preliminary construction drawings for such Plant;

(vi)
all construction costs for such Plant, except in an aggregate amount not to exceed five million Dollars ($5,000,000) and with respect to which the full amount of such costs has been reserved, shall have been fully paid (other than amounts that are subject to a Contest) and the Administrative Agent shall have received reasonably satisfactory evidence (for example, an ALTA 122 Endorsement to the applicable Title Policy) that there are no mechanic's, workmen's, materialmen's or other similar Liens or other claims on any part of such Plant, Site, or other assets relating to the work or services of such Plant provided by the Construction Contractors or any of their subcontractors (other than Liens that are subject to a Contest);

(vii)
each Construction Contractor and each subcontractor for such Plant shall have provided all satisfactory Lien waivers, other than with respect to punch list items and work done by the Construction Contractor and subcontractors, taken as a whole, with respect to which payments do not exceed, in the aggregate, one million Dollars ($1,000,000) (other than Liens that are subject to a Contest); and

16

(viii)	all Necessary Project Approvals required to be obtained at such time with respect to such Plant shall have been obtained.

"Commercial Operation Date Certificate" means a certificate of the Independent Engineer and the Borrowers' Agent, in substantially the form of Exhibit 6.02(a), confirming that the Commercial Operation Date has occurred.

"Commitment Fee" has the meaning provided in Section 3.13(a) (Fees).

"Commitment Percentage" means, as to any Lender at any time, such Lender's Construction Loan Commitment Percentage, Term Loan Commitment Percentage, or Working Capital Loan Commitment Percentage, as the context may require.

"Commitments" means, with respect to each Lender, as applicable, such Lender's Construction Loan Commitment, Term Loan Commitment or Working Capital Loan Commitment, as the context may require.

"Commodity Hedging Arrangements" means any arrangement to hedge the price of corn purchases, ethanol sales, Distillers Grains sales or natural gas purchases.

"Commodity Risk Management Plans" means risk management plans prepared by the Borrowers and approved by the Administrative Agent pursuant to Section 7.01(w) (Affirmative Covenants - Commodity Hedging Programs) setting forth terms and conditions relating to any Commodity Hedging Arrangements from time to time proposed to be entered into by the Borrowers, including any updates made to such risk management plans with the approval of the Administrative Agent.

"Condemnation Proceeds" means any amounts and proceeds of any kind (including instruments) payable in respect of any Event of Taking.

"Confidential Information Memorandum" means the information memorandum, dated December 2006, together with any updates related thereto, describing the Project.

"Consents" means each Consent and Agreement entered into among a Project Party, the Borrowers, and the Collateral Agent, each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

"Construction Accounts" means, collectively, the Construction Holding Account, the Stockton Construction Account, the Brawley Construction Account and the Burley Construction Account.

17

"Construction Budgets" means, collectively, the Stockton Construction Budget, the Brawley Construction Budget and the Burley Construction Budget.

"Construction Contractors" means each party, other than the Borrowers, to each Construction Contract.

"Construction Contracts" means collectively, (i) the construction contracts identified on Schedule 5.11 to which any of Parsons and Delta-T are parties, (ii) each CMSA, (iii) all material contracts relating to construction of each of the Greenfield Plants that, individually or in the aggregate, address the same scope of construction requirements as the Boardman Plant construction contracts described in clause (i) of this definition, (iv) any additional contracts relating to the construction of any Greenfield Plant addressing matters that are critical to the construction of such Greenfield Plant and (v) any Additional Project Document related to construction matters.

"Construction Holding Account" has the meaning set forth in Section 8.01(b) (Establishment of Project Accounts).

"Construction Holding Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.04, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Construction Holding Account.

"Construction Loan Commitment" means, with respect to each Construction/Term Lender, such Lender's Tranche A Construction Loan Commitment and/or Tranche B Construction Loan Commitment, as applicable.

"Construction Loan Commitment Percentage" means, as to any Lender at any time, the percentage that such Lender's Construction Loan Commitment then constitutes of the Aggregate Construction Loan Commitment.

"Construction Loan Maturity Date" means the earlier of (a) the Conversion Date and (b) the Conversion Date Certain.

"Construction Loans" means, collectively, the In-Progress Plant 1 Construction Loans, the In-Progress Plant 2 Construction Loans, the Greenfield Plant 1 Construction Loans, the Greenfield Plant 2 Construction Loans, and the Greenfield Plant 3 Construction Loans.

"Construction Manager" means the Pledgor or any successor pursuant to a CMSA (or any replacement thereof).

18

"CMSA" means each Construction Management Services Agreement between any Borrower and the Construction Manager.

"Construction Notes" means the promissory notes of each Borrower, substantially in the form of Exhibit 2.07, evidencing Construction Loans.

"Construction Schedule" means, with respect to each Greenfield Plant, the schedule for construction of such Plant, approved in writing by the Administrative Agent and the Independent Engineer in accordance with Section 6.04(h) (Conditions to First Funding for Each Greenfield Plant - Construction Schedule and Updated Budget), as the same may be amended from time to time with the prior written approval of the Administrative Agent and the Independent Engineer.

"Construction/Term Lenders" means, collectively, the Tranche A Lenders and the Tranche B Lenders.

"Construction Withdrawal Certificate" means a Construction Holding Withdrawal Certificate, Stockton Construction Withdrawal Certificate, Brawley Construction Withdrawal Certificate, and/or Burley Construction Withdrawal Certificate, as the case may be.

"Consultants" means the Independent Engineer, the Insurance Consultant, the Ethanol Market Consultant, and the Agricultural Market Consultant.

"Contest" means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided, that the following conditions are satisfied: (a) such Person has posted a bond or other security (which may include funds reserved in an appropriate Project Account) reasonably acceptable to the Administrative Agent (or, prior to the Commercial Operation Date for any Plant with respect to which a Funding has been made, the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that adequate Loan proceeds will be available to cover such claim relating to such Plant); (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) none of such Person or any of its officers, directors or employees, or any Senior Secured Party or its respective officers, directors or employees, is or could reasonably be expected to become subject to any criminal liability or sanction in connection with such contested items; and (d) such contest and any resultant failure to pay or discharge the claimed or assessed amount does not, and would not reasonably be expected to (i) result in a Material Adverse Effect or (ii) involve a material risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien (other than a Permitted Lien) on, any of the Collateral.

19

"Contingency Line Item" means the Line Item in each Construction Budget identified as "contingency" that is intended to cover the eventuality of unforeseen Project Costs for the relevant Plant.

"Contingent Liabilities" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any contingent liabilities shall (subject to any limitation set forth therein) be deemed for purposes of this Agreement to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other liability guaranteed thereby has not been established, the amount of such contingent liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, that any agreement to limit the maximum amount of such Person's obligation under such contingent liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

"Contract Disclosure Update" means a written notice delivered by the Borrowers' Agent to the Administrative Agent, providing any updates to Schedule 5.11 with respect to any material contracts, agreements, instruments or other documents (other than the Financing Documents) to which any Borrower has become a party after the date hereof.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Conversion Date" means, the Business Day upon which all the conditions precedent set forth in Section 6.07 (Conditions to Term Loan Funding) shall have been satisfied (or waived in accordance with the terms of this Agreement) and the Construction Loans are converted to Term Loans.

"Conversion Date Certain" means the date that is twenty (20) months from the date hereof.

"Corn Supplier" means Pacific Ag Products or any other counterparty to a Grain Supply Agreement.

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"Current Priority Subordinated Interest" means, with respect to any Quarterly Period, interest that has accrued, and is due and payable, on the Priority Subordinated Loans during such Quarterly Period, but expressly excluding any such interest that accrued on the Priority Subordinated Loans in any previous Quarterly Period.

"DDG" means dried distillers grains (if any) produced by the Borrowers at the Project.

"Debt Service" means, for any period, the sum of (i) all fees (including Fees) scheduled to become due and payable during such period to the Senior Secured Parties, (ii) interest on the Loans (taking into account any payments received under Interest Rate Protection Agreements) scheduled to become due and payable during such period to the Senior Secured Parties, (iii) principal payments of the Loans (excluding the Required Cash Sweep and any other mandatory prepayments) scheduled to become due and payable during such period to the Senior Secured Parties and (iv) all payments due by the Borrowers pursuant to Section 4.03 (Increased Eurodollar Loan Costs) and Section 4.07(a) (Taxes) with respect to such scheduled principal, interest and fees.

"Debt Service LC Waiver Letter" means, with respect to any Debt Service Reserve Letter of Credit, a waiver letter from the issuer thereof in substantially the form of Annex E to Exhibit 8.12.

"Debt Service Reserve Account" has the meaning set forth in Section 8.01(j) (Establishment of Project Accounts).

"Debt Service Reserve Letter of Credit" means an irrevocable, standby letter of credit in substantially the form of Exhibit 8.12, accompanied by a Debt Service LC Waiver Letter, issued by an Acceptable Bank in favor of the Collateral Agent which has the following minimum terms:

(i)
a term of not less than three hundred sixty-four (364) days (or, if the Final Maturity Date is less than three hundred sixty four (364) days from the date such Debt Service Reserve Letter of Credit is issued, a term ending no earlier than the date that is five (5) Business Days following the Final Maturity Date);

(ii)	allows the Collateral Agent to make a drawdown of the Stated Amount in each of the circumstances described in Section 8.12(c) (Debt Service Reserve Account); and

21

(iii)	the reimbursement and other payment obligations with respect to such letter of credit are not for the account of any Borrower, any Plant or the Project.

"Debt Service Reserve Requirement" means, as of any date, the amount equal to the projected scheduled Debt Service payable in respect of the succeeding six (6) months.

"Debtor Relief Laws" means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any condition, occurrence or event that, after notice or passage of time or both, would be an Event of Default.

"Default Rate" has the meaning set forth in Section 3.06(b) (Post-Maturity Interest Rates; Default Interest Rates).

"Deferred Approvals" has the meaning set forth in Section 5.03(a) (Governmental Approvals).

"Deferred Contracts" has the meaning provided in Section 5.11(b)(iii) (Contracts).

"Delta-T" Delta-T Corporation, a Virginia corporation.

"DG Offtake Agreements" means any agreement relating to the sale or Distillers Grains by any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of three million Dollars ($3,000,000), including the Madera DG Agreement and each agreement between any Borrower and Pacific Ag Products relating to the sale or marketing of Distillers Grains.

"Discharge Date" means the date on which (a) all outstanding Commitments have been terminated and (b) all amounts payable in respect of the Obligations have been irrevocably paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Senior Secured Parties).

"Distillers Grains" means DDG, WDG, and any other form of distillers grain products (including syrup) marketed by any Borrower from time to time.

22

"Dollar" and the sign "$" mean lawful money of the United States.

"Domestic Office" means, relative to any Lender, the office of such Lender designated on Schedule 1.01(a) or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to the Borrowers' Agent and the Administrative Agent.

"Drawdown Schedule" means, with respect to each of the Construction Loans for the Madera Plant, the Construction Loans for the Boardman Plant, the Construction Loans for the Stockton Plant, the Construction Loans for the Brawley Plant, and the Construction Loans for the Burley Plant, the schedule set forth on Schedule 6.01(q), as the same may be amended from time to time with the approval of the Administrative Agent and the Independent Engineer.

"Eligible Accounts" means, with respect to each Borrower, all Accounts of such Borrower that meet each of the following requirements:

(i)
it arises from either (i) the delivery of Products or grain storage and unloading services performed by such Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto or (ii) the sale or lease of goods by such Borrower, and if it arises from the sale of goods, such goods have been shipped or delivered to the Account Debtor thereof;

(ii)
it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any reserve, discount, credit, allowance (except any reserve, discount, credit or allowance that has been deducted in computing the net amount thereof), offset, counterclaim or other defense on such Account Debtor's part or to any claim on such Account Debtor's part denying liability thereunder in whole or in part;

(iii)	it is subject to a perfected Lien in the Collateral Agent's favor, for the benefit of the Senior Secured Parties, and is not subject to any other Lien, except for Permitted Liens;

23

(iv)
it is evidenced by an invoice (dated no later than the date of shipment to the Account Debtor or performance and having a due date not more than sixty (60) days after the date of such invoice) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper;

(v)	it is payable in Dollars;

(vi)	it is not owing by any Governmental Authority;

(vii)
it is not owing by any Account Debtor residing, located or having its principal activities or place of business outside the United States, unless the sale of goods giving rise to such Account is credit enhanced by means of a letter of credit, bankers' acceptance or other credit support that is satisfactory to the Administrative Agent and, if required by the Administrative Agent, has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent;

(viii)
it is not owing by any Account Debtor involved in any Insolvency Proceeding or with respect to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

(ix)	it is not owing by any Affiliate of such Borrower, other than pursuant to an Affiliated Project Document;

(x)	it is not unpaid more than sixty (60) days after the invoice date;

(xi)	it is not owing by an Account Debtor that has amounts outstanding more than sixty (60) days after the due date of any invoice;

(xii)
it is not an Account arising in a transaction where goods are sold on consignment or are sold pursuant to a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional; and

24

(xiii)
it is not an Account as to which the Administrative Agent, at any time or times hereafter, determines, in its reasonable judgment and in good faith, that the prospect of payment or performance by the Account Debtor thereof is or will be impaired in any material respect.

An Account of such Borrower that is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be an Eligible Account; provided, that if such an ineligible Account subsequently meets all of the foregoing requirements, it shall again be deemed an Eligible Account.

"Eligible Assignee" means (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing (and any with respect only to Tranche A Lenders or Working Capital Lenders, in either such case following the occurrence of a Successful Syndication) the Borrower's Agent (each such approval not to be unreasonably withheld or delayed).

"Eligible Inventory" means, with respect to each Borrower, the Inventory of such Borrower that meets each of the following requirements:

(i)
in the case of Inventory consisting of corn or other grain feedstock, or denaturant, such corn, other grain feedstock or denaturant that is readily usable for the operation of the relevant Plant in the ordinary course of business;

(ii)	in the case of Inventory consisting of Products, such Products that are readily marketable by the relevant Plant in the ordinary course of business;

(iii)	in the case of goods held for sale, the value thereof is adjusted to its then-current market value;

(iv)
it is owned by the relevant Borrower and is subject to a perfected Lien in the Collateral Agent's favor, for the benefit of the Senior Secured Parties, and is not subject to any other Lien, except for Permitted Liens;

(v)	it is not consigned Inventory;

(vi)	it is located only at one of the Sites or at such other location as is approved in writing by the Administrative Agent; and

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(vii)
the Administrative Agent, in its reasonable judgment and in good faith, has not determined that it is unacceptable or should be price-adjusted in any material respect due to age, type, quality, category and/or quantity.

Any of the Inventory of such Borrower that is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be Eligible Inventory; provided, that if such ineligible Inventory subsequently meets all of the foregoing requirements, it shall again be deemed Eligible Inventory.

"Environmental Affiliate" means any Person, only to the extent of, and only with respect to matters or actions of such Person for which, any Borrower could reasonably be expected to have liability as a result of such Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of such Borrower's obligation is by contract or operation of Law.

"Environmental Approvals" means any Governmental Approvals required under applicable Environmental Laws.

"Environmental Claim" means any written notice, claim, demand or similar written communication by any Person alleging potential liability or requiring or demanding remedial or responsive measures (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) in each such case (x) either (i) with respect to environmental contamination-related liabilities or obligations with respect to which any of the Borrowers could reasonably be expected to be responsible that are, or could reasonably be expected to be, in excess of two hundred thousand Dollars ($200,000) in the aggregate, or (ii) that has or could reasonably be expected to result in (A) on or prior to the Conversion Date, a material adverse effect on Pacific Holding or any other Borrower or Plant with respect to which a Funding has been made or is being requested, or (B) after the Conversion Date, a Material Adverse Effect and (y) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals; or (iii) exposure to Materials of Environmental Concern.

"Environmental Laws" means all Laws applicable to the Project relating to pollution or protection of human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise applicable to the Project relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

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"Environmental Site Assessment Report" means, with respect to each Plant, a Phase I environmental site assessment report prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, which report shall comply with ASTM standard 1527-05 (with such modifications thereto as may reasonably be requested by the Borrowers and are reasonably acceptable to the Administrative Agent), and a Phase II environmental site assessment reasonably acceptable to the Administrative Agent, addressing any recognized environmental conditions or other areas of concern identified in the relevant Phase I report if in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, a Phase II assessment is warranted.

"Equator Principles" means The Equator Principles - An Industry Framework for Financial Institutions to Manage Environmental and Social Issues in Project Financing (commonly referred to as "The Equator Principles").

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

"ERISA Affiliate" means any Person, trade or business that, together with any Borrower, is or was treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

"ERISA Plan" means any Plan that is not a Multiemployer Plan.

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"Escrow Account" has the meaning set forth in Section 8.01(a) (Establishment of Project Accounts).

"Ethanol Market Consultant" means Muse, Stancil & Co., or any replacement ethanol market consultant appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower's Agent (which acceptance shall not be unreasonably withheld or delayed).

"Ethanol Offtake Agreements" means any agreement relating to the sale of ethanol by any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of three million Dollars ($3,000,000), including each agreement between any Borrower and Kinergy relating to the sale or marketing of ethanol.

"Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate and the provisions of Article II (Commitments and Funding) and Article III (Repayments, Prepayments, Interest and Fees).

"Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such on Schedule 1.01(a) or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers' Agent and the Administrative Agent pursuant to Section 4.04 (Obligation to Mitigate) that shall be making or maintaining Eurodollar Loans of such Lender hereunder.

"Eurodollar Rate" means, for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to the rate per annum obtained by dividing (x) LIBOR for such Interest Period and such Eurodollar Loan, by (y) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Interest Period.

"Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

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"Event of Abandonment" means with respect to any Plant with respect to which any Funding has been made or is being requested, any of the following shall have occurred: (i) the abandonment by the applicable Borrower of the development, construction, operation or maintenance of any such Plant for a period of more than sixty (60) consecutive days (other than as a result of force majeure, an Event of Taking or a Casualty Event), (ii) the suspension of all or substantially all of any Borrower's activities with respect to any such Plant, other than as the result of a force majeure, Event of Taking or Casualty Event, for a period of more than sixty (60) consecutive days, or (iii) any written acknowledgement by any Borrower of a final decision to take any of the foregoing actions.

"Event of Default" means any one of the events specified in Section 9.01 (Events of Default).

"Event of Taking" means any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to any material part of any Plant with respect to which any Funding has been made or is being requested, the Project, any Equity Interests of Pacific Holding or any Borrower that is the owner of a Plant with respect to which any Funding has been made or is being requested, or any other assets thereof.

"Event of Total Loss" means the occurrence of a Casualty Event affecting all or substantially all of any Plant with respect to which any Funding has been made or is being requested, the Project or the assets of Pacific Holding or any Borrower that is the owner of a Plant with respect to which any Funding has been made or is being requested.

"Excess Construction Loan Commitment" means, after the Commercial Operation Date for any Greenfield Plant, with respect to any such Greenfield Plant, the amount equal to (x) the Greenfield Plant 1 Aggregate Construction Loan Commitment, the Greenfield Plant 2 Aggregate Construction Loan Commitment or the Greenfield Plant 3 Aggregate Construction Loan Commitment, as applicable, minus (y) the aggregate Construction Loans disbursed for such Greenfield Plant on or prior to such Commercial Operation Date and minus (z) the amount set forth in the Construction Budget for such Greenfield Plant to cover the required funding of fifty percent (50%) of the Debt Service Reserve Requirement on the Conversion Date.

"Excluded Taxes" means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrowers hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income levied as a result of a present or former connection between such Agent, such Lender or such other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing Authority thereof or their (other than such Agent's, such Lender's or such other recipient's having executed, delivered or preformed its obligations or recovered a payment under, or enforced, this Agreement), (b) any branch profits Tax imposed by the United States, or any similar Tax imposed by any other jurisdiction described in clause (a) above, or (c) any United States withholding Tax to the extent that is imposed on amounts payable to such Agent or such Lender at the time such Agent or such Lender becomes a party to this Agreement.

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"Extraordinary Proceeds Account" has the meaning provided in Section 8.01(q) (Establishment of Project Accounts).

"Extraordinary Proceeds Release Notice" means a certificate in substantially the form of Exhibit 8.15, duly executed by an Authorized Officer of the Borrowers' Agent.

"F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

"Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

"Fee Letters" means (i) that Fee Letter among the Administrative Agent, the Collateral Agent and the Borrowers, (ii) that Fee Letter among the Administrative Agent, the Accounts Bank and the Borrowers, and (iii) that Fee Letter among the Administrative Agent, WestLB and Mizuho Corporate Bank, Ltd., as lead arrangers and underwriters, and the Borrowers, each dated as of the date hereof, setting forth certain fees that will, from time to time, become due and payable with respect to the Loans and to the Agents.

"Fees" means, collectively, each of the fees payable by the Borrowers for the account of any Lender or Agent pursuant to Section 3.13 (Fees).

30

"Final Completion" means, with respect to each Plant, that each of the following conditions has been achieved as certified by the Borrowers' Agent and confirmed in writing by the Independent Engineer in a Final Completion Certificate completed to the reasonable satisfaction of the Administrative Agent:

(i)	the Commercial Operation Date for such Plant shall have occurred;

(ii)	the Independent Engineer shall have confirmed that the final air emissions test for such Plant has been satisfactorily completed;

(iii)	insurance required pursuant to Schedule 7.01(h) and, with respect to the Borrowers, any Project Document shall be in place, as confirmed by the Insurance Consultant; and

(iv)	all construction costs for such Plant shall have been fully paid (other than amounts that are subject to a Contest).

"Final Completion Certificate" means a certificate of the Independent Engineer and the Borrowers' Agent, in substantially the form of Exhibit 7.01(y), confirming that Final Completion has occurred.

"Final Completion Date" means, with respect to each Plant, the date on which such Plant has achieved Final Completion, as certified by the Borrowers' Agent and the Independent Engineer.

"Final Maturity Date" means, with respect to the Term Loans the date that occurs eighty-four (84) months after the Conversion Date.

"Financial Asset" has the meaning provided in Section 8.17(b) (Representations, Warranties and Covenants of the Accounts Bank).

"Financial Model" means the pro forma financial statements and projections of revenue and expenses and cash flows with respect to the Borrowers and the Project for each of the calendar years 2007 through 2022, attached hereto as Exhibit 6.01(v), as the same may be updated by the Borrowers with the prior written approval of the Administrative Agent.

"Financial Officer" means, with respect to any Person, the controller, treasurer or chief financial officer of such Person.

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"Financing Documents" means:

(i)	this Agreement;

(ii)	the Notes;

(iii)	the Sponsor Support Agreement;

(iv)	the Security Documents;

(v)	the Interest Rate Protection Agreement;

(vi)	the Fee Letters;

(vii)	each Blocked Account Agreement;

(viii)	the other financing and security agreements, documents and instruments delivered in connection with this Agreement; and

(ix)	each other document designated as a Financing Document by the Borrowers' Agent and the Administrative Agent.

"First Escrow Release Date" means the date on which the first Funding of Tranche B Construction Loans is made from the Escrow Account.

"Fiscal Quarter" means any quarter of a Fiscal Year.

"Fiscal Year" means any period of twelve (12) consecutive calendar months ending on December 31.

"Funding" means (a) with respect to the Tranche A Loans, the incurrence of each Tranche A Loan made by the Tranche A Lenders on a single date, (b) with respect to the Tranche B Loans, (i) the release to any Construction Account of Tranche B Construction Loan funds deposited into or standing to the credit of the Escrow Account on a single date and (ii) the incurrence of the Tranche B Term Loans on the Conversion Date, and (c) with respect to the Working Capital Loans, the incurrence of each Working Capital Loan made by the Working Capital Lenders on a single date, in each case, as the context may require. For the avoidance of doubt, this term Funding does not include the Tranche B Escrow Disbursement or any other disbursement of Tranche B Loans directly to the Escrow Account.

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"Funding Date" means, with respect to each Funding, the date on which (a) with respect to the Tranche A Construction Loans, funds are disbursed by the Administrative Agent, on behalf of the Tranche A Lenders, to the Borrowers in accordance with Section 2.06 (Funding of Loans), (b) with respect to the Tranche B Construction Loans, funds are released to the Borrowers from the Escrow Account, on behalf of the Tranche B Lenders, in accordance with Section 2.06 (Funding of Loans), (c) with respect to the Working Capital Loans, funds are disbursed by the Administrative Agent, on behalf of the Working Capital Lenders, to the Borrower in accordance with Section 2.06 (Funding of Loans), and (d) with respect to the Term Loans, the Term Loans are disbursed in accordance with Section 2.06 (Funding of Loans) in each case, as the context may require.

"Funding Defaults" means, collectively, any Default related solely to Pacific Holding (and not, for the avoidance of doubt, in connection with any "Plant" or "Project" with respect to which no Funding has been made or is being requested) or related to any Borrower (or its Equity Interests or assets) or any Plant (or any Project Document or Project Party related to such Plant) with respect to which a Funding has been made or is being requested, and any Default pursuant to any of Sections 9.01(a) (Events of Default - Nonpayment), 9.01(e) (Events of Default - Project Completion), 9.01(h) (Events of Default - ERISA Events), 9.01(i) (Events of Default - Bankruptcy - Insolvency) (other than with respect to Major Project Parties that are not parties to any Project Document to which Pacific Holding or any Borrower with respect to whose Plant a Funding has been made or is being requested (or otherwise related to any such Plant)), 9.01(l) (Events of Default - Unenforceability of Documentation) and 9.01(q) (Events of Default - Change of Control).

"Funding Representation and Warranties" means, collectively, any representation and warranty (i) related solely to Pacific Holding (and not, for the avoidance of doubt, in connection with any "Plant" or "Project" with respect to which no Funding has been made or is being requested), (ii) related to any Borrower (or its equity interests or assets) or any Plant with respect to which a Funding, or any issuance of a Letter of Credit, is requested, and (iii) any representation and warranty made pursuant to any of Sections 5.01 (Organization; Power and Compliance with Law), 5.02 (Due Authorization; Non-Contravention), 5.04 (Investment Company Act), 5.05 (Validity of Financing Documents), 5.06 (Financial Information), 5.10 (Sole Purpose Nature; Business), 5.12 (Collateral), 5.14 (Taxes), 5.16 (ERISA Plans), 5.18(a) (No Defaults), 5.20 (Regulations T, U and X), 5.21 (Accuracy of Information), 5.22 (Indebtedness), 5.23 (Separateness), 5.24 (Required LLC Provisions), 5.25 (Subsidiaries), 5.26 (Foreign Assets Control Regulations, Etc), 5.27 (Employment Matters), 5.28 (Solvency), 5.29 (Legal Name and Place of Business), and 5.30 (No Brokers).

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"Funding Notice" means each request for Funding in the form of Exhibit 2.05-A or Exhibit 2.05-B, as applicable, delivered in accordance with Section 2.05 (Notice of Fundings).

"GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

"Governmental Approval" means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for registration by or with any Governmental Authority.

"Governmental Approvals Update Schedule" means a written notice delivered by the Borrowers' Agent to the Administrative Agent and the Independent Engineer, and accepted and agreed to in writing by the Administrative Agent and the Independent Engineer, setting forth all Necessary Project Approvals applicable to the Borrower or the Plant identified therein. Each Governmental Approvals Update Schedule may include a Part A (for current approvals), a Part B (for deferred approvals) and a Part C (for exceptions).

"Governmental Authority" means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Grain Supply Agreements" means any agreement relating to the purchase or supply of grain to any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of two million Dollars ($2,000,000), including the Corn Procurement and Handling Agreement between Pacific Holding and Pacific Ag Products, dated on or about the date hereof.

"Granting Lender" has the meaning provided in Section 11.03(h) (Assignments).

"Greenfield Plants" means, collectively, the Stockton Plant, the Brawley Plant and the Burley Plant (or, if approved by the Lenders in accordance with the terms hereof, any Substitute Facility).

"Greenfield Plant 1" means the first Greenfield Plant with respect to which a Construction Loan Funding is made.

"Greenfield Plant 1 Aggregate Construction Loan Commitment" means sixty-nine million two hundred thirty thousand seven hundred sixty-nine Dollars ($69,230,769.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

34

"Greenfield Plant 1 Construction Loans" means, together, the Greenfield Plant 1 Tranche A Construction Loans and the Greenfield Plant 1 Tranche B Construction Loans.

"Greenfield Plant 1 Tranche A Construction Loan" has the meaning provided in Section 2.01(d) (Construction Loans).

"Greenfield Plant 1 Tranche B Construction Loan" has the meaning provided in Section 2.01(d) (Construction Loans).

"Greenfield Plant 2" means the second Greenfield Plant with respect to which a Construction Loan Funding is made.

"Greenfield Plant 2 Aggregate Construction Loan Commitment" means sixty-nine million two hundred thirty thousand seven hundred sixty-nine Dollars ($69,230,769.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Greenfield Plant 2 Construction Loan" has the meaning provided in Section 2.01(e) (Construction Loans).

"Greenfield Plant 3" means the third Greenfield Plant with respect to which a Construction Loan Funding is made.

"Greenfield Plant 3 Aggregate Construction Loan Commitment" means sixty-nine million two hundred thirty thousand seven hundred sixty-nine Dollars ($69,230,769.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Greenfield Plant 3 Construction Loan" has the meaning provided in Section 2.01(f) (Construction Loans).

"Greenfield Plant Top-Up Funding" means, with respect to any Greenfield Plant that has achieved its Commercial Operation Date, a single Construction Loan Funding for such Greenfield Plant in an aggregate amount not to exceed the Excess Construction Loan Commitment for such Plant.

35

"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

"Historical Debt Service Coverage Ratio" means, as of any Quarterly Payment Date, for the four (4) Fiscal Quarters immediately preceding (and not including the then-current Fiscal Quarter) such Quarterly Payment Date (or, if less than four (4) Fiscal Quarters have elapsed since the Conversion Date, for such number of full Fiscal Quarters that has elapsed since the Conversion Date), the ratio of (i) Cash Flow Available for Debt Service during such period to (ii) Debt Service during such period.

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for or in respect of moneys borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with GAAP in such Person's financial statements as being in the nature of a borrowing or is treated as "off-balance sheet" financing);

(b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(c) all obligations of such Person for the deferred purchase price of property or services;

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);

36

(e) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

(f) all Capitalized Lease Liabilities;

(g) net obligations of such Person under any Swap Contract;

(h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Indemnitee" has the meaning provided in Section 11.09 (Indemnification by the Borrowers).

"Independent Engineer" means Luminate, LLC, or any replacement independent engineer appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower's Agent (which acceptance shall not be unreasonably withheld or delayed).

"Independent Engineer's Certificate" means a certificate of the Independent Engineer in substantially the form of Exhibit 6.05(c).

37

"Independent Manager" or "Independent Member" means a Person, who is not at the time of initial appointment as the Independent Manager or Independent Member or at any time while serving as the Independent Manager or Independent Member and has not been at any time during the five (5) years preceding such initial appointment:

(i)
a direct or indirect owner of any Equity Interest in, member (with the exception of serving as the Independent Member), officer, employee, partner, director, manager (with the exception of serving as the Independent Manager) or contractor, bankruptcy trustee, attorney or counsel of any member of any Borrower, any Borrower or any Affiliate of any of them;

(ii)
a creditor, customer, supplier, or other person (including each Project Party) who derives any of its purchases or revenues from its activities with any Borrower, any member of any Borrower or any Affiliate of any of them;

(iii)
a Person controlling or under common control with any Borrower, any member of any Borrower or any Affiliate of any of them or any Person excluded from serving as Independent Manager or Independent Member under clause (i) or (ii) of this definition;

(iv)	a member of the immediate family by blood or marriage of any Person excluded from being an Independent Manager or Independent Member under clause (i) or (ii) of this definition; or

(v)
a Person who received, or a member or employee of a firm or business that received, fees or other income from any Borrower or any Affiliate thereof in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person.

"Information" has the meaning provided in Section 11.18 (Treatment of Certain Information; Confidentiality).

"Initial Quarterly Payment Date" means the first Quarterly Payment Date following the Conversion Date.

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"In-Progress Plant 1" means the first In-Progress Plant with respect to which a Construction Loan Funding is made.

"In-Progress Plant 1 Aggregate Construction Loan Commitment" means forty-six million one hundred fifty-three thousand eight hundred forty-six Dollars ($46,153,846.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"In-Progress Plant 1 Construction Loan" has the meaning provided in Section 2.01(b) (Construction Loans).

"In-Progress Plant 2" means the second In-Progress Plant with respect to which a Construction Loan Funding is made.

"In-Progress Plant 2 Aggregate Construction Loan Commitment" means forty-six million one hundred fifty-three thousand eight hundred forty-six Dollars ($46,153,846.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"In-Progress Plant 2 Construction Loans" means, together, the In-Progress Plant 2 Tranche A Construction Loans and the In-Progress Plant 2 Tranche B Construction Loans.

"In-Progress Plant 2 Tranche A Construction Loan" has the meaning provided in Section 2.01(c) (Construction Loans).

"In-Progress Plant 2 Tranche B Construction Loan" has the meaning provided in Section 2.01(c) (Construction Loans).

"In-Progress Plants" means, collectively, the Madera Plant and the Boardman Plant.

"Insolvency Proceeding" has the meaning provided in the Intercreditor Agreement.

"Insurance Consultant" means Moore-McNeil, LLC, or any replacement insurance consultant appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower's Agent (which acceptance shall not be unreasonably withheld or delayed).

"Insurance Proceeds" means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to any Borrower, any Plant or the Project that are paid or payable to or for the account of any Borrower, or the Collateral Agent as loss payee, or additional insured (other than Business Interruption Insurance Proceeds and proceeds of insurance policies relating to third party liability).

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"Insurance and Casualty Proceeds Accounts" means, collectively, the Madera Insurance and Casualty Proceeds Account, the Boardman Insurance and Casualty Proceeds Account, the Stockton Insurance and Casualty Proceeds Account, the Brawley Insurance and Casualty Proceeds Account, and the Burley Insurance and Casualty Proceeds Account.

"Insurance and Condemnation Proceeds Request Certificate" means a certificate, in substantially the form of Exhibit 8.14, executed by an Authorized Officer of the Borrowers' Agent and setting forth proposed instructions for the transfer or withdrawal of Insurance Proceeds or Condemnation Proceeds, as the case may be, from an Insurance and Condemnation Proceeds Account.

"Interest Payment Date" means, with respect to any Loan without duplication, the last day of each Interest Period applicable to each Funding of which such Loan is a part.

"Interest Period" means, with respect to any Eurodollar Loan, the period beginning on (and including) the date on which such Eurodollar Loan is made pursuant to Section 2.06 (Funding of Loans) or the date on which each successive interest period for each such Eurodollar Loan is determined pursuant to Section 3.05 (Interest Rates) and ending on (and including) the day that numerically corresponds to such date one (1), two (2), three (3)  or six (6) months thereafter, in either case as the Borrowers may select in the relevant Funding Notice or Interest Period Notice; provided, however, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different a calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, (iii) the Borrowers may not select any Interest Period that ends after any Quarterly Payment Date unless, after giving effect to such selection, the aggregate outstanding principal amount of Eurodollar Loans having Interest Periods which end on or prior to such Quarterly Payment Date shall be at least equal to the aggregate principal amount of Eurodollar Loans due and payable on or prior to such Quarterly Payment Date, and (iv) no Interest Period may end later than the Maturity Date.

"Interest Period Notice" means a notice in substantially the form attached hereto as Exhibit 3.05, executed by an Authorized Officer of the Borrowers' Agent.

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"Interest Rate Protection Agreement" means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement, with a Qualified Counterparty, in each such case that is reasonably satisfactory to the Administrative Agent and is entered into in accordance with Section 7.01(u) (Affirmative Covenants - Interest Rate Protection Agreement).

"Interest Rate Protection Provider" means a Qualified Counterparty that is party to an Interest Rate Protection Agreement.

"Inventory" means "inventory", as that term is defined in the UCC, now or hereafter owned by any Borrower, including all products, goods, materials and supplies produced, purchased or acquired by the such Borrower for the purpose of sale or use in such Borrower's operations in the ordinary course of business.

"Issuance Request" means has the meaning provided in Section 2.04(b) (Letters of Credit).

"Issuing Bank" means WestLB.

"Kinergy" means Kinergy Marketing, LLC, an Oregon limited liability company.

"Law" means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding, injunction, Governmental Approval or requirement of such Governmental Authority. Unless the context clearly requires otherwise, the term "Law" shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Agreement.

"LC Cap" means, with respect to each Plant, two million Dollars ($2,000,000).

"Lead Arrangers" means, collectively, WestLB in its capacity as sole lead bookrunner and lead arranger, Mizuho Corporate Bank, Ltd. in its capacity as co-syndication agent and lead arranger, CIT Capital USA Inc., in its capacity as co-syndication agent and lead arranger, Cooperatieve Centrale Raiffeisen-Boerenleenbank BA., "Rabobank Nederland", New York Branch, in its capacity as co-documentation agent and lead arranger, and Banco Santander Central Hispano S.A, New York Branch, in its capacity as co-documentation agent and lead arranger.

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"Leased Premises" means, with respect to the Boardman Plant, the Premises, as defined in the Boardman Lease and, with respect to the Stockton Plant, the Premises, as defined in the Stockton Lease.

"Leases" means, collectively, the Boardman Lease and the Stockton Lease.

"Lender Assignment Agreement" means a Lender Assignment Agreement, substantially in the form of Exhibit 11.03.

"Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement and each other Person that acquires the rights and obligations of a Lender hereunder pursuant to Section 11.03 (Assignments).

"Letter of Credit" means each letter of credit issued by the Issuing Bank pursuant to Section 2.04 (Letters of Credit).

"Letter of Credit Availability Fee" has the meaning provided in Section 3.13(b) (Fees).

"Letter of Credit Fronting Fee" has the meaning provided in Section 3.13(b) (Fees).

"LIBOR" means, for any Interest Period for any Eurodollar Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by WestLB to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

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"Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

"Line Item" means a line item of cost or expense set forth in any Construction Budget.

"Loan Parties" means, collectively, each Borrower, Pledgor, Pacific Ethanol (until the termination of the Sponsor Support Agreement), and each and any Affiliates thereof that are party to any Financing Document.

"Loans" means, collectively, the Construction Loans, the Term Loans and the Working Capital Loans.

"Local Account" means any local bank account (other than the Project Accounts) in the name of any Borrower.

"Madera" has the meaning set forth in the Preamble.

"Madera Deed of Trust" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, made by Madera to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

"Madera DG Agreement" the WDG Marketing and Services Agreement, dated March 4, 2005, among Madera, Phoenix Bio Industries and Western Milling, LLC.

"Madera Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(l) (Establishment of Project Accounts).

"Madera Plant" means the ethanol production facility located at Madera, California, with an expected capacity of approximately forty (40) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

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"Madera Pledge Agreement" means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, among, Pacific Holding, Madera and the Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Madera to the Collateral Agent.

"Madera Security Agreement" means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, made by Madera in favor of the Collateral Agent.

"Madera Warranty Account" has the meaning provided in Section 8.01(r) (Establishment of Project Accounts).

"Maintenance Capital Expense Account" has the meaning set forth in Section 8.01(h) (Establishment of Project Accounts).

"Maintenance Capital Expenses" means all expenditures by the Borrowers for regularly scheduled (or reasonably anticipated) major maintenance of the Project, Prudent Ethanol Operating Practice and vendor and supplier requirements constituting major maintenance (including teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Project).

"Major Project Party" means, with respect to any Plant with respect to which a Funding has been made or is being requested, each of Parsons (until the Conversion Date), the Construction Manager (until the Conversion Date), Delta-T, each Offtaker, each Corn Supplier, the Operator, the landlord under each Lease, the guarantor under any Project Document Guarantee guarantying the obligations of any other Major Project Party and any other Project Party designated as a Major Project Party by the Administrative Agent and the Borrowers' Agent.

"Mandatory Prepayment" means a prepayment in accordance with Section 3.10 (Mandatory Prepayment).

"Material Adverse Effect" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, condition (financial or otherwise), or construction or operations (as applicable) of the Borrowers or the Project, taken as a whole, (ii) the ability of Pacific Holding or any Borrower that is the owner of a Plant with respect to which any Funding has been made or is being requested, or any other Loan Party or any Project Party to perform its material obligations under any Transaction Document (other than Project Documents relating to Plants with respect to which no Funding has been made and no Funding is being requested) to which it is a party, (iii) creation, perfection or priority of the Liens granted, or purported to be granted, in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents or (iv) the rights or remedies of any Senior Secured Party under any Financing Document. For the avoidance of doubt, any reference to a Material Adverse Effect with respect to a Borrower or a Plant shall, with respect to clause (i) or (ii) of this definition, as the case may be, be deemed to refer to such Borrower or Plant on an individual basis (and not to the Borrowers or the Project, taken as a whole or to any other Borrower or Plant on an individual basis).

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"Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances, any toxic mold, radon gas or other naturally occurring toxic or hazardous substance or organism and any material that is regulated in any way, or for which liability is imposed, pursuant to an Environmental Law.

"Maturity Date" means, as the context may require, (a) with respect to the Construction Loans, the Construction Loan Maturity Date, (b) with respect to the Term Loans, the Final Maturity Date, and (c) with respect to the Working Capital Loans, the Working Capital Maturity Date.

"Maximum Available Amount" means, with respect to any Letter of Credit at any time, the maximum amount the beneficiary of such Letter of Credit may draw thereunder at such time, as such amount may be reduced from time to time pursuant to the terms of such Letter of Credit.

"Maximum Rate" has the meaning provided in Section 11.10 (Interest Rate Limitation).

"Minimum Performance Criteria" means, with respect to each Plant, that such Plant achieved the following performance levels (as demonstrated in a Performance Test, completed in accordance with the Approved Performance Test Protocols, while meeting the permitted air emissions requirements as specified in the Approved Performance Test Protocols):

(a) denatured fuel ethanol production rate of (i) in the case of each of the Madera Plant and the Boardman Plant, at least 35 million gallons per year and (ii) in the case of each Greenfield Plant, at least 50 million gallons per year, in each case based on 351 days of operation per year and on ethanol quality specifications set forth in the Approved Performance Test Protocols;

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(b) undenatured fuel ethanol yield, process electrical consumption rate and process natural gas consumption rate that would result in an aggregate reduction (if any) of the Term Loan Commitment for such Plant pursuant to Section 2.08(e) (Termination or Reduction of Commitments) solely due to such performance levels of not more than (i) in the case of the Madera Plant, three million seven hundred fourteen thousand two hundred ninety-eight Dollars ($3,714,298), (ii) in the case of the Boardman Plant, three million seven hundred seventy-nine thousand twenty-six Dollars ($3,779,026), (iii) in the case of the Stockton Plant, six million six hundred sixty-eight thousand six hundred eight Dollars ($6,668,608), (iv) in the case of the Brawley Plant, six million six hundred eighty-eight thousand eight hundred ninety-nine Dollars ($6,688,899) and (v) in the case of the Burley Plant, five million six hundred thirty-two thousand seven hundred twenty-nine Dollars ($5,632,729).

"Monthly Date" means the last Business Day of each calendar month.

"Monthly Progress Report" means, with respect to each Plant, a monthly report for such Plant in substantially the form of Exhibit 7.03(g).

"Moody's" means Moody's Investors Service Inc., and any successor thereto that is a nationally recognized rating agency.

"Mortgaged Property" means all real property right, title and interest of each Borrower that is subject to the relevant Mortgage in favor of the Collateral Agent.

"Mortgages" means, together, the Madera Deed of Trust, the Boardman Deed of Trust, the Stockton Deed of Trust (when entered into), the Brawley Deed of Trust (when entered into), and the Burley Deed of Trust (when entered into).

"Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

"Necessary Project Approvals" has the meaning set forth in Section 5.03(a) (Governmental Approvals).

"Net Swap Payment" means, with respect to any Interest Rate Protection Agreement and for any period, all scheduled Obligations due and payable by any Borrower under such Interest Rate Protection Agreement during such period, after giving effect to any netting applicable thereto.

"Non-Appealable" means, with respect to any specified time period allowing an appeal of any ruling under any constitutional provision, Law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction that such specified time period has elapsed without an appeal having been brought.

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"Non-Voting Lender" means any Lender who (a) is also a Loan Party, a Project Party or any Affiliate or Subsidiary thereof or (b) has sold a participation in the Loan held by it to any such Person.

"Non-U.S. Lender" has the meaning set forth in Section 4.07(e) (Taxes - Foreign Lenders).

"Notes" means the Construction Notes, the Term Notes and the Working Capital Notes, including any promissory notes issued by any Borrower in connection with assignments of any Loan of a Lender, in each case substantially in the form of Exhibit 2.07, as they may be amended, restated, supplemented or otherwise modified from time to time.

"Notice of Suspension" has the meaning provided in Section 8.26 (Notices of Suspension of Accounts).

"O&M Agreements" means each Operation and Maintenance Agreement between any Borrower and the Operator.

"Obligations" means and includes all loans, advances, debts, liabilities, Indebtedness and obligations, howsoever arising, owed to the Agents, the Lenders or any other Senior Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower of any Insolvency Proceeding naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, fees, charges, expenses, attorneys' fees, costs and expenses, accountants' fees and Consultants' fees payable by the Borrowers hereunder or thereunder.

"Offtaker" means each counterparty to each DG Offtake Agreement and each Ethanol Offtake Agreement.

"Operating Account" has the meaning provided in Section 8.01(g) (Establishment of Project Accounts).

"Operating Account Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.09, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Operating Account.

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"Operating Budget" has the meaning set forth in Section 7.01(j) (Affirmative Covenants - Operating Budgets).

"Operating Budget Category" means, at any time with respect to each Operating Budget, each line item set forth in such Operating Budget in effect at such time.

"Operating Statement" means an operating statement with respect to each Plant that has achieved its Commercial Operation Date, in substantially the form of Exhibit 7.03(p).

"Operation and Maintenance Expenses" means (with respect to each Plant that has achieved its Commercial Operation Date), for any period on or after the Commercial Operation Date for each such Plant, the sum without duplication of all (i) reasonable and necessary expenses of administering, managing and operating, and generating Products for sale from, the Project and maintaining it in good repair and operating condition, (ii)  costs associated with the supply and transportation of all corn, natural gas, electricity and other supplies and raw materials to the Project and distribution and sale of Products from the Project that any Borrower is obligated to pay, (iii) all reasonable and necessary insurance costs (other than insurance premiums that are paid as Project Costs), (iv) property, sales and franchise taxes to the extent that any Borrower is liable to pay such taxes to the taxing authority (other than taxes imposed on or measured by income or receipts) to which the Project, may be subject (or payment in lieu of such taxes to which the Project may be subject), (v) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect Necessary Project Approvals for each Plant on or after the Commercial Operation Date for such Plant, (vi) reasonable and arm's-length legal, accounting and other professional fees attendant to any of the foregoing items during such period, (vii) the reasonable costs of administration and enforcement of the Transaction Documents, (viii) costs incurred pursuant to the Permitted Commodity Hedging Arrangements, and (ix) all other costs and expenses included in the then-current Operating Budget for such Plant. In no event shall Project Costs or Maintenance Capital Expenses be considered Operation and Maintenance Expenses.

"Operator" means the Pledgor or any successor pursuant to an O&M Agreement (or any replacement thereof).

"Organic Documents" means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock and, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability agreement.

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"Pacific Ag Products" means Pacific Ag Products LLC, a California limited liability company.

"Pacific Ethanol" means Pacific Ethanol, Inc., a Delaware corporation.

"Pacific Ethanol Guarantees" means each guaranty to be made by Pacific Ethanol, guaranteeing the performance and payment of the obligations of Kinergy or Pacific Ag Products, as the case may be, under each of the Ethanol Offtake Agreements, DG Offtake Agreements, and Grain Supply Agreements to which Kinergy or Pacific Ag Products are party.

"Pacific Holding" has the meaning set forth in the Preamble.

"Pacific Holding Pledge Agreement" means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, among Pacific Holding, Pledgor and the Collateral Agent, pursuant to which Pledgor pledges one hundred percent (100%) of the Equity Interests in Pacific Holding to the Collateral Agent.

"Pacific Holding Security Agreement" means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, made by Pacific Holding in favor of the Collateral Agent.

"Parsons" means Parsons RCIE Inc., a corporation organized under the laws of the State of Washington.

"Participant" has the meaning provided in Section 11.03(d) (Assignments).

"Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

"Payment Bond" means any payment bond provided for the benefit of any Borrower under any Construction Contract.

"PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"Performance Bond" means any performance bond provided for the benefit of any Borrower under any Construction Contract.

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"Performance Guarantee" means the guaranteed performance levels set forth on Schedule 7.01(k)-A.

"Performance Test" means, with respect to each Plant, any performance test conducted by the Borrowers to determine satisfaction of the Minimum Performance Criteria and the Performance Guarantees.

"Performance Test Report" has the meaning provided in Section 7.01(k) (Affirmative Covenants - Performance Tests).

"Permitted Commodity Hedging Arrangements" means those Commodity Hedging Arrangements entered into by the Borrowers in accordance with Section 7.02(u) (Negative Covenants - Commodity Hedging Arrangements).

"Permitted Indebtedness" means Indebtedness identified in Section 7.02(a) (Negative Covenants - Restrictions on Indebtedness of the Borrowers).

"Permitted Liens" means Liens identified in Section 7.02(b) (Negative Covenants - Liens).

"Permitted Operating Budget Deviation Levels" means, with respect to Operation and Maintenance Expenses (other than Operation and Maintenance Expenses for the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes) and with respect to Maintenance Capital Expenses, (a) (i) with respect to each Plant, fifteen percent (15%) of the amount projected for such expenses in the then-current Operating Budget for such Plant and (ii) for the Project, ten percent (10%) the amount projected for such expenses in the then-current Operating Budget for the Project; provided, that in the case of this clause (a), Operating Budget line items for annual expenses that are paid periodically (for example, insurance premiums) shall be treated on an annualized basis for the purposes of determining the amount of such permitted deviation); (b) increased costs that are paid for with documented voluntary equity contributions made to the Borrowers for the purpose of paying such increased costs, which may be paid without regard to any other restrictions in this definition of Permitted Operating Budget Deviation Levels; and (c) in the event that ethanol production levels for any Fiscal Quarter for any Plant or the Project, as reported in an Operating Statement delivered pursuant to Section 7.03(p) (Reporting Requirements - Operating Statements), exceed the amounts projected in the then-current Operating Budgets for such Plant or the Project, as the case may be, for such Fiscal Quarter, by a variation greater than three percent (3%), then the permitted deviations for the immediately succeeding Fiscal Quarter shall be increased or decreased, as the case may be, in a percentage equal to the percentage increase in such ethanol production levels.

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"Permitted Tax Distribution" means, with respect to any distributee that is required to pay tax as a result of its direct or indirect ownership of the Borrowers, an amount equal to (a) the Effective Tax Rate at such time multiplied by (b) such distributee's estimated share of the taxable income of Pacific Holding and the other Borrowers (after netting or otherwise taking account of a distributee's shares of the income, loss, deduction and credit associated with the distributee's interest in the Borrowers) that the distributee is reasonably expected to have to report for income tax purposes for the Fiscal Quarter distributed to the extent necessary to fund a distributee's timely payment to a Governmental Authority of tax liability (including estimated payments thereof) and subject to correction as described below. "Effective Tax Rate" means, as of any date of calculation, a percentage equal to the sum of (x) such distributee's then-current federal marginal income tax rate plus (y) such distributee's then-current applicable state marginal income tax rate, but only to the extent of the blended rate that would have applied to such income if each state in which a Borrower was located had imposed its income tax on the taxable earnings of that Borrower. Permitted Tax Distributions as estimated for purposes of a Quarterly Payment Date shall be subject to later correction to reflect amounts as actually reported on an income tax return by a distributee for federal and state income tax purposes. Thus, on any Quarterly Payment Date, the Permitted Tax Distribution means the amount calculated as the product of (a) and (b), above, adjusted by the difference, if any, between the Permitted Tax Distribution for the preceding Quarterly Payment Date as estimated for such date and the Permitted Tax Distribution for that preceding Quarterly Payment Date as finally determined.

"Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"Plan" means an employee pension benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA or Section 412 of the Code that is sponsored or maintained by any Borrower or any ERISA Affiliate, or in respect of which any Borrower or any ERISA Affiliate has any obligation to contribution or Liability.

"Plants" means, collectively, the Madera Plant, the Boardman Plant and the Greenfield Plants.

"Pledge Agreements" means, collectively, the Madera Pledge Agreement, the Boardman Pledge Agreement, the Stockton Pledge Agreement (when entered into), the Brawley Pledge Agreement (when entered into), the Burley Pledge Agreement (when entered into) and the Pacific Holding Pledge Agreement.

"Pledgor" means Pacific Ethanol California, Inc. a California corporation.

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"Prepayment Holding Account" has the meaning set forth in Section 8.01(k) (Establishment of Project Accounts).

"Primary Swap Obligations" means, with respect to any Interest Rate Protection Agreement, all scheduled obligations due and payable by any Person party to such Interest Rate Protection Agreement (after giving effect to any netting applicable thereto) and all payments of Swap Termination Value due and payable by any Person party to such Interest Rate Protection Agreement, but excluding any amounts owed in respect of Taxes, expenses and indemnification obligation which do not constitute payments of Swap Termination Value.

"Priority Subordinated Loans" means Subordinated Loans up to an initial aggregate principal amount of fifty million Dollars ($50,000,000).

"Process Agent" means any Person appointed as agent by any Borrower or any Project Party, as required under the Financing Documents, to receive on behalf of itself and its property services of copies of summons and complaint or any other process which may be served in connection with any action or proceeding before any court arising out of or relating to this Agreement or any other Financing Document to which it is a party, including CT Corporation System.

"Products" means ethanol, Distillers Grains, carbon dioxide, and any other co-product or by-product produced in connection with the production of ethanol at the Plants.

"Project" means, at all times, each Plant with respect to which a Funding has been made or is being requested and all auxiliary and other facilities constructed or to be constructed by or on behalf of the applicable Borrowers pursuant to the Project Documents relating to each such Plant or otherwise, together with all fixtures and improvements thereto and each Site and all other real property, easements and rights-of-way held by or on behalf of the applicable Borrowers and all rights to use easements and rights-of-way of others.

"Project Accounts" means the Escrow Account, the Construction Accounts, Revenue Account, Operating Account, Prepayment Holding Account, Working Capital Reserve Account, Maintenance Capital Expense Account, Debt Service Reserve Account, Insurance and Condemnation Proceeds Accounts, Extraordinary Proceeds Account, and Warranty Accounts, including any sub-account within such accounts.

"Project Company Subordinated Debt" means unsecured subordinated Indebtedness incurred or to be incurred by any of the Borrowers on terms and conditions satisfactory to the Administrative Agent in its sole discretion, or otherwise reasonably satisfactory to the Required Lenders, and in any such case subject to the maximum amount set forth in Section 7.02(a)(vii) (Negative Covenants - Restrictions on Indebtedness of the Borrowers).

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"Project Completion Deficiency" has the meaning provided in the Sponsor Support Agreement.

"Project Costs" means, collectively, the Stockton Project Costs, the Brawley Project Costs, and the Burley Project Costs.

"Project Document Approval Level" means (i) in the case of any Project Document entered into on or before the Closing Date and delivered pursuant to Section 6.01(b)(i) (Conditions to Closing - Delivery of Project Documents) and any other Project Document entered into after the Closing Date in the form of a comparable existing Project Document (in each such case together with any amendment or modification thereto that is in the form of a comparable existing Project Document), such Project Document, amendment or modification (and, in any event, any immaterial amendment or modification to any Project Document) shall be deemed to be approved, (ii) in the case of any Project Document or amendment or modification thereto entered into after the Closing Date that deviates from the form of a comparable existing Project Document, any material deviations (or, if no such comparable Project Document exists, the agreement itself) will require the approval of the Administrative Agent (in consultation with the Independent Engineer) and (iii) in the case of any Project Document entered into after the Closing Date with a counterparty other than an existing Project Party on the Closing Date, such counterparty shall (A) be subject to the approval requirements of Schedule 6.02(e)(i) or (B) otherwise be approved by the Required Lenders.

"Project Document Guarantees" means each guarantee (by an Affiliate or otherwise) of the performance of any Project Party's obligations under a Project Document, including the Pacific Ethanol Guarantees and any other such guarantee required as a condition to approval of any Project Document in accordance with this Agreement.

"Project Documents" means:

(i)	the Construction Contracts;

(ii)	the Leases;

(iii)	the Grain Supply Agreements;

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(iv)	the Ethanol Offtake Agreements;

(v)	the DG Offtake Agreements;

(vi)	the O&M Agreements;

(vii)	the Borrower LLC Agreements;

(viii)	the Project Document Guarantees;

(ix)	any other documents designated as a Project Document by the Borrowers' Agent and the Administrative Agent;

(x)	each Additional Project Document; and

(xi)	any replacement agreement for any of such agreements.

"Project Document Termination Payments" means all payments that are required to be paid to or for the account of any Borrower as a result of the termination of any Project Document.

"Project Party" means each Person (other than the Borrowers) who is a party to a Project Document.

"Prospective Debt Service Coverage Ratio" means, for any Quarterly Payment Date, for the Fiscal Quarter including such Quarterly Payment Date and the three (3) Fiscal Quarters immediately following such Quarterly Payment Date, the ratio of (i) Cash Flow Available for Debt Service projected for such period to (ii) Debt Service projected for such period, in each case based on the then-current Operating Budget approved in accordance with Section 7.01(j) (Affirmative Covenants - Operating Budget), as the same has been updated (if necessary) to reflect the then-current projections for commodity prices, and approved by the Administrative Agent, acting reasonably.

"Prudent Ethanol Operating Practice" means those reasonable practices, methods and acts that (i) are commonly used in the regions where the Plants are located to manage, operate and maintain ethanol production, distribution, equipment and associated facilities of the size and type that comprise the Project safely, reliably, and efficiently and in compliance with applicable Laws, manufacturers' warranties and manufacturers' and licensor's recommendations and guidelines, and (ii) in the exercise of reasonable judgment, skill, diligence, foresight and care are expected of an ethanol plant operator, in order to efficiently accomplish the desired result consistent with safety standards, applicable Laws, manufacturers' warranties, manufacturers' recommendations and, in the case of the Project, the Project Documents. Prudent Ethanol Operating Practice does not necessarily mean one particular practice, method, equipment specifications or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

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"Qualified Counterparty" means any of the following: (i) any Person who is a Lender, the Administrative Agent, or the Collateral Agent on the date the relevant Interest Rate Protection Agreement is entered into or (ii) any Affiliate of any Person listed in clause (i).

"Quarterly Payment Date" means each of March 31, June 30, September 30 and December 31.

"Quarterly Period" means each three (3) month period beginning on (and including) the day immediately following a Quarterly Payment Date and ending on (and including) the next Quarterly Payment Date.

"RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

"Register" has the meaning set forth in Section 11.03(c) (Assignments).

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

"Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a Governmental Authority or those which a Governmental Authority or any other Person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under "removal," "remedial," or other "response" actions.

"Reportable Event" means a "reportable event" within the meaning of Section 4043(c) of ERISA.

"Required Cash Sweep" means each mandatory prepayment of the Loans made pursuant to Section 3.10(b)(i) (Mandatory Prepayment).

"Required Equity Contributions" means, collectively, the Stockton Required Equity Contribution, the Brawley Required Equity Contribution and the Burley Required Equity Contribution.

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"Required Lenders" means (a) at any time prior to the Conversion Date, Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of the Construction Loan Commitments and the Working Capital Loan Commitments (excluding the Construction Loan Commitments and the Working Capital Loan Commitments of all Non-Voting Lenders) and (b) at any time after the Conversion Date, Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of an amount equal to (x) the then aggregate outstanding principal amount of the Loans plus (y) the undisbursed amount of the Aggregate Working Capital Loan Commitment (excluding the principal amounts of any Loans made by, and any Working Capital Loan Commitments of, any Non-Voting Lenders).

"Required LLC Provisions" has the meaning provided in Section 5.24 (Required LLC Provisions).

"Restoration or Replacement Plan" means a plan and time schedule, reasonably satisfactory to the Administrative Agent (in the case of amounts less than or equal to five million Dollars ($5,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant) or the Required Lenders (in the case of amounts greater than five million Dollars ($5,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant), and in either such case reasonably satisfactory to the Independent Engineer, for the application of Insurance Proceeds or Condemnation Proceeds arising from any Casualty Event or Event of Taking, as the case may be, and any other funds available to the Borrowers with which to restore or replace any Plant (or any portion thereof) affected by such Casualty Event or Event of Taking, as the case may be.

"Restricted Payment Certificate" means a certificate in substantially the form of Exhibit 7.02(s), duly executed by an Authorized Officer of the Borrowers' Agent.

"Restricted Payments" means any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of any Borrower, or on account of any return of capital to any holder of any such Equity Interest in, or any other Affiliate of, any Borrower, or any option, warrant or other right to acquire any such dividend or other distribution or payment, (b) any payment in respect to Subordinated Debt Obligations (other than the Current Priority Subordinated Interest), and (c) any payment of any management, consultancy, administrative, services, or other similar payments to any Person who owns, directly or indirectly, any Equity Interest in any Borrower, or any Affiliate of any such Person (provided that (i) payments made under the Affiliated Project Documents when due and payable in accordance with the terms thereof and the terms of the Financing Documents, (ii) any Permitted Tax Distributions, (iii) any payment made to Pacific Ethanol pursuant to Section 3.01(c) (Sponsor's Warranty Undertaking) or 4.02 (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) of the Sponsor Support Agreement and (iv) any Sponsor Support Reimbursement Funding, any Sponsor Support Reimbursement, or any Buy-Down L.D. Reimbursement, shall each not constitute Restricted Payments).

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"Revenue Account" has the meaning set forth in Section 8.01(f) (Establishment of Project Accounts).

"Revenue Account Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.08-A (prior to the Conversion Date) or Exhibit 8.08-B (on and after the Conversion Date), in each such case duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Revenue Account.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

"Schedule of Values" means, with respect to each Plant, any "schedule of values" provided in any Construction Contract for such Plant.

"Security" means the security created in favor of the Collateral Agent pursuant to the Security Documents.

"Security Agreements" means, collectively, the Madera Security Agreement, the Boardman Security Agreement, the Stockton Security Agreement (when entered into), the Brawley Security Agreement (when entered into), the Burley Security Agreement (when entered into) and the Pacific Holding Security Agreement.

"Security Documents" means:

(i)	each Mortgage;

(ii)	this Agreement (to the extent that it relates to the Project Accounts);

(iii)	the Consents;

(iv)	the Pledge Agreements;

(v)	the Security Agreements;

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(vi)	any other document designated as a Security Document by the Borrowers' Agent and the Administrative Agent; and

(vii)	any fixture filings, financing statements, notices, authorization letters, or other certificates filed, recorded or delivered in connection with the foregoing.

"Senior Secured Parties" means the Lenders, the Agents, any Interest Rate Protection Provider, and each of their respective successors, transferees and assigns.

"Site" means, with respect to each Plant, those certain parcels described on Schedule 5.13(a) with respect to such Plant (as such Schedule may be updated with the prior written approval of the Administrative Agent).

"Solvent" means, with respect to any Person, that as of the date of determination both (i) (A) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities but excluding amounts payable under intercompany loans or promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (B) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (C) such Person does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Sponsor Support Agreement" means the Sponsor Support Agreement, dated on or about the date hereof, in form and substance reasonably satisfactory to the Lenders, pursuant to which Pacific Ethanol agrees to provide support for the Project on the terms and conditions set forth therein.

"Sponsor Support Reimbursement Funding" means any Funding of Construction Loans for a Greenfield Plant that is applied to reimburse Pacific Ethanol for payments made under the Sponsor Support Agreement, as contemplated by Section 2.04(g) (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

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"Sponsor Support Reimbursements" means any reimbursements for Sponsor Deficiency Payments and/or Sponsor Warranty Payments (each as defined in the Sponsor Support Agreement) that Pacific Ethanol is entitled to receive pursuant to Section 2.04(g) (Sponsor's Deficiency Funding Obligation), Section 4.02 (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) and Section 3.01(c) (Sponsor's Warranty Undertaking) of the Sponsor Support Agreement.

"SPV" has the meaning provided in Section 11.03(h) (Assignments).

"Stated Amount" has the meaning specified for such term in any Letter of Credit or Debt Service Reserve Letter of Credit, as the case may be.

"Stockton" has the meaning set forth in the Preamble.

"Stockton Construction Account" has the meaning set forth in Section 8.01(c) (Establishment of Project Accounts).

"Stockton Construction Budget" means the budget attached hereto as Schedule 7.02(t) that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Stockton Plant, including all construction costs and non-construction costs, all costs under the Stockton Construction Contract, all interest, taxes and other carrying costs related to the Construction Loans for the Stockton Plant, and costs related to the construction of the facilities described under the Project Documents relating to the Stockton Plant, as updated from time to time in accordance with Section 6.04(h) (Conditions to First Funding for Each Greenfield Plant -Construction Schedule and Updated Budget) and Section 7.02(t) (Negative Covenants - Construction Budget).

"Stockton Construction Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.05, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Stockton Construction Account.

"Stockton Deed of Trust" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in substantially the form of Exhibit 6.04(g)-A (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Stockton to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as the beneficiary.

"Stockton Equity Contributions" means the aggregate total amount of (i) the Stockton Required Equity Contribution (following the contribution of such amounts to Stockton and their application to Stockton Project Costs) and (ii) all other equity contributed to Stockton and applied to Stockton Project Costs.

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"Stockton Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(n) (Establishment of Project Accounts).

"Stockton Lease" means the lease to be entered into between the Stockton Port District and Stockton.

"Stockton Plant" means the ethanol production facility located at Stockton, California, with a design basis capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

"Stockton Pledge Agreement" means the Pledge and Security Agreement, in substantially the form of Exhibit 6.04(g)-B (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be entered into among Pacific Holding, Stockton and the Collateral Agent, pursuant to which Pacific Holding will pledge one hundred percent (100%) of the Equity Interests in Stockton to the Collateral Agent.

"Stockton Project Costs" means the following costs and expenses incurred by the Borrowers in connection with the Stockton Plant prior to the Commercial Operation Date for the Stockton Plant and set forth in the then-current Stockton Construction Budget or otherwise approved in writing by the Administrative Agent (in consultation with the Independent Engineer):

(i)
costs incurred by the Borrowers under the Stockton Construction Contracts, and other costs directly related to the acquisition, site preparation, design, engineering, construction, installation, start-up, and testing of the Stockton Plant;

(ii)
fees and expenses incurred by or on behalf of the Borrowers and allocated to the Stockton Plant in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including financial, accounting, legal, surveying and consulting fees, and the costs of preliminary engineering;

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(iii)	interest and Fees on the Construction Loans for the Stockton Plant;

(iv)
financing fees and expenses in connection with the Loans and the fees, costs and expenses of the Agents' counsel, any Interest Rate Protection Provider's counsel and the Consultants that are allocated to the Stockton Plant;

(v)	insurance premiums with respect to the Title Insurance Policy for the Stockton Plant and the insurance for the Stockton Plant required pursuant to Section 7.01(h) (Affirmative Covenants - Insurance);

(vi)	costs of corn and natural gas utilized for commissioning, Performance Tests for, and operation of, the Stockton Plant prior to its Commercial Operation Date; and

(vii)	all other costs and expenses included in the then-current Stockton Construction Budget.

"Stockton Required Equity Contribution" means, as of the initial Funding Date for the Stockton Plant, an amount equal to the aggregate total amount of Project Costs in the Construction Budget for the Stockton Plant approved pursuant to Section 6.04(h)(i) (Conditions to First Funding for Each Greenfield Plant - Construction Schedule and Updated Budget) minus (x) five million Dollars ($5,000,000) and (y) the lesser of (A) forty-five million Dollars ($45,000,000) or (B) an amount equal to forty percent (40%) of such aggregate Project Costs.

"Stockton Security Agreement" means the Assignment and Security Agreement, in substantially the form of Exhibit 6.04(g)-C (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Stockton in favor of the Collateral Agent.

"Stockton Warranty Account" has the meaning provided in Section 8.01(t) (Establishment of Project Accounts).

"Storage Facilities" means the facilities described on Schedule 7.02(f).

"Subordinated Debt Agreements" means each agreement with respect to Project Company Subordinated Debt or Indebtedness of Affiliates of the Borrowers the proceeds of which will be used exclusively for the payment of Project Costs and transaction costs associated therewith, each of which shall be in form and substance satisfactory to the Administrative Agent in its sole discretion or otherwise reasonably satisfactory to the Required Lenders.

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"Subordinated Lenders" means any lenders providing financing under any Subordinated Debt Agreement.

"Subordinated Loans" means each loan (or similar funding) made pursuant to any Subordinated Debt Agreement.

"Subsidiary" of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Substitute Facility" means, upon the written request of the Borrowers and approval by all of the Lenders (which approval shall be based on customary due diligence, and subject to execution and delivery of mutually satisfactory amendments to the Financing Documents and additional security documents) an ethanol production facility in development by a subsidiary of Pacific Holding that is substituted for one of the Greenfield Facilities (and related Borrowers); provided that if such proposed replacement facility is an ethanol facility to be located at Plymouth, Washington with a design basis capacity of approximately fifty (50) million gallons per year of denatured ethanol, together with wet and dried distiller's grains and carbon dioxide as described to the Lead Arrangers prior to the date hereof, the consent of Lenders holding eighty percent (80%) or more of the Commitments will be required for such approval.

"Successful Syndication" has the meaning provided in the Commitment Letter among WestLB, Mizuho Corporate Bank, Ltd. and Pacific Ethanol, dated as of January 10, 2007.

"Survey" means, with respect to any Site, a survey conforming with the ALTA/ACSM 2005 survey standards, including Table A items 6, 8, 10 and 11(a).

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement and (c) for the avoidance of doubt, includes the Permitted Commodity Hedging Arrangements and any Interest Rate Protection Agreements and excludes any contract for the physical sale or purchase of any commodity.

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"Swap Termination Value" means, in respect of any one or more Swap Contracts (including any Permitted Commodity Hedging Arrangements or any Interest Rate Protection Agreements), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in accordance with the terms of the applicable Swap Contract, or, if no provision is made therein, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

"Target Balance Amount" means the aggregate of all principal payable under the Loans projected to be outstanding on each Quarterly Payment Date, as set forth on Schedule 8.08(c)(xiii).

"Tax" or "Taxes" means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, duties, fees or charges (including any interest, penalty, or addition thereof) imposed by any government or any governmental agency or instrumentality or any international or multinational agency or commission.

"Tax Return" means all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed with respect to, or in respect of, any Taxes, including any schedule or attachment thereto and any amendment thereof.

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"Term Loan Commitment" means the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment, as the context requires.

"Term Loan Commitment Percentage" means, as to any Lender at any time, the percentage that such Lender's Term Loan Commitment then constitutes of the Aggregate Term Loan Commitment.

"Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

"Term Notes" means the promissory notes of each Borrower, substantially in the form of Exhibit 2.07, evidencing Term Loans.

"Termination Event" means (i) a Reportable Event with respect to any ERISA Plan, (ii) the initiation of any action by any Borrower, any ERISA Affiliate or any ERISA Plan fiduciary to terminate an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to an ERISA Plan as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) the withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which such Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Multiemployer Plan participants who are employees of any Borrower or any ERISA Affiliate, (v) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vi) any Borrower or any ERISA Affiliate is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

"Title Insurance Company" means Stewart Title Guaranty Company or such other title insurance company or companies reasonably satisfactory to the Administrative Agent.

"Title Insurance Policy" has the meaning provided in Section 6.01(q) (Conditions to Closing - Title Insurance).

"Tranche" means, as the case may be, the Tranche A Construction Loans, the Tranche A Term Loans, the Tranche B Construction Loans or the Tranche B Term Loans.

"Tranche A Applicable Margin" means (a) with respect to the Eurodollar Loans (i) prior to the Conversion Date, three and three-quarters percent (3.75%), and (ii) on and after the Conversion Date, three and one-quarter percent (3.25%), and (b) with respect to the Base Rate Loans (i) prior to the Conversion Date, two and three-quarters percent (2.75%), and (ii) on and after the Conversion Date, two and one-quarter percent (2.25%).

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"Tranche A Construction Loan Commitment" means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make Tranche A Construction Loans, as set forth opposite the name of such Tranche A Lender in Schedule 1.01(a), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

"Tranche A Construction Loans" means, collectively, the In-Progress Plant 2 Tranche A Construction Loans, the Greenfield Plant 1 Tranche A Construction Loans, the Greenfield Plant 2 Construction Loans and the Greenfield Plant 3 Construction Loans.

"Tranche A Lenders" means those Lenders of Tranche A Loans, as identified on Schedule 1.01(a) and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

"Tranche A Loans" means, collectively, the Tranche A Construction Loans and the Tranche A Term Loans.

"Tranche A Term Loan Commitment" means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make Tranche A Term Loans, as set forth opposite the name of such Tranche A Lender in Schedule 1.01(a), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

"Tranche A Term Loans" has the meaning provided in Section 2.02(a) (Term Loans).

"Tranche B Applicable Margin" means (a) with respect to the Eurodollar Loans, four and thirty-five hundredths percent (4.35%), and (b) with respect to the Base Rate Loans, three and thirty-five hundredths percent (3.35%).

"Tranche B Construction Loan Commitment" means, with respect to each Tranche B Lender, the commitment of such Tranche B Lender to make Tranche B Construction Loans, as set forth opposite the name of such Tranche B Lender in Schedule 1.01(a), as the same may be reduced or increased in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

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"Tranche B Construction Loans" means, collectively, the In-Progress Plant 1 Construction Loans, the In-Progress Plant 2 Tranche B Construction Loans and the Greenfield Plant 1 Tranche B Construction Loans.

"Tranche B Conversion Disbursement" means any funding of Tranche B Loans in accordance with Section 2.09(c) (Tranche Reallocation).

"Tranche B Escrow Disbursement" means the disbursement of the Tranche B Construction Loans to the Escrow Account following the occurrence of the Closing Date.

"Tranche B Lenders" means those Lenders of Tranche B Loans, as identified on Schedule 1.01(a) and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

"Tranche B Loans" means, collectively, the Tranche B Construction Loans and the Tranche B Term Loans.

"Tranche B Term Loan Commitment" means, with respect to each Tranche B Lender, the commitment of such Tranche B Lender to make Tranche B Term Loans, as set forth opposite the name of such Tranche B Lender in Schedule 1.01(a), as the same may be reduced or increased in accordance with Section 2.08 (Termination or Reduction of Commitments) Section 2.09 (Tranche Reallocation).

"Tranche B Term Loans" has the meaning provided in Section 2.02(b) (Term Loans).

"Tranche Commitment Percentage" means, as to any Lender at any time, the percentage that such Lender's Tranche B Construction Loan Commitment, Tranche B Term Loan Commitment, Tranche A Construction Loan Commitment or Tranche A Term Loan Commitment then constitutes of the Aggregate Tranche Commitment for the applicable Tranche.

"Tranche Conversion Date" has the meaning provided in Section 2.09 (Tranche Reallocation).

"Tranche Conversion Notice" means a notice from a Tranche Reallocation Eligible Lender in substantially the form of Exhibit 2.09.

"Tranche Reallocation Eligible Commitments" means the Commitments of the Tranche Reallocation Eligible Lenders identified on Schedule 2.09, as the same may be increased or reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

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"Tranche Reallocation Eligible Lenders" means the Lead Arrangers identified on Schedule 2.09, or any transferee or assignee of such Lead Arrangers (in their capacity as Lenders).

"Transaction Documents" means, collectively, the Financing Documents and the Project Documents.

"Unfunded Benefit Liabilities" means, with respect to any ERISA Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for accounting purposes (i.e., those determined in accordance with FASB statement No. 35 and used in preparing the ERISA Plan's financial statements) exceeds (ii) the fair market value of all ERISA Plan assets allocable to such benefits, determined as of the then most recent actuarial valuation report for such ERISA Plan.

"Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.

"United Capital Loan Facility" means the Construction and Term Loan Agreement, dated as of April 10, 2006, among Madera, the lenders party thereto from time to time, TD BankNorth, N.A., as administrative agent, and the other parties thereto, and all agreements related thereto and all Indebtedness incurred by Madera thereunder.

"United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

"United States Person" means a "United States person" as defined in Section 7701(a)(30) of the Code.

"Value" means, with respect to any inventory or other goods, the cost thereof to any Borrower, calculated on a first-in-first-out basis in accordance with GAAP.

"Warranty Accounts" means, collectively, the Madera Warranty Account, the Boardman Warranty Account, the Stockton Warranty Account, the Brawley Warranty Account, and the Burley Warranty Account.

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"Warranty Notice" has the meaning set forth in the Sponsor Support Agreement.

"Warranty Proceeds" means all amounts required to be paid by Pacific Ethanol pursuant to Section 3.05(a) (Sponsor's Warranty Funding Obligations) of the Sponsor Support Agreement.

"Warranty Proceeds Request Certificate" means a certificate in substantially the form of Exhibit 8.16, duly executed by an Authorized Officer of the Borrowers' Agent and setting forth proposed instructions for the transfer or withdrawal of Warranty Proceeds from a Warranty Account.

"Warranty Work" has the meaning set forth in the Sponsor Support Agreement.

"WDG" means wet distillers grains produced by the Borrowers at the Plants.

"WestLB" means WestLB AG, New York Branch.

"Working Capital Applicable Margin" means (a) with respect to the Eurodollar Loans (i) prior to the Conversion Date, three and three-quarters percent (3.75%), and (ii) on and after the Conversion Date, three and one-quarter percent (3.25%), and (b) with respect to the Base Rate Loans (i) prior to the Conversion Date, two and three-quarters percent (2.75%), and (ii) on and after the Conversion Date, two and one-quarter percent (2.25%).

"Working Capital Expenses" means, collectively, Project Costs relating to initial start-up and testing of a Plant, Operation and Maintenance Expenses and Maintenance Capital Expenses.

"Working Capital Funding Notice" means each request for Funding of Working Capital Loans in the form of Exhibit 2.05-A delivered in accordance with Section 2.05 (Notice of Fundings).

"Working Capital LC Collateral Sub-Account" has the meaning provided in Section 8.11(a) (Working Capital Reserve Account).

"Working Capital Lenders" means those Lenders of Working Capital Loans, as identified on Schedule 1.01(a), and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

"Working Capital Loan" has the meaning provided in Section 2.03 (Working Capital Loans).

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"Working Capital Loan Availability" means, on a cumulative basis:

(i)	on or after the Funding of the In-Progress Plant 1 Construction Loans, up to five million Dollars ($5,000,000);

(ii)	on or after the Funding of the In-Progress Plant 2 Construction Loans, up to five million Dollars ($5,000,000); and

(iii)
on or after the Commercial Operation Date for each Greenfield Plant (or, prior to the Conversion Date, if needed for approved start-up costs following the initial Funding of Construction Loans for such Plant), up to an additional five million Dollars ($5,000,000) per each Greenfield Plant;

provided, that, on and after the initial Commercial Operation Date, the Working Capital Loan Availability shall at no time exceed the Borrowing Base for the Project, as certified from time to time by the Borrowers' Agent.

"Working Capital Loan Commitment" means, with respect to each Working Capital Lender, the commitment of such Working Capital Lender to make Working Capital Loans, as set forth opposite the name of such Working Capital Lender in Schedule 1.01(a), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Working Capital Loan Commitment Percentage" means, as to any Working Capital Lender at any time, the percentage that such Working Capital Lender's Working Capital Loan Commitment then constitutes of the Aggregate Working Capital Loan Commitment.

"Working Capital Maturity Date" means (i) the date that occurs twelve (12) months after the Conversion Date, or (ii) to the extent that some or all of the Working Capital Lenders decide to extend or renew the Working Capital Loan Commitment, such date as shall be determined by such Working Capital Lenders.

"Working Capital Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit 2.07, evidencing Working Capital Loans.

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"Working Capital Plant Commitment" means, with respect to each Plant, five million Dollars ($5,000,000).

"Working Capital Reserve Account" has the meaning set forth in Section 8.01(i) (Establishment of Project Accounts).

"Working Capital Reserve Required Amount" means, following any termination or reduction in the Working Capital Loan Commitment in accordance with Section 2.08 (Termination or Reduction of Commitments), an aggregate amount equal to all such terminations or reductions.

"Working Capital Transfer Certificate" means a certificate in substantially the form of Exhibit 8.11, duly executed by an Authorized Officer of the Borrowers' Agent.

"Work Schedule" means, with respect to each Plant, any "work schedule" identified in any Construction Contract for such Plant.

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